                               EXCHANGE AGREEMENT

                                      AMONG

                         INSIGNIA FINANCIAL GROUP, INC.

                                       and

                           THE INVESTORS NAMED HEREIN




                            Dated as of June 18, 2002

                                Table of Contents
                                -----------------

                                                                                                      Page
                                                                                                      ----
ARTICLE I  DEFINITIONS..................................................................................1
   1.1.    Definitions..................................................................................1
           -----------
   1.2.    Terms Generally..............................................................................5
           ---------------

ARTICLE II  EXCHANGE OF SHARES..........................................................................6
   2.1.    Agreement to Exchange........................................................................6
           ---------------------
   2.2.    Exchange Closing.............................................................................6
           ----------------

   ARTICLE III  REPRESENTATION AND WARRANTIES OF THE COMPANY............................................7
   3.1.    Organization; Power; Qualification...........................................................7
           ----------------------------------
   3.2.    Capitalization...............................................................................8
           --------------
   3.3.    Authorization................................................................................8
           -------------
   3.4.    No Violation; Consents.......................................................................9
           ----------------------
   3.5.    Compliance with Law; Governmental Approvals.................................................10
           -------------------------------------------
   3.6.    SEC Documents, Financial Statements.........................................................11
           -----------------------------------
   3.7.    Material Disclosure.........................................................................11
           -------------------
   3.8.    No Broker...................................................................................12
           ---------
   3.9.    Minute Books................................................................................12
           ------------
   3.10.   Government Regulation.......................................................................12
           ---------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................................12
   4.1.    Organization; Authorization.................................................................12
           ---------------------------
   4.2.    No Violation; Consents......................................................................12
           ----------------------
   4.3     Title to Existing Preferred Stock...........................................................13
           ---------------------------------
   4.4.    Status......................................................................................13
           ------
   4.5.    No Broker...................................................................................13
           ---------

ARTICLE V  COVENANTS OF THE COMPANY....................................................................13
   5.1.    Securities Compliance.......................................................................13
           ---------------------
   5.2.    Delivery of Exchange Securities.............................................................14
           -------------------------------

ARTICLE VI  ADDITIONAL AGREEMENTS OF THE PARTIES.......................................................14
   6.1.    Restrictive Legend..........................................................................14
   6.2.    Limitations on Ownership and Acquisition of Capital Stock...................................15
           ---------------------------------------------------------
   6.3.    Notice of Adjustments of Conversion Price...................................................15

ARTICLE VII CONDITIONS TO THE SALE AND EXCHANGE CLOSING................................................15
   7.1.    Conditions to Obligations of the Investors..................................................15
           ------------------------------------------
   7.2.    Conditions to Obligations of the Company....................................................18
           ----------------------------------------

ARTICLE VIII  MISCELLANEOUS............................................................................19
   8.1.    Survival of Representations, Warranties and Agreements......................................19
           ------------------------------------------------------
   8.2.    Notices.....................................................................................19
           -------

   8.3.    Complete Agreement..........................................................................20
           ------------------
   8.4.    Binding Notice of Agreement; No Third Party Beneficiary.....................................20
           -------------------------------------------------------
   8.5.    Modifications, Amendments and Waivers.......................................................20
           -------------------------------------
   8.6.    Counterparts................................................................................21
           ------------
   8.7.    Indemnification.............................................................................21
           ---------------
   8.8.    Nominee; Benefits...........................................................................22
           -----------------
   8.9.    Governing Law...............................................................................22
           -------------
   8.10.   Headings....................................................................................22
           --------
   8.11.   Severability................................................................................23
           ------------

EXHIBITS

Exhibit A      Form of Amended and Restated Declaration of Trust
Exhibit B      Form of Series C Certificate of Designation
Exhibit C      Form of Registration Rights Agreement for TOPR Securities
Exhibit D      Form of Registration Rights Agreement for Series C Convertible
               Preferred Stock
Exhibit E      Form of Indenture
Exhibit F      Form of Preferred Securities Guarantee
Exhibit G      Form of Common Securities Guarantee
Exhibit H      Form of Opinion of Proskauer Rose LLP in the Event of an Exchange
               for TOPR Securities
Exhibit I      Form of Opinion of Proskauer Rose LLP in the Event of an Exchange
               for Series C Preferred Stock
Exhibit J      Form of Opinion of Delaware Counsel


SCHEDULES

Schedule 3.1               Company and Subsidiaries
Schedule 3.2               Capitalization

                               EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT (the "Agreement"), dated as of June 18, 2002, by and among Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and the Investors specified on the signature pages to this Agreement and any transferee or successor in interest thereof (the "Investors").

     WHEREAS, the Investors own 250,000 shares of Series A Preferred Stock (as defined below), 125,000 shares of Series B Preferred Stock (as defined below), and up to $37.5 million principal amount of Notes (as defined below) (the Notes, the Series A Preferred Stock and the Series B Preferred Stock, are collectively referred to as the "Securities") of the Company; and

     WHEREAS, upon the terms and subject to the conditions specified herein, the Investors grant the Company the option to exchange all (but not less than all) of the Securities for a single type of security (the "Exchange"), which shall be, at the election of the Company, either (i) a Trust Convertible Preferred Security ("TOPR") of a Delaware Trust the common equity of which is owned by the Company and established pursuant to the Amended and Restated Declaration of Trust in substantially the form attached as Exhibit A hereto, or (ii) a new series of convertible preferred stock of the Company (the "Series C Preferred Stock", and, either the TOPR or the Series C Preferred Stock, the "Exchange Securities"), in substantially the form of the Series C Certificate of Designation attached as Exhibit B hereto.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.

     "Amended and Restated Declaration" means the Amended and Restated Declaration of Trust, dated as of a date on or before the Exchange Date substantially in the form attached hereto as Exhibit A, pursuant to which the TOPR securities and the common securities of the Trust are to be issued.

     "Applicable Law" means in respect of any Person all provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators applicable to such Person.

     "Blue Sky Laws" means the state securities and takeover laws.

     "Capital Lease" means, with respect to the Company and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a Consolidated balance sheet of the Company and its Subsidiaries.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

     "Certificates of Designation" means, collectively, the Series A Certificate of Designation and the Series B Certificate of Designation.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" shall have the meaning ascribed to it in the preamble hereof.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Company and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Credit Agreement" shall mean that certain credit agreement, dated as of June 7, 2002, by and among the Company, the financial institutions from time to time party thereto and Madeleine L.L.C., a New York limited liability company, as administrative agent, as may be amended from time to time.

     "Debentures" shall mean the 10% Convertible Subordinated Debentures Due _________, 20__ [20th anniversary of the date of issuance] of the Company to be issued pursuant to the Indenture.

     "Exchange" has the meaning ascribed to it in the preamble thereof.

     "Exchange Closing" has the meaning set forth in Section 2.2 hereof.

     "Exchange Date" has the meaning ascribed to it in Section 2.1 hereof.

     "Exchange Notice" has the meaning ascribed to it in Section 2.1 hereof.

     "Exchange Securities" has the meaning ascribed to it in the preamble hereof.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company, provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accounts or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Indenture" means the Indenture dated as of a date on or before the Exchange Date in substantially the form attached hereto as Exhibit E, between the Company and [First Union National Bank of South Carolina (or another comparable institution selected by the Company)], as trustee.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Material Adverse Effect" means, with respect to the Company and its Restricted Subsidiaries, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons on a Consolidated basis taken as a whole or the ability of any such Person to perform the payment or other material obligations under the Transaction Documents to which it is a party or which would materially impair the validity or enforceability of any of the Transaction Documents against any Person party thereto, other than the Investors or their Affiliates.

     "Notes" means the notes issued to the Investors under the Credit Agreement.

     "Notes Exchange Ratio" has the meaning ascribed to it in Section 2.1 hereof.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Preferred Exchange Ratio" has the meaning ascribed to it in Section 2.1 hereof.

     "Preferred Stock" means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificates of Designation.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into on the Exchange Date between the Company and the Investors, related to the registration of the TOPR securities, substantially in the form attached hereto as Exhibit C, or related to the registration of the Series C Preferred Stock, substantially in the form attached hereto as Exhibit D, as the case may be.

     "Registration Statement" means any registration statement of the Company covering any Exchange Securities or shares of Common Stock to be registered pursuant to the terms of the Registration Rights Agreement.

     "Securities" shall have the meaning attached to it in the preamble hereof.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Section 3.8 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Senior Credit Agreement" means the Credit Agreement, dated as of May 4, 2001, as amended November 26, 2001, by and among the Company, the lenders party thereto and First Union National Bank, as administrative agent, and Lehman Commercial Paper, Inc., as syndication agent, and Bank of America, N.A., as documentation agent, and any and all agreements refinancing or refunding the Obligations (as defined therein) and all amendments, renewals, extensions and modifications thereto, including increases in amount.

     "Series A Certificate of Designation" means, the Certificate of Designation of the Series A Convertible Preferred Stock, filed with the Secretary of State of the state of Delaware on June 7, 2002.

     "Series B Certificate of Designation" means the Certificate of Designation of the Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on June 7, 2002.

     "Series C Certificate of Designation" means the Certificate of Designation of the Series C Convertible Preferred Stock, substantially in the form attached hereto as Exhibit B, to be filed with the Secretary of State of the State of Delaware on the Exchange Date in the event that the Company elects the Series C Preferred Stock as the Exchange Securities.

     "Series A Preferred Stock" means, the Series A Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Series A Certificate of Designation.

     "Series B Preferred Stock" means, the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Series B Certificate of Designation.

     "Series C Preferred Stock" shall have the meaning ascribed to it in the preamble hereof.

     "Stockholder Approval" means any approval of the stockholders of the Company required by applicable law, any Governmental Authority or any self-regulatory agency, including, without limitation, any rule or regulation promulgated by the New York Stock Exchange, and by section "Eighth" of the certificate of incorporation of the Company (unless amended), to duly authorize the Exchange.

     "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at such time, capital stock or other ownership interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

     "Transaction Documents" means, collectively, this Agreement, the TOPR Documents, the Series C Certificate of Designation and the Registration Rights Agreement, and each other document and agreement executed or to be executed and delivered by the Company, its Subsidiaries, the Trust or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby.

     "Trust" means Insignia Financing II (or such other name selected by the Company), a Delaware Trust to be formed, and the issuer of the TOPR.

     "TOPR" shall have the meaning ascribed to it in the preamble hereof.

     "TOPR Documents" means, collectively, a Certificate of Trust of the Trust, the Amended and Restated Declaration, the Indenture, the Preferred Securities Guarantee Agreement, dated as of a date on or before the Exchange Date in substantially the form attached as Exhibit F hereto, and the Common Securities Guarantee Agreement, dated as of a date on or before the Exchange Date, in substantially the form attached as Exhibit G hereto.

     1.2. Terms Generally. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II
                               EXCHANGE OF SHARES

     2.1 Agreement to Exchange. (a)At any time during the period from the date of the drawing of the Tranche A Loan (as defined in the Credit Agreement) to the date that is eighteen (18) months after the date the Company receives Stockholder Approval of the Exchange, but in no event later than June 7, 2005, upon appropriate notice by the Company and upon the other terms and subject to the conditions hereinafter set forth, each of the Investors hereby, severally but not jointly, agrees to exchange all of the Securities then outstanding and owned by such Investor for Exchange Securities, as provided herein. The Company shall determine in its sole discretion whether the Exchange Securities will be TOPR or Series C Preferred Stock. All the holders of the Securities will receive the same type of Exchange Securities.

     (b) Each share of Preferred Stock shall be exchanged for the number of Exchange Securities determined by dividing the stated value of such share of Preferred Stock plus accrued and unpaid compound dividends thereon by the liquidation amount or the stated value, as the case may be, of one Exchange Security (the "Preferred Exchange Ratio"). Each $50.00 principal amount of Notes outstanding under the Credit Agreement shall be exchanged for the number of Exchange Securities determined by dividing such principal amount plus accrued and unpaid interest thereon by the liquidation amount or the stated value, as the case may be, of one Exchange Security (the "Notes Exchange Ratio"). In lieu of any fraction of an Exchange Security to which a holder of the Securities would otherwise be entitled upon the Exchange, the Company shall pay cash equal to such fraction multiplied by the liquidation amount, stated value or principal amount, as the case may be, of the Securities.

     (c) In order to effectuate the Exchange, the Company shall mail to the record holders of the Securities a written notice (the "Exchange Notice"), not less than thirty (30) nor more than sixty (60) days prior to the proposed date of the Exchange (the "Exchange Date"). The Exchange Notice shall include (i) the Exchange Date, (ii) the aggregate number of shares of each of the Series A Preferred Stock and the Series B Preferred Stock and accrued and unpaid compound dividends to be exchanged by each Investor, (iii) the aggregate principal amount of Notes plus accrued and unpaid interest thereon to be exchanged by each Investor (iv) whether the Exchange is for TOPR or Series C Preferred Stock, and
(v) the Preferred Exchange Ratio and the Notes Exchange Ratio, and shall be accompanied by the Registration Rights Agreement and any other documents to be signed by the Investors.

     2.2. Exchange Closing. (a) The closing of the Exchange pursuant to Section
2.1 hereof (the "Exchange Closing") shall take place at the time of the Exchange Date. The

Exchange Closing shall be held at the offices of the Company, 200 Park Avenue, New York, New York, or at such other place as the parties hereto shall mutually agree.

     (b) Exchange Securities issued on the Exchange Date shall be deemed to have been issued immediately prior to the close of business on the Exchange Date, each record holder of Securities shall be treated for all purposes as the record holder of the Exchange Securities for which the Securities are exchanged at such time and each Security shall be deemed to have been cancelled immediately prior to the close of business on the Exchange Date and no longer outstanding. On or after the Exchange Date, (i) each record holder of the Securities shall deliver to the Company (A) the certificate(s) evidencing its Preferred Stock, (B) the certificate(s) evidencing its Notes, (C) the Registration Rights Agreement signed by such holder, and (D) all other agreements, instruments or other documents required to be executed and delivered by such holder of Securities to the Company in connection with the issuance by the Company of the Exchange Securities, and (ii) the Company, upon receipt of such certificates, agreements, instruments and other documents from the record holders of the Securities, shall issue and deliver, or shall cause the Trust to issue and deliver, to such record holder of the Securities, (A) a certificate or certificates for the Exchange Securities deemed to have been issued to such holder of the Securities on the Exchange Date, (B) the Registration Rights Agreement and the TOPR Documents or the Series C Certificate of Designation, as the case may be, and (C) all other agreements, instruments or other documents required to be executed and delivered by the Company to the holders of the Convertible Preferred Stock and/or the Notes in connection with the issuance by the Company of the Exchange Securities.

     (c) If the Exchange Securities to be issued are to be registered in a name other than that of the record holder of the Securities, the Company shall, or shall cause the Trust, upon the direction of such holder of the Securities (provided that such holder delivered to the Company the certificates evidencing its Securities, the documents required by Section 2.2(b)(i) above and such other documents as the Company may reasonably request), record in the security register the name of the person in whose name the Exchange Securities are to be registered and, on the Exchange Date, issue such Exchange Securities in the name of such person.

                                   ARTICLE III
                  REPRESENTATION AND WARRANTIES OF THE COMPANY

     Subject to the exceptions and updates on the schedules attached to this Agreement, as they may be amended, modified or supplemented from time to time from the date hereof until the Exchange Closing, the Company hereby represents and warrants to the Investors, and upon formation of the Trust, the Trust will be deemed to represent and warrant to the Investors, as follows:

     3.1. Organization; Power; Qualification. (a) As of the date hereof, each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Company and such Subsidiaries are organized are described on Schedule 3.1.

     (b) Upon formation of the Trust, the Trust will be validly existing in good standing as a business trust under the Delaware Business Trust Act, will be a "grantor trust" for federal income tax purposes under existing law, will have the business trust power and authority to conduct its affairs as contemplated by the TOPR Documents and will not be required to be authorized to do business in any other jurisdictions.

     3.2. Capitalization. Part I of Schedule 3.2 sets forth the number and par value of the shares of Capital Stock that the Company as of the date hereof is authorized to issue, has issued, has outstanding and has reserved for issuance upon conversion of or as dividends on the Convertible Preferred Stock. All the outstanding Capital Stock of the Company as of the date hereof is fully paid and nonassessable. All the outstanding Capital Stock of the Company as of the date hereof has been issued in full compliance with applicable law. As of the date hereof, 1,502,600 shares of the Common Stock are held in the Company's treasury. The Capital Stock of the Company is not entitled to cumulative voting rights, preemptive rights and antidilution rights, except as otherwise provided in this Agreement, the Company's Certificate of Incorporation or in the Certificates of Designation. The Capital Stock of the Company has the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the Company's Certificate of Incorporation and the Certificates of Designation. Except as provided herein, in the Certificates of Designation or
Part II of Schedule 3.2, the Company has outstanding no option, warrant or other commitment to issue or to acquire any shares of its Capital Stock, or any securities or obligations convertible into or exchangeable for its Capital Stock, nor, has it given any Person any right to acquire from the Company or sell to the Company any shares of its Capital Stock. Except as set forth on
Schedule 3.2, in the Registration Rights Agreement or in the registration rights agreement related to the Preferred Stock, as of the date hereof, the Company has no obligation to register any of its presently outstanding securities or any of its securities which may thereafter be issued under the Securities Act.

     3.3. Authorization. (a) The Company has full corporate power and authority to execute and deliver this Agreement, the TOPR Documents and the Registration Rights Agreement, to execute and file the Series C Certificate of Designation and a Certificate of Trust of the Trust, as the case may be, and, subject to any required Stockholders Approval, to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof and to issue the Exchange Securities and the Common Stock issuable upon conversion of or as dividends on the Exchange Securities in accordance with the terms of the TOPR Documents or Series C

Certificate of Designation, as the case may be. The execution and delivery of this Agreement, the Amended and Restated Declaration and the Registration Rights Agreement, the execution and filing of a Certificate of Trust of the Trust and the Series C Certificate of Designation and the issuance of the Exchange Securities hereunder or as dividends on the Exchange Securities and of the Common Stock issuable upon conversion of the Exchange Securities have been duly authorized by the Board of Directors of the Company and, other than any required Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the execution and filing of the TOPR Documents or the Series C Certificate of Designation, as the case may be, the issuance of the Exchange Securities hereunder or as dividends on the Exchange Securities and the Common Stock issuable upon conversion of the Exchange Securities and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement has been, and the Registration Rights Agreement will be, duly executed and delivered by the Company and, when issued in accordance with the terms hereof and the TOPR Documents or the Series C Certificate of Designation, as the case may be, the Exchange Securities will be duly issued, and each of this Agreement, the Registration Rights Agreement and the TOPR Documents or the Series C Certificate of Designation, as the case may be, constitute, or when executed, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

     (b) Prior to the Exchange Date (in the event of an Exchange for TOPR securities), the Debentures will be duly authorized and, when executed by the Company, authenticated by the Trustee (as defined in the Indenture), issued in accordance with the Indenture and delivered to the Trust against payment therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by the provisions of Article Fifteenth of the certificate of incorporation of the Company regarding arrangements with creditors, applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors' rights generally, and general equitable principles relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws).

     (c) Prior to the Exchange Date (in the event of an Exchange for TOPR securities), the TOPR securities will be duly authorized by the Amended and Restated Declaration and, when executed by the Trust and authenticated by the Property Trustee (as defined in the Amended and Restated Declaration) in accordance with the Amended and Restated Declaration and delivered to the Investors against payment therefor in accordance with the terms hereof, will be validly issued and will be fully paid and non-assessable undivided interests in the assets of the Trust, and the issuance of such TOPR securities will not be subject to any preemptive or similar rights. Holders of the TOPR securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. The Common Securities (as defined in the Amended and Restated Declaration) to be issued to the Company will be authorized by the Amended and Restated Declaration and, when executed in accordance with the terms of the Amended and Restated Declaration and delivered to the Company against payment therefor, will represent validly issued undivided beneficial interests in the assets of the Trust.

     3.4. No Violation; Consents. (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph and any required Stockholder Approval and that the Investors' representations in Article IV are true and correct, the execution and delivery of this Agreement, the TOPR Documents and the Registration Rights Agreement, the execution and filing of a Certificate of Trust of the Trust or the Series C Certificate of Designation, as the case may be, by the Company, the issuance of the Exchange Securities hereunder or as a dividend on the Exchange Securities and the Common Stock issuable upon conversion of the Exchange Securities by the Company, the consummation of the transactions contemplated hereby, by the Registration Rights Agreement, by the TOPR Documents or the Series C Certificate of Designation, as the case may be, and the compliance by the Company with any of the provisions hereof or thereof will not
(i) conflict with, violate or result in any breach of the Certificate of Incorporation, by-laws or other charter documents of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Authority, binding on the Company or any of their properties or assets, excluding from the foregoing clauses (i) and (ii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and Liens which, individually or in the aggregate, would not have a Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not affect the validity of the issuance of the Exchange Securities or of the Common Stock issuable upon conversion of the Exchange Securities.

     (b) Except for (i) the filing of the Series C Certificate of Designation in accordance with the Delaware General Corporation Law, (ii) the filing of a Certificate of Trust of the Trust with the State of Delaware, (iii) the qualification of the TOPR Documents under the Trust Indenture Act of 1939, (iv) applicable requirements, if any, under Blue Sky Laws, (v) the filing and effectiveness of a Registration Statement as set forth in the Registration Rights Agreement, (vi) the listing on the New York Stock Exchange of the Common Stock issuable upon conversion of the Exchange Securities, and (vii) if required at any future date in connection with the conversion of the Exchange Securities, the filing of a statement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any waiting period thereunder, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Authority, is required to be made or obtained by or with respect to the Company or any of its Subsidiaries or the Trust in connection with the execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Exchange Securities hereunder or as dividends on the Exchange Securities and the Common Stock issuable upon conversion of the Exchange Securities by the Company or the consummation by the Company of the transactions contemplated hereby and thereby.

     3.5. Compliance with Law; Governmental Approvals. As of the date hereof, each of the Company and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceedings, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     3.6. SEC Documents, Financial Statements. (i) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements, schedules and any amendments thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, whether heretofore or hereafter filed with the SEC, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents"). The Company has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and as of their respective dates, none of the SEC Documents, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Investors of the prospectus contained in the Registration Statement in connection with sales of Exchange Securities or Common Stock by the Investors, such prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such prospectus. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (ii) During the three years preceding the date hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

     3.7. Material Disclosure. To the best knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Investors in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     3.8. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company or the Trust in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Company or any action taken by the Company.

     3.9. Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect accurately in all material respects all transactions referred to in such minutes.

     3.10. Government Regulation. Neither the Company nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE INVESTORS

     Each Investor hereby, severally but not jointly, represents and warrants, on behalf of itself and each Person for whom it is a nominee, to the Company as follows:

     4.1. Organization; Authorization. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to exchange the Securities for the Exchange Securities and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Registration Rights Agreement, the exchange of the Securities for the Exchange Securities and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Investor, and no other proceedings on the part of such Investor are necessary to approve and authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the exchange by such Investor of the Securities for the Exchange Securities and the consummation of the transactions by such Investor contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement has been duly executed and delivered by such Investor and constitute valid and binding agreements of such Investor, enforceable against such Investor in accordance with their terms, except to the extent limited by
(i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

     4.2. No Violation; Consents. (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph, neither the execution and delivery by such Investor of this Agreement and the Registration Rights Agreement, nor the exchange by such Investor of Securities for the Exchange Securities, nor the consummation by such Investor of the transactions contemplated hereby or thereby will (i) conflict with, violate or result in a breach of the governing documents of such Investor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of such Investor pursuant to, any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Investor is a party or by which it or any of its properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Authority, binding on such Investor or any of its properties or assets, excluding from the foregoing clause
(ii) violations, breaches and defaults that individually or in the aggregate, would not prevent or materially delay consummation of or justify rescission of the transactions contemplated hereby.

     (b) Except for (i) the filing of a Registration Statement for the resale of the Exchange Securities or the Common Stock contemplated by the Registration Rights Agreement, and (ii) if required, the filing of a statement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any waiting period thereunder, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Authority is required to be made or obtained by such Investor in connection with the execution and delivery of this Agreement and the Registration Rights Agreement, the exchange of Securities for the Exchange Securities or the consummation by such Investor of the transactions contemplated hereby and thereby.

     4.3 Title to Securities. Upon the Exchange contemplated herein, the Investors will transfer to the Company good, valid and marketable title to the Securities free and clear of any and all liens, security interests, pledges, charges, claims, restrictions and other encumbrances (collectively, the "Encumbrances").

     4.4. Status. Such Investor has sufficient knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Exchange, and is capable of bearing the economic risks of such investment, including a complete loss of such investment.

     4.5. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Investors in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Investors or any action taken by the Investors.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

     5.1. Securities Compliance. In the event the Company elects to make the Exchange contemplated herein, the Company shall:

     (a) take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Exchange Securities to the Investors; and

     (b) cause the Common Stock to continue to be registered under Section 12(b) of the Securities Exchange Act (or successor provision of such act or successor act), will comply in all respects with its reporting and filing obligations pursuant to the Securities Exchange Act, and will not take any action to terminate or suspend its reporting and filing obligations under the Securities Exchange Act. The Company will take all action necessary to continue the listing or trading of the Common Stock (including, upon issuance, all of the Common Stock issued upon conversion of the Exchange Securities) on the NYSE or on the Nasdaq National Market; and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NYSE or the Nasdaq National Market.

     5.2 Delivery of Exchange Securities. Upon the surrender to the Company of the certificate(s) representing the Securities and the delivery by the Investors to the Company of the Registration Rights Agreement and all other required documents executed by such Investors pursuant to the Exchange in accordance with the terms of this Agreement, the Company will deliver, or shall cause the Trust to deliver, to each Investor the certificate(s) representing the Exchange Securities which it is to receive and will transfer, or shall cause the Trust to transfer, to the Investors good and valid title to the Exchange Securities, which shall be, when executed by the Company or by the Trust and, in the case of TOPR, when authenticated by the Institutional Trustee (as defined in the Amended and Restated Declaration) (i) validly issued, fully paid and non-assessable,
(ii) free from all preemptive or similar rights, taxes and Liens with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Amended and Restated Declaration or in the Series C Preferred Stock Certificate of Designation, as the case may be. Prior to the issuance of the Exchange Securities, a sufficient number of shares of Common Stock necessary to provide for the conversion of the Exchange Securities will be duly authorized and reserved for issuance upon conversion of the Exchange Securities. Upon conversion in accordance with the Amended and Restated Declaration or the Series C Certificate of Designation, as the case may be, such Common Stock will be validly issued, fully paid and nonassessable and free from all preemptive rights, taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                                   ARTICLE VI
                      ADDITIONAL AGREEMENTS OF THE PARTIES

     6.1. Restrictive Legend. Each certificate representing Exchange Securities shall contain a legend relating to restrictions on resale arising under the Securities Act and Blue Sky Laws substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE

     COMPANY TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     6.2. Limitations on Ownership and Acquisition of Capital Stock. Except as set forth in the proviso to this sentence, each of the Investors covenants and agrees that it will not, and will not cause any other Person to, at any time hereafter, directly or indirectly, by itself or through any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act), (i) acquire, own or control, (ii) offer or agree to purchase, or (iii) make any solicitation for, more than 25% of the Common Stock or more than 25% of the aggregate voting power of the capital stock of the Company entitled to vote in the election of members of the Board of Directors of the Company, and will not otherwise act, directly or indirectly, alone or in concert with others, to seek control or influence in any manner the management, policies or affairs of the Company; provided, however, that notwithstanding the foregoing, at any time or from time to time, the Investors shall be entitled to convert the Exchange Securities into Common Stock (and own such Common Stock), without regard to the limitations set forth in this Section 6.2. This Section 6.2 shall not bind any transferee of the Exchange Securities or of Common Stock issuable upon conversion of the Exchange Securities that is not an Affiliate of Madeleine L.L.C.

     6.3 Notice of Adjustments of Conversion Price. So long as any Securities are outstanding, whenever the conversion price with respect to the Exchange Securities is adjusted in accordance the terms thereof, the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to all record holders of the Securities at their last addresses as they appear on the transfer books of the Company.

                                   ARTICLE VII
                       CONDITIONS TO THE EXCHANGE CLOSING

     7.1. Conditions to Obligations of the Investors. The obligation of the Investors to exchange the Securities for the Exchange Securities hereunder pursuant to the Exchange is subject to the satisfaction or waiver at, or prior to, the Exchange Closing of the following conditions:

     (a) Representations and Warranties; Agreements and Covenants. (i) The representations and warranties of the Company and the Trust (in the event of an Exchange of TOPR securities) contained in this Agreement and in any certificate or agreement of the Company delivered pursuant hereto, as such representations and warranties may be updated form time to time from the date hereof until the date of the Exchange Closing, shall be true and correct in all material respects, and if qualified by materiality, shall be true and correct, in each case, as of the Exchange Date, except for such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date, (ii) the Company shall have performed or complied with in all material respects all agreements and covenants contained in this Agreement and in any certificate or agreement of the Company delivered pursuant hereto to be performed or complied with by the Company at or before the Exchange Closing, and (iii) the Investors shall have received a certificate of the Company and the Trust (in the event of an Exchange for TOPR securities), signed by the President or a Vice President thereof, on behalf of the Company and a trustee on behalf of the Trust, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

     (b) Principal Market. The Common Stock issuable upon conversion of the Exchange Securities shall have been listed for trading on the NYSE or any other exchange or interdealer quotation system on which the securities of the Company are then listed for trading and trading in the Exchange Securities, if listed for trading, and the Common Stock shall not have been suspended by the SEC or the NYSE or any other such exchange or interdealer quotation system (except for any suspension of trading of limited duration agreed to between the Company and the NYSE or such other exchange or interdealer quotation system, solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by the NYSE or any other exchange or interdealer quotation system on which the securities of the Company are then listed for trading shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the NYSE or any other exchange or interdealer quotation system on which the securities of the Company are then listed for trading.

     (c) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Authority, nor other action taken by any Governmental Authority, nor any statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Investors, the Company or any of its Subsidiaries, by any Governmental Authority that shall have remained in effect and that in the good faith judgment of a majority of the Investors shall have had, or threaten to have or would be reasonably likely to have the effect of (i) making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making the Exchange materially more costly, (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its Subsidiaries of all or any material portion of its respective businesses or assets, or compelling the Company or any of its Subsidiaries to dispose of or hold separate all or any material portion of its respective businesses or assets, (iii) imposing or confirming material limitations on the ability of the Investors to effectively exercise full rights of ownership of the Exchange Securities, including, without limitation, the right to vote any Common Stock subsequently acquired upon conversion of the Exchange Securities on all matters properly presented to stockholders; (iv) requiring divestiture by the Investors of the Exchange Securities; or (v) causing a Material Adverse Effect.

     (d) No Action or Proceeding. No action, suit, claim or proceeding by or before any Governmental Authority shall have been commenced and be pending that seeks to have, or is reasonably likely to have, any of the effects described in clauses (i) through (v) of Section 7.1(c) above.

     (e) Bankruptcy; Insolvency; etc. The Company or any of its material Subsidiaries shall not be the subject of a case under the Bankruptcy Code, and no proceeding shall have been instituted (and not dismissed) or consented to by or against the Company or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any of the Company or of its material Subsidiaries or any substantial part of any of their property and neither the Company nor any of its material Subsidiaries shall have taken any corporate action to authorize any such proceeding.

     (f) Material Adverse Effect. No change, condition or event shall have occurred that has had, or would be reasonably likely to have, a Material Adverse Effect.

     (g) Opinion of Counsel, etc. The Investors shall have received a written opinion, dated as of the Exchange Date, from Proskauer Rose LLP, substantially in the form of Exhibit H hereto in the event of an Exchange for TOPR securities, or in the form of Exhibit I hereto in the event of an Exchange for Series C Preferred Stock, and such other certificates, opinions of other counsel, and documents, as the Investors or their counsel shall reasonably require. In the event of an Exchange for TOPR securities, the Investors shall also have received a written opinion of special Delaware counsel to the Company in form and substance (including qualifications) satisfactory to the Investors, dated as of the Exchange Date, in which such Delaware counsel gives the opinions substantially in the form set forth on Exhibit J attached hereto.

     (h) Registration Rights Agreement. The Registration Rights Agreement in either the form attached hereto as Exhibit C or Exhibit D, as the case may be, shall have been duly executed and delivered by the Company.

     (i) Credit Agreement. If any indebtedness is then outstanding under the Credit Agreement, the Credit Agreement shall be in full force and effect as of the Exchange Date and no default or event of default shall have occurred and be continuing thereunder as of the Exchange Date.

     (j) Stockholders Approval. The Company shall have obtained Stockholder Approval to the extent then required.

     (k) HSR. If required, a statement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been filed and any waiting period thereunder shall have expired or terminated.

     (l) Certificate of Trust; Certificate of Designation. A Certificate of Trust or the Series C Certificate of Designation, as the case may be, shall have been executed and filed with the Secretary of State of the State of Delaware.

     (m) TOPR Documents. In the event of an Exchange for TOPR securities, the TOPR Documents shall have been qualified under the Trust Indenture Act of 1939.

     7.2. Conditions to Obligations of the Company. The obligation of the Company to exchange the Securities for the Exchange Securities pursuant to the Exchange is subject to the satisfaction or waiver at, or prior to, the Exchange Closing of the following conditions:

     (a) Representations and Warranties, Agreements And Covenants. (i) The representations and warranties of the Investors contained in this Agreement and in any certificate or agreement of the Investors delivered pursuant hereto shall be true and correct in all material respects as of the Exchange Date, except for such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date, and (ii) the Investors shall have performed or complied with in all material respects all agreements and covenants contained in this Agreement and in any certificate or agreement of the Investors delivered pursuant hereto to be performed or complied with by the Investors, at or before the Exchange Closing, and (iii) the Company shall have received a certificate of each Investor, signed by an officer thereof, on behalf of such Investor, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

     (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Authority, nor other action taken by any Governmental Authority nor any statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Company or any of its Subsidiaries by any Governmental Authority that shall have remained in effect and that shall have had the effect of making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making the Exchange materially more costly.

     (c) No Action or Proceeding. No action, suit, claim or proceeding by or before any Governmental Authority shall have been commenced and be pending that seeks to have, or is reasonably likely to have the effect of making illegal, materially delaying or otherwise directly or indirectly prohibiting or materially restraining or making the Exchange materially more costly.

     (d) Registration Rights Agreement. The Registration Rights Agreement in either the form attached hereto as Exhibit C or Exhibit D, as the case may be, shall have been duly executed and delivered by each Investor, except to the extent the Company determines to accept delivery of one or more duly executed counterparts to the Registration Rights Agreement after the Exchange Closing.

     (e) Stockholders Approval. The Company shall have obtained Stockholder Approval to the extent then required.

     (f) HSR. If required, a statement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been filed and any waiting period thereunder shall have expired or terminated.

     (g) Certificate of Trust; Certificate of Designation. A Certificate of Trust of the Trust or the Series C Certificate of Designation, as the case may be, shall have been executed and filed with the Secretary of State of the State of Delaware.

     (h) TOPR Documents. In the event of an Exchange for TOPR securities, the TOPR Documents shall have been qualified under the Trust Indenture Act of 1939.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1. Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement until the date that the Investors have sold or otherwise disposed of all the Exchanged Securities, any securities issuable upon exchange or conversion of the Exchange Securities, and any other securities issuable upon exchange or conversion of any of the foregoing.

     8.2. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

     (i)    If to the Company, to:

            Insignia Financial Group, Inc.
            200 Park Avenue
            New York, NY  10166
            Attn: Adam B. Gilbert, Esq.
            Telecopy:  212-984-6644
            Telephone:  212-984-6649

            With a copy to:

            Proskauer Rose LLP
            1585 Broadway
            New York, New York  10036
            Attn: Allan R. Williams, Esq.
            Telecopy:  212-969-2900
            Telephone:  212-969-3000

     (ii) If to the Investors, to the addresses specified on the signature pages hereto.

            With a copy to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, NY  10022
            Attn:  Marc Weingarten, Esq.
            Michael R. Littenberg, Esq.
            Telecopy: 212-593-5955
            Telephone: 212-756-2000

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

     8.3. Complete Agreement. This Agreement and the exhibits hereto contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings by or on behalf of any party hereto with respect to the transactions contemplated hereby or thereby, other than those expressly set forth herein or therein.

     8.4. Binding Notice of Agreement; No Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefits of the parties hereto, their successors and assigns and any transferee of the Securities. Except as provided in Sections 8.7 and 8.8 hereof, nothing herein express or implied is intended to or shall be construed to confer upon or give to any Person, corporation, group or other entity (of any nature) other than the parties hereto, their successors, assigns or transferees any rights or remedies under or by reason of this Agreement.

     8.5. Modifications, Amendments and Waivers. Any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof. No waiver shall be deemed to have been made by the Company of any of its rights hereunder or any provision or term hereof unless the same shall be in writing and is signed on its behalf by its authorized officer or representative. No waiver shall be deemed to have been made by the Investors of any of their rights hereunder or any provision or term hereof unless the same shall be agreed upon in writing and is signed by Investors holding, or deemed to be holding after giving effect to the Exchange, a majority of the Exchange Securities. Any such waiver shall bind all of the Investors. Any such waiver or extension shall constitute a waiver or extension only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or any other time. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have in law or equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracies in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of fact upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company contained in this Agreement shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Investors or its representatives or by reason of the fact that the Investors or such representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     8.7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Investor, its directors and officers and each Person, if any, who controls each Investor within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act from and against any and all losses, claims, suits, damages, causes of action, liabilities, costs and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Investor or other Person may become subject under the Securities Act or under the Securities Exchange Act or otherwise, arising from or relating to the Company's or the Trust's breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (b) Each Investor agrees, severally and not jointly, to indemnify and hold harmless the Trust and its trustees, the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, suits, damages, causes of action, liabilities, costs and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Company or such Person may become subject to under the Securities Act or under the Securities Exchange Act or otherwise, arising from or relating to the Investors' breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 8.7, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of other counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for each indemnified party, its directors, officers and all Persons, if any, who control each indemnified party within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm, such firm shall be designated in writing by a majority of all the indemnified parties. All such fees and expenses shall be reimbursed as they are incurred; provided, however, that if it is subsequently determined that such indemnified party was not entitled to such indemnification, then the indemnified party shall promptly reimburse the indemnifying party for all such fees and expenses previously paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) The indemnity provisions contained in this Section 8.7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, or (ii) any investigation made by or on behalf of the Investors, their officers or directors or any Person controlling the Investors; or the Company, its officer or directors or any Person controlling the Company.

     8.8. Nominee; Benefits. All references to Investors in this Agreement shall include the Person or Persons for whom the Investors are a nominee, and the benefits of and rights and obligations under the Agreement shall accrue to such Person or Persons which have a beneficial interest in the Exchange Securities being acquired hereunder and for whom the Investors are a nominee. The Investor makes the representations in Article IV for all such Persons for whom the Investor is a nominee.

     8.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to applicable principles of conflicts of law thereof.

     8.10. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Agreement taken as a whole.

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed as of the day and year first above written.

                                          COMPANY:

                                          INSIGNIA FINANCIAL GROUP, INC.


                                          By: /s/
                                              ----------------------------------
                                              Name: Adam B. Gilbert
                                              Title: Executive Vice President

                               EXCHANGE AGREEMENT
                               ------------------



INVESTORS:

MADELEINE L.L.C.



By: /s/
    ----------------------------------
    Name:  Ronald J. Kravit
    Title:  Vice President


Address for notices:
-------------------

450 Park Avenue
New York, NY  10022
Attn:  Ronald J. Kravit
Telecopy:  212-891-2104
Telephone:  212-891-2100

                                                                       EXHIBIT A
                                                                       ---------

                FORM OF AMENDED AND RESTATED DECLARATION OF TRUST

             -----------------------------------------------------

                        AMENDED AND RESTATED DECLARATION

                                    OF TRUST

                              INSIGNIA FINANCING II

                       DATED AS OF ________________, 20__


             -----------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE I INTERPRETATION AND DEFINITIONS.................................................................2
   SECTION 1.1           Definitions.....................................................................2

ARTICLE II TRUST INDENTURE ACT...........................................................................8
   SECTION 2.1           Trust Indenture Act; Application................................................8
   SECTION 2.2           Lists of Holders of Securities..................................................9
   SECTION 2.3           Reports by the Property Trustee.................................................9
   SECTION 2.4           Periodic Reports to Property Trustee............................................9
   SECTION 2.5           Evidence of Compliance with Conditions Precedent...............................10
   SECTION 2.6           Events of Default; Waiver......................................................10
   SECTION 2.7           Event of Default; Notice.......................................................11

ARTICLE III ORGANIZATION ...............................................................................12
   SECTION 3.1           Name...........................................................................12
   SECTION 3.2           Office.........................................................................12
   SECTION 3.3           Purpose........................................................................12
   SECTION 3.4           Authority......................................................................12
   SECTION 3.5           Title to Property of the Trust.................................................13
   SECTION 3.6           Powers and Duties of the Regular Trustees......................................13
   SECTION 3.7           Prohibition of Actions by the Trust and the Trustees...........................16
   SECTION 3.8           Powers and Duties of the Property Trustee......................................16
   SECTION 3.9           Certain Duties and Responsibilities of the Property Trustee....................18
   SECTION 3.10          Certain Rights of Property Trustee.............................................20
   SECTION 3.11          Delaware Trustee...............................................................22
   SECTION 3.12          Execution of Documents.........................................................22
   SECTION 3.13          Not Responsible For Recitals or Issuance of Securities.........................22
   SECTION 3.14          Duration of Trust..............................................................22
   SECTION 3.15          Mergers........................................................................23

ARTICLE IV SPONSOR .....................................................................................24
   SECTION 4.1           Sponsor's Purchase of Common Securities........................................24
   SECTION 4.2           Responsibilities of the Sponsor................................................24
   SECTION 4.3           Expenses.......................................................................25

ARTICLE V TRUSTEES .....................................................................................26
   SECTION 5.1           Number of Trustees.............................................................26
   SECTION 5.2           Delaware Trustee...............................................................26
   SECTION 5.3           Property Trustee; Eligibility..................................................27
   SECTION 5.4           Certain Qualifications of Regular Trustees and
                         Delaware Trustee Generally.....................................................28

   SECTION 5.5           Regular Trustees...............................................................28
   SECTION 5.6           Appointment, Removal and Resignation of Trustees...............................28
   SECTION 5.7           Vacancies Among Trustees.......................................................29
   SECTION 5.8           Effect of Vacancies............................................................30
   SECTION 5.9           Meetings.......................................................................30
   SECTION 5.10          Delegation of Power............................................................30
   SECTION 5.11          Merger, Conversion, Consolidation or Succession to Business....................31

ARTICLE VI DISTRIBUTIONS ...............................................................................31
   SECTION 6.1           Distributions..................................................................31

ARTICLE VII ISSUANCE OF SECURITIES......................................................................31
   SECTION 7.1           General Provisions Regarding Securities........................................31
   SECTION 7.2           Execution and Authentication...................................................32
   SECTION 7.3           Form and Dating................................................................32
   SECTION 7.4           Registrar; Paying Agent; Conversion Agent......................................34
   SECTION 7.5           Paying Agent To Hold Money In Trust............................................34
   SECTION 7.6           Replacement Securities.........................................................35
   SECTION 7.7           Outstanding Convertible Preferred Securities...................................35
   SECTION 7.8           Convertible Preferred Securities In Treasury...................................35
   SECTION 7.9           Temporary Securities...........................................................35
   SECTION 7.10          Cancellation...................................................................36

ARTICLE VIII TERMINATION OF TRUST.......................................................................36
   SECTION 8.1           Termination of Trust...........................................................36

ARTICLE IX TRANSFER OF INTERESTS........................................................................37
   SECTION 9.1           General........................................................................37
   SECTION 9.2           Transfer Procedures and Restrictions...........................................38
   SECTION 9.3           Deemed Security Holders........................................................44
   SECTION 9.4           Appointment of Successor Depositary............................................45
   SECTION 9.5           Registration Rights............................................................45

ARTICLE X LIMITATION OF LIABILITY OF HOLDERS
                           OF SECURITIES, TRUSTEES OR OTHERS............................................45
   SECTION 10.1          Liability......................................................................45
   SECTION 10.2          Exculpation....................................................................45
   SECTION 10.3          Fiduciary Duty.................................................................46
   SECTION 10.4          Indemnification................................................................47
   SECTION 10.5          Outside Businesses.............................................................49

ARTICLE XI ACCOUNTING ..................................................................................50
   SECTION 11.1          Fiscal Year....................................................................50
   SECTION 11.2          Certain Accounting Matters.....................................................50
   SECTION 11.3          Banking........................................................................50

   SECTION 11.4          Withholding....................................................................51

ARTICLE XII AMENDMENTS AND MEETINGS.....................................................................51
   SECTION 12.1          Amendments.....................................................................51
   SECTION 12.2          Meetings of the Holders of Securities; Action By Written Consent...............53

ARTICLE XIII REPRESENTATIONS OF PROPERTY TRUSTEE
                           AND DELAWARE TRUSTEE.........................................................54
   SECTION 13.1          Representations and Warranties of Property Trustee.............................54
   SECTION 13.2          Representations and Warranties of Delaware Trustee.............................55

ARTICLE XIV MISCELLANEOUS ..............................................................................55
   SECTION 14.1          Notices........................................................................55
   SECTION 14.2          Governing Law..................................................................56
   SECTION 14.3          Intention of The Parties.......................................................56
   SECTION 14.4          Headings.......................................................................56
   SECTION 14.5          Successors and Assigns.........................................................57
   SECTION 14.6          Partial Enforceability.........................................................57
   SECTION 14.7          Counterparts...................................................................57

ANNEX I  TERMS OF SECURITIES...........................................................................I-1

EXHIBIT A-1  FORM OF CONVERTIBLE PREFERRED
                           SECURITY CERTIFICATE......................................................A-1-1

EXHIBIT A-2  FORM OF COMMON SECURITY CERTIFICATE.....................................................A-2-1

EXHIBIT B-1 SPECIMEN OF DEBENTURE
                           {(FORM OF FACE OF CONVERTIBLE DEBENTURE)}...................................B-1

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                              INSIGNIA FINANCING II

                                __________, 20__

     AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of __________, 20__, by the Trustees (as defined herein), the Sponsor (as defined herein), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration;

     WHEREAS, the Trustees and the Sponsor established Insignia Financing II (the "Trust"), a trust under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of __________, 20__ (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on __________, 20__, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer;

     WHEREAS, as of the date hereof, no interests in the Trust have been issued;

     WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

     SECTION 1.1 Definitions.

     Unless the context otherwise requires:

         (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this
     Section 1.1;

         (b) a term defined anywhere in this Declaration has the same meaning throughout;

         (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

         (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

     "Actual Knowledge" means, with respect to the Property Trustee's knowledge of an occurrence, receipt by a Responsible Officer of the Property Trustee of written notice of such occurrence from the Sponsor or Holders of at least ten percent (10%) of the outstanding liquidation amount of the Securities.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

     "Agent" means any Paying Agent or Conversion Agent.

     "Applicable Procedures" means the rules and procedures of the Depositary, Euroclear, and CEDEL applicable to transfer or exchange of beneficial interests in book-entry securities.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Book Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or [Columbia, South Carolina] are permitted or required by any applicable law to close.

     "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

     "CEDEL" means Cedel Bank, Societe Anonyme, or its successor.

     "Certificate" means a Common Security Certificate or a Preferred
Certificate.

     "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Convertible Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Convertible Preferred Securities.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means __________, 20__.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Commission" means the Securities and Exchange Commission.

     "Common Security" has the meaning set forth in Section 7.1.

     "Common Securities Guarantee" means the guarantee agreement to be dated as of __________, 20__ of the Sponsor in respect of the Common Securities.

     "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.

     "Company Indemnified Person" means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee; or
(d) any officer, employee or agent of the Trust or its Affiliates.

     "Conversion Agent" has the meaning set forth in Section 7.4.

     "Convertible Preferred Securities Guarantee" means the guarantee agreement to be dated as of __________, 20__, of the Sponsor in respect of the Convertible Preferred Securities.

     "Convertible Preferred Security" has the meaning set forth in Section 7.1.

     "Convertible Preferred Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Corporate Trust Office" means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at [1441 Main Street, Fourth Floor, Columbia, South Carolina 29201].

     "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

     "Debenture Issuer" means Insignia Financial Group, Inc. in its capacity as issuer of the Debentures under the Indenture.

     "Debenture Trustee" means [First Union National Bank of South Carolina], as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Debentures" means the series of Debentures to be issued by the Debenture Issuer under the Indenture to be held by the Property Trustee, a specimen certificate for such series of Debentures being attached hereto as Exhibit B.

     "Definitive Preferred Certificates" has the meaning set forth in Section 7.3(c).

     "Delaware Trustee" has the meaning set forth in Section 5.2.

     "Depositary" means DTC or any Clearing Agency appointed as a successor to DTC pursuant to Section 9.4.

     "Direct Action" has the meaning set forth in Section 3.8(e).

     "Dissolution Tax Opinion" has the meaning set forth in Annex I hereto.

     "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.1.

     "DTC" means The Depository Trust Company, the initial Clearing Agency.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

     "Event of Default" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Exchange Agreement" means the Exchange Agreement pursuant to which the Convertible Preferred Securities are issued.

     "Fiduciary Indemnified Person" has the meaning set forth in Section
10.4(b).

     "Fiscal Year" has the meaning set forth in Section 11.1.

     "Global Certificate" has the meaning set forth in Section 7.3(b).

     "Global Preferred Security" has the meaning set forth in Section 7.3(a).

     "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

     "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

     "Indenture" means the Indenture dated as of __________, 20__, between the Debenture Issuer and the Debenture Trustee, pursuant to which the Debentures are to be issued.

     "Investment Company" means an investment company as defined in the Investment Company Act.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Investment Company Event" has the meaning set forth in Annex I hereto.

     "Legal Action" has the meaning set forth in Section 3.6(g).

     "List of Holders" has the meaning set forth in Section 2.2(a).

     "Majority in liquidation amount of the Securities" means, except as provided in the terms of the Convertible Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Convertible Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

     "Ministerial Action" has the meaning set forth in the terms of the Securities as set forth in Annex I.

     "No Recognition Opinion" has the meaning set forth in Annex I hereto.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

         (a) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Original Declaration" has the meaning set forth in the Recitals hereto.

     "Participant" has the meaning set forth in Section 7.3(b).

     "Paying Agent" has the meaning set forth in Section 7.4.

     "Payment Amount" has the meaning set forth in Section 6.1.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

     "PORTAL" has the meaning specified in Section 3.6(b)(iii).

     "Preferred Certificate" means a certificate representing a Convertible Preferred Security substantially in the form of Exhibit A-1. "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.3.

     "Property Trustee Account" has the meaning set forth in Section 3.8(c).

     "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

     "Redemption Tax" has the meaning set forth in Annex I hereto.

     "Registrar" has the meaning set forth in Section 7.4.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of __________, 20__.

     "Regular Trustee" has the meaning set forth in Section 5.1.

     "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

     "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Restricted Definitive Preferred Certificates" has the meaning set forth in
Section 7.3(c).

     "Restricted Definitive Preferred Securities" means Convertible Preferred Securities represented by Restricted Definitive Preferred Certificates.

     "Restricted Global Preferred Security" has the meaning set forth in Section 7.3(a).

     "Restricted Period" has the meaning set forth in Section 7.3(b).

     "Restricted Preferred Security" means a Restricted Definitive Preferred Security or a Restricted Global Preferred Security.

     "Restricted Securities Legend" has the meaning set forth in Section 9.2(h).

     "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

     "Securities" means the Common Securities and the Convertible Preferred Securities.

     "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

     "Special Event" has the meaning set forth in Annex I hereto.

     "Securities Guarantees" means the Common Securities Guarantee and the Convertible Preferred Securities Guarantee.

     "Sponsor" means Insignia Financial Group, Inc., a Delaware corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

     "Successor Delaware Trustee" has the meaning set forth in Section
5.6(b)(ii).

     "Successor Entity" has the meaning set forth in Section 3.15(b)(i).

     "Successor Property Trustee" has the meaning set forth in Section
5.6(b)(i).

     "Successor Securities" has the meaning set forth in Section 3.15(b)(i)(B).

     "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

     "Tax Event" has the meaning set forth in Annex I hereto.

     "10% in liquidation amount of the Securities" means, except as provided in the terms of the Convertible Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Convertible Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

     "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trust" means Insignia Financing II, a trust created under the Delaware Business Trust Act.

     "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                                   ARTICLE II

                               TRUST INDENTURE ACT

     SECTION 2.1 Trust Indenture Act; Application.

     (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

     (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     SECTION 2.2 Lists of Holders of Securities.

     (a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) semiannually, not later than March 31 and September 30 of each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at any other time within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, however, that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by or on behalf of the Sponsor and the Regular Trustees on behalf of the Trust, and in the absence of the provision of any such List of Holders to the Property Trustee, then notice shall be deemed to have been given to the Property Trustee that the List of Holders has not changed since the most recent List of Holders. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Registrar or Paying Agent (if acting in such capacity), provided, however, that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     SECTION 2.3 Reports by the Property Trustee.

     Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Convertible Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4 Periodic Reports to Property Trustee.

     Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any), for transmission to Holders of the Convertible Preferred Securities as may be required by such
Section 314, and the compliance certificate required by Section 314 in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Sponsor's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 2.5 Evidence of Compliance with Conditions Precedent.

     Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

     SECTION 2.6 Events of Default; Waiver.

     (a) The Holders of a Majority in liquidation amount of Convertible Preferred Securities may, by vote, on behalf of the Holders of all of the Convertible Preferred Securities, waive any past Event of Default in respect of the Convertible Preferred Securities and its consequences, provided, however, that, if the underlying Event of Default under the Indenture:

         (i) is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

         (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Convertible Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Convertible Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Convertible Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Convertible Preferred Securities of an Event of Default with respect to the Convertible Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

     (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

         (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or

         (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided, however, further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Convertible Preferred Securities and only the Holders of the Convertible Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

     (c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Convertible Preferred Securities constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c)shall be in lieu of
Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

     SECTION 2.7 Event of Default; Notice.

     (a) The Property Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures or in the payment of any sinking fund installment established for the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

     (b) The Property Trustee shall not be deemed to have knowledge of any default except:

         (i) a default under Sections 7.1(a) and (b) of the Indenture; or

         (ii) any default as to which the Property Trustee shall have Actual Knowledge.

                                   ARTICLE III

                                  ORGANIZATION

     SECTION 3.1 Name.

     The Trust is named "Insignia Financing II" as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

     SECTION 3.2 Office.

     The address of the principal office of the Trust is c/o Insignia Financial Group, Inc., 200 Park Avenue, New York, New York 10166. On ten Business Days' written notice to the Holders of Securities, the Regular Trustees may designate another principal office.

     SECTION 3.3 Purpose.

     The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, and
(b) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

     SECTION 3.4 Authority.

     Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the

Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

     SECTION 3.5 Title to Property of the Trust.

     Except as provided in Sections 3.6 and 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

     SECTION 3.6 Powers and Duties of the Regular Trustees.

     The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities (except to the extent that the Sponsor has also been granted authority with respect to certain of such activities pursuant to Section 4.2):

     (a) to issue and sell the Convertible Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Convertible Preferred Securities and no more than one series of Common Securities, and, provided, further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Convertible Preferred Securities and Common Securities on the Closing Date;

     (b) in connection with the issue and sale of the Convertible Preferred Securities, at the direction of the Sponsor, to:

         (i) execute, if necessary, the Exchange Agreement or any other agreement related to the offering and sale of Convertible Preferred Securities and to execute and file with the Commission, at such time as determined by the Sponsor, one or more registration statements filed on Form S-3 (or other applicable form) prepared by the Sponsor, including any amendments thereto, relating to the resale of Convertible Preferred Securities;

         (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary, in order to qualify or register all or part of the Convertible Preferred Securities in any State or foreign jurisdiction in which the Sponsor has determined to qualify or register such Convertible Preferred Securities for sale;

         (iii) execute and file an application, prepared by the Sponsor, at such time as the Sponsor may determine, to the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market, to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing or quotation of the Convertible Preferred Securities;

         (iv) execute and deliver letters, documents, or instruments with DTC relating to the Convertible Preferred Securities;

         (v) execute and file with the Commission, at such time as may be determined by the Sponsor, a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor relating to the registration of the Convertible Preferred Securities under Section 12(b) of the Exchange Act;

         (vi) execute and enter into the Exchange Agreement, Registration Rights Agreement and other related agreements providing for the sale and resale of the Convertible Preferred Securities; and

         (vii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Convertible Preferred Securities in any State in which the Sponsor has determined to qualify or register such Convertible Preferred Securities for resale;

     (c) to acquire the Debentures with the consideration of the sale of the Convertible Preferred Securities and the Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Convertible Preferred Securities and the Holders of Common Securities;

     (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided, however, that the Regular Trustees shall consult with the Sponsor and provide notice to the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Special Event;

     (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Convertible Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

     (f) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Securities;

     (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

     (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

     (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

     (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

     (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

     (l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

     (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

     (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

     (o) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Convertible Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

     (p) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

         (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

         (ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

         (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes, provided that such action does not adversely affect the interests of Holders; and

     (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.

     The Regular Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

     Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

     Any expenses incurred by the Regular Trustees pursuant to this Section 3.6 shall be reimbursed by the Sponsor.

     SECTION 3.7 Prohibition of Actions by the Trust and the Trustees.

     (a) The Trust shall not, and the Trustees (including the Property Trustee) shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Regular Trustees and the Property Trustee shall cause the Trust not to:

         (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

         (ii) acquire any assets other than as expressly provided herein;

         (iii) possess Trust property for other than a Trust purpose;

         (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

         (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

         (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

         (vii) other than as provided in this Declaration or Annex I, (A) direct the time, method and place of exercising any trust power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, unless, in the case of each action described in Clause (A), (B), (C), or (D), the Trust shall have received an opinion of counsel to the effect that, as a result of such action, the Trust will not be classified other than as a grantor trust for United States federal income tax purposes and each holder of Securities will be treated as owning an individual beneficial interest in the Debentures.

     SECTION 3.8 Powers and Duties of the Property Trustee.

     (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

     (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

     (c) The Property Trustee shall:

         (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Convertible Preferred Securities and Holders of the Common Securities from the Property Trustee Account in accordance with
Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Convertible Preferred Securities by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (ii) deposit the proceeds received by the Trust from the original issuance, from time to time, of Convertible Preferred Securities and Common Securities into the Property Trustee Account and, upon and in accordance with the order of a Regular Trustee, use such funds to purchase Debentures;

         (iii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Convertible Preferred Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

         (iv) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain Special Events arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.

     (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.

     (e) The Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which the Property Trustee has Actual Knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Convertible Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Convertible Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Debentures (other than rights arising from an Event of Default described in the immediately preceding sentence) for a period of 30 days after any Holder of Convertible Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Convertible Preferred Securities may, to the fullest extent permitted by law, institute a Direct Action to enforce the Property Trustee's rights as holder of the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the Holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

     (f) The Property Trustee shall not resign as a Trustee unless either:

         (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

         (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.

     (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if the Property Trustee has Actual Knowledge that an Event of Default has occurred and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities. In no event, however, shall the Property Trustee, in its capacity as holder of the Debentures, have the power to convert the Debentures.

     (h) The Property Trustee may authorize one or more Paying Agents to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with
Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

     (i) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6 and shall not be responsible for any actions taken by the Regular Trustees or for monitoring compliance by the Regular Trustees of their duties hereunder.

     The Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

     SECTION 3.9 Certain Duties and Responsibilities of the Property Trustee.

     (a) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has Actual Knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

            (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

            (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not, on their face, they conform to the requirements of this Declaration, but shall otherwise have no duty to determine the accuracy or completeness thereof or whether the same comply with applicable laws;

         (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

         (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

         (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

         (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

         (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

         (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

         (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

     SECTION 3.10 Certain Rights of Property Trustee.

     (a) Subject to the provisions of Section 3.9:

         (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

         (ii) any direction or act of the Sponsor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

         (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

         (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

         (v) the Property Trustee may consult with counsel of its selection or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

         (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee, provided that nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, from its obligations expressly created hereunder to exercise the rights and powers vested in it by this Declaration;

         (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

         (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

         (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive written instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request written instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions;

         (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

         (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

     (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     SECTION 3.11 Delaware Trustee.

     Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act. SECTION 3.12 Execution of Documents.

     Except as otherwise required by the Business Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6; provided that the registration statement referred to in Section 3.6(b)(i), including any amendments thereto, shall be signed by all of the Regular Trustees.

     SECTION 3.13 Not Responsible For Recitals or Issuance of Securities.

     The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

     SECTION 3.14 Duration of Trust.

     The Trust, unless terminated pursuant to the provisions of Article VIII hereof, shall terminate on September 30, 2051.

     SECTION 3.15 Mergers.

     (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except in compliance with the provisions of Sections 3.15(b) and (c).

     (b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, however, that:

         (i) such successor entity (the "Successor Entity") either:

            (A) expressly assumes all of the obligations of the Trust under the Securities; or

            (B) substitutes for the Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Convertible Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

         (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the Holder of the Debentures;

         (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Convertible Preferred Securities are then listed or quoted;

         (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

         (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the Convertible Preferred Securities as a result of such merger, consolidation, amalgamation or replacement);

         (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

         (vii) prior to such merger, consolidation, amalgamation or replacement, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

            (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the successor Entity); and

            (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

            (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

            (viii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Convertible Preferred Securities Guarantee; and

            (ix) the Regular Trustees shall have furnished the Delaware Trustee at least 5 Business Days prior written notice of the consummation of such merger, consolidation, amalgamation or replacement; provided that failure to provide such notice shall not affect the validity of any such transaction.

         (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE IV

                                     SPONSOR

     SECTION 4.1 Sponsor's Purchase of Common Securities.

     On the Closing Date, the Sponsor will purchase _______ Common Securities, being all of the Common Securities issued by the Trust on the Closing Date and representing approximately 3% of the total capital of the Trust after issuance of the Convertible Preferred Securities on the Closing Date.

     SECTION 4.2 Responsibilities of the Sponsor.

     In connection with the issue and sale of the Convertible Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities (except to the extent that the Regular Trustees have also been granted authority with respect to certain of such activities pursuant to Section 3.6):

         (i) to prepare for filing with the Commission and execute on behalf of the Trust one or more registration statements on Form S-3 (or other applicable form), including any amendments thereto, relating to the resale of Convertible Preferred Securities;

         (ii) to determine the States and foreign jurisdictions in which to take appropriate action to qualify or register all or part of the Convertible Preferred Securities in any jurisdiction in which the Sponsor has determined to qualify or register for sale or resale such Convertible Preferred Securities and to do any and all such acts, other than actions that must be taken by the Trust, and to advise the Trust of actions it must take, and to prepare for execution and filing and execute on behalf of the Trust any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

         (iii) to prepare or cause to be prepared for filing and to execute on behalf of the Trust, an application to PORTAL, the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing or quotation of the Convertible Preferred Securities;

         (iv) to prepare and execute on behalf of the Trust letters, documents, or instruments for filing with DTC relating to the Convertible Preferred Securities;

         (v) to prepare for filing with the Commission, and to execute on behalf of the Trust, at such time as may be determined by the Sponsor, a registration statement on Form 8-A, including any amendments thereto relating to the registration of the Convertible Preferred Securities under Section 12(b) of the Exchange Act; and

         (vi) to negotiate the terms of the Registration Rights Agreement and other related agreements providing for the resale of the Convertible Preferred Securities and to execute such documents on behalf of the Trust.

     SECTION 4.3 Expenses.

     (a) The Sponsor shall be responsible for and shall pay for all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Convertible Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees, the costs and expenses for printing and engraving and computing or accounting equipment, Paying Agent(s), registrar(s), transfer agent(s), duplication, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

     (b) The Sponsor shall pay any and all taxes (other than withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     (c) The Sponsor's obligations under this Section 4.3 shall be for the benefit of, and shall be enforceable by, the Property Trustee and any Person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor"), whether or not such Creditor has received notice hereof. The Property Trustee and any such Creditor may enforce the Sponsor's obligations under this Section 4.3 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that the Property Trustee or any such Creditor take any action against the Sponsor. The Sponsor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 4.3.

                                   ARTICLE V

                                    TRUSTEES

     SECTION 5.1 Number of Trustees.

     The number of Trustees initially shall be five (5), and:

     (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

     (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; provided, however, that the number of Trustees shall in no event be less than two (2); provided, further that (1) one Trustee shall satisfy the requirements for being a Delaware Trustee as provided in Section 5.2 (the "Delaware Trustee"); (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Sponsor (each, a "Regular Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

     SECTION 5.2 Delaware Trustee.

     If required by the Business Trust Act, one Trustee, which shall be the Delaware Trustee, shall be:

     (a) a natural person who is a resident of the State of Delaware; or

     (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and
Section 3.11 shall have no application.

     The initial Delaware Trustee shall be:

     [First Union Bank of Delaware.]

     In the event that a national banking association, with the name "[First Union Trust Company, National Association]" or any other name, succeeds, as contemplated, to all or substantially all the corporate trust business of [First Union Bank of Delaware], such successor entity shall automatically be deemed to be the Delaware Trustee, effective as of the consummation of such succession, with the same effect as if it had executed this Declaration on the Closing Date, upon delivery to the Sponsor and the Regular Trustees of an instrument, in form and substance reasonably satisfactory to the Sponsor and the Regular Trustees, accepting the responsibilities hereunder as Delaware Trustee and agreeing to be bound by all of the provisions hereof applicable to the Delaware Trustee, and thereupon [First Union Bank of Delaware] will automatically be deemed to have resigned as the Delaware Trustee, effective as of the consummation of such succession.

     SECTION 5.3 Property Trustee; Eligibility.

     (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

         (i) not be an Affiliate of the Sponsor; and

         (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

     (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of such Section 310(b).

     (d) The Convertible Preferred Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

     (e) The initial Property Trustee shall be: [First Union National Bank of South Carolina.]

     SECTION 5.4 Certain Qualifications of Regular Trustees and Delaware Trustee Generally.

     Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

     SECTION 5.5 Regular Trustees.

     The initial Regular Trustees shall be:

     [                   ]
     [                   ]
     [                   ]

     (a) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

     (b) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6, provided that the registration statement referred to in
Section 3.6, including any amendments thereto, shall be signed by all of the Regular Trustees; and

     (c) A Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

     SECTION 5.6 Appointment, Removal and Resignation of Trustees.

     (a) Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

         (i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

         (ii) after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities.

     (b) (i) the Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a successor Property Trustee (the "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor; and

         (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

     (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

         (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

            (A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

            (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

         (ii) subject to the provisions of the last paragraph of Section 5.2, no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

     (d) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee as the case may be if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

     (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.6 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

     (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

     SECTION 5.7 Vacancies Among Trustees.

     If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees, shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

     SECTION 5.8 Effect of Vacancies.

     The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.6, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

     SECTION 5.9 Meetings.

     If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting.

     The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided, however, that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

     SECTION 5.10 Delegation of Power.

     (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

     SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided, however, such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                                  DISTRIBUTIONS

     SECTION 6.1 Distributions.

     Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Convertible Preferred Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest or Additional Interest (as each such term is defined in the Indenture)), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall be, and hereby is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders.

                                  ARTICLE VII

                             ISSUANCE OF SECURITIES

     SECTION 7.1 General Provisions Regarding Securities.

     (a) The Regular Trustees shall on behalf of the Trust issue one class of convertible preferred securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Convertible Preferred Securities") and one class of convertible common securities, representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Common Securities"). The Trust shall issue no securities or other interests in the assets of the Trust other than the Convertible Preferred Securities and the Common Securities. The Trust shall issue no Securities in bearer form.

     (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

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

     (c) Upon issuance of the Convertible Preferred Securities as provided in this Declaration, the Convertible Preferred Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

     (d) Every Person, by virtue of having become a Holder or a Convertible Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration and to have expressly assented and agreed to the terms of the Indenture and the Convertible Preferred Securities Guarantee.

     SECTION 7.2 Execution and Authentication.

     (a) The Certificates shall be signed on behalf of the Trust by a Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be such Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee.

     (b) One Regular Trustee shall sign the Convertible Preferred Securities for the Trust by manual or facsimile signature. Unless otherwise determined by the Trust, such signature shall, in the case of Common Securities, be a manual signature.

     A Convertible Preferred Security Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Convertible Preferred Security Certificate has been authenticated under this Declaration.

     Upon a written order of the Trust signed by one Regular Trustee, the Property Trustee shall authenticate the Preferred Certificates for original issue.

     The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Certificates. An authenticating agent may authenticate Preferred Certificates whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Company or an Affiliate of the Company.

     SECTION 7.3 Form and Dating.

     The Preferred Certificates and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and the Common Securities Certificates shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certificates may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof. The Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided, however, that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Preferred Certificate shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Preferred Securities. The Convertible Preferred Securities offered and sold by the Trust pursuant to the Exchange Agreement shall be issued in the form of one or more permanent global Securities in definitive, fully registered form without distribution coupons and with the global legend set forth in Exhibit A-1 hereto (each, a "Global Preferred Security"). Those Convertible Preferred Securities that are subject to restrictions on transfer under the Securities Act will be issued in the form of one or more Global Preferred Securities with the Restricted Securities Legend (each, a "Restricted Global Preferred Security"). The Global Preferred Securities shall be deposited on behalf of the holders of the Convertible Preferred Securities represented thereby with the Property Trustee, at its [Columbia, South Carolina] office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Trust and authenticated by the Property Trustee as hereinafter provided. The number of Convertible Preferred Securities represented by a Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. This Section 7.3(b) shall apply only to the Restricted Global Preferred Security and such other Convertible Preferred Securities in global form as may be authorized by the Trust to be deposited with or on behalf of the Depositary.

         (i) The Trust shall execute and the Property Trustee shall, in accordance with this Section 7.3, authenticate and make available for delivery initially one or more certificates representing Global Preferred Securities, each of which certificates (collectively, "Global Certificates") (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Property Trustee to the Depositary or pursuant to the Depositary's written instructions or held by the Property Trustee as custodian for the Depositary. Any other Global Preferred Security authenticated under this Declaration shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or the Property Trustee or other custodian for the Depositary or such nominee.

         (ii) Neither any members of, or participants in, the Depositary ("Participants") nor any other Persons on whose behalf Participants may act (including Euroclear and CEDEL and account holders and participants therein) shall have any rights under this Declaration with respect to any Global Preferred Security held on their behalf by the Depositary or by the Property Trustee as the custodian of the Depositary or under such Global Preferred Security, and the Depositary may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Preferred Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the

Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Security.

     (c) Certificated Securities. Convertible Preferred Securities may be issued in the form of individual certificates in definitive, fully registered form without distribution coupons as set forth in Exhibit A-1 hereto ("Definitive Preferred Certificates"). Any such Convertible Preferred Securities subject to restrictions on transfer under the Securities Act will be issued in the form of Definitive Preferred Certificates with the Restricted Securities Legend ("Restricted Definitive Preferred Certificates"), unless removed in accordance with Section 9.2.

     SECTION 7.4 Registrar; Paying Agent; Conversion Agent.

     The Trust shall establish or maintain in [Charlotte, North Carolina] an office or agency where Securities may be presented for registration of transfer or exchange (the "Registrar"). In addition, the Trust shall maintain in [Charlotte, North Carolina] an office or agency where the Convertible Preferred Securities may be presented for payment ("Paying Agent"). The Trust shall maintain an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Trust may appoint the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Trust may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Trust shall notify the Property Trustee in writing of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent or Conversion Agent. The Trust shall act as Paying Agent and Conversion Agent for the Common Securities.

     The Trust initially appoints the Property Trustee as Conversion Agent for the Convertible Preferred Securities.

     SECTION 7.5 Paying Agent To Hold Money In Trust.

     The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of principal or distribution on the Securities, and will notify the Property Trustee if there are insufficient funds. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

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

     SECTION 7.6 Replacement Securities.

     If the holder of a Security claims that the Certificate representing such Security has been lost, destroyed or wrongfully taken or if such Certificate is mutilated and is surrendered to the Trust or in the case of the Convertible Preferred Securities to the Property Trustee, the Trust shall issue and the Property Trustee shall authenticate a replacement Certificate if the Property Trustee's and the Trust's requirements, as the case may be, are met. If required by the Property Trustee or the Trust, an indemnity bond must be sufficient in the judgment of both to protect the Trustees, the Property Trustee, the Sponsor or any authenticating agent from any loss which any of them may suffer if a Certificate is replaced. The Company may charge for its expenses in replacing a Certificate.

     Every replacement Security is an additional obligation of the Trust.

     SECTION 7.7 Outstanding Convertible Preferred Securities.

     The Convertible Preferred Securities outstanding at any time are all the Convertible Preferred Securities represented by Preferred Certificates authenticated by the Property Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Preferred Certificate is replaced, paid or purchased pursuant to
Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Preferred Certificate is held by a bona fide purchaser.

     If Convertible Preferred Securities are considered paid in accordance with the terms of this Declaration, they cease to be outstanding and interest on them ceases to accrue.

     A Convertible Preferred Security does not cease to be outstanding because one of the Trust, the Sponsor or an Affiliate of the Sponsor holds such Security.

     SECTION 7.8 Convertible Preferred Securities In Treasury.

     In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Convertible Preferred Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee has Actual Knowledge of being so owned shall be so disregarded.

     SECTION 7.9 Temporary Securities.

     Until definitive Securities are ready for delivery, the Trust may prepare and, in the case of the Convertible Preferred Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and deliver to the Property Trustee Convertible Preferred Securities in certificated form (other than in the case of Convertible Preferred Securities in global form) and thereupon any or all temporary Convertible Preferred Securities (other than any such Convertible Preferred Securities in global form) may be surrendered in exchange therefor, at the office of the Registrar, and the Property Trustee shall authenticate and deliver an equal aggregate liquidation amount of definitive Convertible Preferred Securities in certificated form in exchange for temporary Convertible Preferred Securities (other than any such Convertible Preferred Securities in global form). Such exchange shall be made by the Trust at its own expense and without any charge therefor. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Declaration as Securities in definitive certificated form authenticated (in the case of Convertible Preferred Securities) and delivered hereunder.

     SECTION 7.10 Cancellation.

     The Trust at any time may deliver a Convertible Preferred Security to the Property Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Property Trustee any Convertible Preferred Security surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Property Trustee shall promptly cancel all Preferred Certificates surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall dispose of canceled Preferred Certificates as the Trust directs. The Trust may not issue new Preferred Certificates to replace certificates representing Convertible Preferred Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any Holder has converted.

                                  ARTICLE VIII

                              TERMINATION OF TRUST

     SECTION 8.1 Termination of Trust.

     (a) The Trust shall dissolve:

         (i) upon the bankruptcy of the Holder of the Common Securities or the Sponsor;

         (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Holder of the Common Securities or the Sponsor; the consent of a majority in liquidation amount of the Securities voting together as a single class to file a certificate of cancellation with respect to the Trust; or the revocation of the charter of the Holder of the Common Securities or the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

         (iii) upon the entry of a decree of judicial dissolution of the Holder of the Common Securities, the Sponsor or the Trust;

         (iv) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

         (v) upon the occurrence and continuation of a Special Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Securities and after satisfaction of all liabilities to creditors (whether by payment or by making reasonable provision for payment) all of the Debentures held by the Property Trustee shall have been distributed to the Holders of Securities in exchange for all of the Securities;

         (vi) upon the distribution of the Common Stock (as defined in Annex I) to Holders of all outstanding Securities upon conversion of all such Securities;

         (vii) the expiration of the term of the Trust on September 30, 2051; or

         (viii) before the issuance of any Securities, with the consent of all of the Regular Trustees and the Sponsor.

     (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), after satisfaction of all liabilities to creditors (whether by payment or by making reasonable provision for payment) the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware and thereupon the Trust shall terminate.

     (c) The provisions of Article X shall survive the termination of the Trust.

                                   ARTICLE IX

                              TRANSFER OF INTERESTS

     SECTION 9.1 General.

     (a) When Convertible Preferred Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of Convertible Preferred Securities represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trust shall issue and the Property Trustee shall authenticate Preferred Certificates at the Registrar's request.

     (b) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

     (c) Subject to this Article IX, the Sponsor and any Related Party may only transfer Common Securities to the Sponsor or a Related Party of the Sponsor; provided that, any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

         (i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

         (ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

     (d) The Regular Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificates, the Regular Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled as provided in
Section 7.10. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

     (e) The Trust shall not be required (i) to issue, register the transfer of, or exchange, Convertible Preferred Securities during a period beginning at the opening of business 15 days before the day of any selection of Convertible Preferred Securities for redemption set forth in the terms and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Convertible Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Security being redeemed in part.

     SECTION 9.2 Transfer Procedures and Restrictions.

     (a) Transfer and Exchange of Definitive Preferred Certificates. When Definitive Preferred Certificates are presented to the Registrar or co-registrar
(x) to register the transfer of the Convertible Preferred Securities represented thereby; or (y) to exchange such Convertible Preferred Securities for an equal number of Convertible Preferred Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Preferred Certificates surrendered for transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (ii) in the case of Restricted Definitive Preferred Certificates, shall be accompanied by the following additional information and documents, as applicable:

            (A) if such Restricted Definitive Preferred Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form set forth on the reverse of the Definitive Preferred Certificate);

            (B) [Intentionally omitted]; or

            (C) if such Restricted Preferred Securities are being transferred
(i) pursuant to an effective registration statement under the Securities Act, or
(ii) in reliance on an exemption from the registration requirements of the Securities Act, (X) a certification from such Holder to that effect (substantially in the form set forth on the reverse of the Definitive Preferred Certificate), (Y) in the case of clause (ii) above, if the Trust or the Registrar so requests, an opinion of counsel reasonably acceptable to the Trust or the Registrar, as the case may be, to the effect that such transfer is in compliance with the Securities Act, and (Z) in the case of clause (i) above, a certificate signed by a Regular Trustee to the effect that a registration statement covering the sale of such Restricted Preferred Securities is effective.

     (b) Transfers After Effectiveness of a Registration Statement. After the effectiveness of a registration statement covering the resale of Convertible Preferred Securities, Preferred Certificates representing Convertible Preferred Securities transferred pursuant to such registration statement in compliance with Section 9.2(a)(ii)(C)(i) will no longer be required to bear the Restricted Securities Legend, and beneficial interests in a Convertible Preferred Security in global form without legends will be available to transferees of Convertible Preferred Securities transferred pursuant to such registration statement, upon surrender and exchange of the transferring Holder's Restricted Definitive Preferred Certificate or directions to transfer such Holder's beneficial interest in a Restricted Global Preferred Security, as the case may be. No such transfer or exchange of a Restricted Definitive Preferred Certificate or of an interest in a Restricted Global Preferred Security shall be effective unless the transferor delivers to the Trust a certification (in the applicable form set forth on the reverse of the Definitive Preferred Certificate) as to compliance by such Person with the provisions of this Declaration applicable to such transfer or exchange.

     (c) Restrictions on Transfer and Exchange of a Definitive Preferred Certificate for a Beneficial Interest in a Global Preferred Security. A Definitive Preferred Certificate may not be exchanged for a beneficial interest in a Global Preferred Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Preferred Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Property Trustee, together with:

         (i) if such Definitive Preferred Security is a Restricted Definitive Preferred Security, certification, in the form set forth on the reverse of the Preferred Certificate, that such Definitive Preferred Security is being transferred pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; and

         (ii) whether or not such Definitive Preferred Certificate is a Restricted Definitive Preferred Security, written instructions directing the Property Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Preferred Security to reflect an increase in the number of the Preferred Securities represented by the Global Preferred Security, the Property Trustee shall cancel such Definitive Preferred Certificate and cause, or direct the Depositary to cause, the aggregate number of Convertible Preferred Securities represented by the Global Preferred Security to be increased accordingly. If no Global Preferred Securities are then outstanding, the Trust shall issue and the Property Trustee shall authenticate, upon written order of any Regular Trustee, an appropriate number of Convertible Preferred Securities in global form.

         (d) Transfer and Exchange of Global Preferred Securities. The transfer and exchange of Global Preferred Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (e) Transfer of a Beneficial Interest in a Global Preferred Security for a Definitive Preferred Certificate.

         (i) Any Person having a beneficial interest in a Global Preferred Security may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Preferred Certificate representing the same number of Convertible Preferred Securities. Upon receipt by the Property Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Preferred Security of written instructions or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Restricted Preferred Security and the following additional information and documents (all of which may be submitted by facsimile):

            (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the owner of a beneficial interest in a Global Preferred Security, a certification from such Person to that effect (substantially in the form set forth on the reverse of the Definitive Preferred Certificate); or

            (B) if such beneficial interest is being transferred (i) pursuant to an available exemption from registration requirements of the Securities Act or
(ii) pursuant to an effective registration statement under the Securities Act,
(X) a certification from the transferor to that effect (substantially in the form set forth on the reverse of the Definitive Preferred Certificate), (Y) in the case of clause (i) above, if the Trust or the Registrar so requests, an opinion of counsel reasonably acceptable to the Trust or the Registrar, as the case may be, to the effect that such transfer is in compliance with the Securities Act, and (Z) in the case of clause (ii) above, a certificate signed by a Regular Trustee to the effect that a registration statement covering the sale of such Restricted Preferred Securities is effective. Then the Property Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Property Trustee, the aggregate principal amount of the Global Preferred Security to be reduced on its books and records and, following such reduction, the Trust will execute and the Property Trustee will authenticate and deliver to the transferee a Definitive Preferred Certificate.

         (ii) Definitive Preferred Certificates issued in exchange for a beneficial interest in a Global Preferred Security pursuant to this Section 9.2(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or indirect participants or otherwise, shall instruct the Property Trustee. The

Property Trustee shall deliver such Definitive Preferred Certificates to the Persons in whose names such Convertible Preferred Securities are so registered in accordance with the instructions of the Depositary.

     (f) Restrictions on Transfer and Exchange of Global Preferred Securities. Notwithstanding any other provisions of this Declaration (other than the provisions set forth in Section 9.2(i)), a Global Preferred Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (g) Authentication of Definitive Preferred Certificates in Absence Of Depositary.

         (i) If at any time:

            (A) the Depositary notifies the Trust that the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Securities or has ceased to be a Clearing Agency registered under the Exchange Act, and a successor Depositary for the Global Preferred Securities is not appointed by the Trust at the direction of the Sponsor within 90 days after delivery of such notice; or

            (B) in the case of a Global Preferred Security held for an account of Euroclear or CEDEL, Euroclear or CEDEL, as the case may be, (A) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or (B) announces an intention permanently to cease business or does in fact do so; or

            (C) the Trust (with the consent of the Sponsor) notifies the Property Trustee in writing that it elects to cause the issuance of Definitive Preferred Certificates under this Declaration; or

            (D) an Event of Default has occurred and is continuing, then the Trust will execute, and the Property Trustee, upon receipt of a written order of the Trust signed by one Regular Trustee requesting the authentication and delivery of Definitive Preferred Certificates to the Persons designated by the Trust, will authenticate and deliver Definitive Preferred Certificates, representing an aggregate number of Convertible Preferred Securities equal to the aggregate number of Convertible Preferred Securities represented by such Global Preferred Securities, in exchange for such Global Certificates.

            (E) any Global Preferred Security exchanged pursuant to clause (A),
(B), or (C) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (D) above may be exchanged in whole or from time to time in part as directed by the Depositary.

         (ii) Definitive Preferred Certificates issued in exchange for a Global Preferred Security or any portion thereof pursuant to paragraph (i) above shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Preferred

Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Preferred Security to be exchanged in part, either such Global Preferred Security shall be so surrendered for exchange or, if the Property Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Preferred Security, the number of Convertible Preferred Securities represented thereby shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Property Trustee. Upon any such surrender or adjustment, the Property Trustee shall authenticate and make available for delivery the Definitive Preferred Certificates issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

      (h) Legends.

         (i) Until two (2) years after the later of (x) the earlier of the original issuance date of any Restricted Preferred Security or the original issue date of any predecessor security and (y) the last date that any Affiliate of the Company was the owner of such Restricted Preferred Security or of any predecessor security, any Certificate evidencing such Restricted Preferred Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in the Indenture) shall bear a legend (the "Restricted Securities Legend") in substantially the following form (unless such Restricted Preferred Security has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Trust in writing, with notice thereof to the Registrar):

     THIS SECURITY (OR ITS PREDECESSOR), ANY CONVERTIBLE SUBORDINATED DEBT SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY, AND ANY COMMON STOCK ISSUED ON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF
(X) THE EARLIER OF THE ORIGINAL ISSUE DATE HEREOF AND THE ORIGINAL ISSUE DATE OF ANY PREDECESSOR SECURITY AND (Y) THE LAST DATE ON WHICH INSIGNIA FINANCIAL GROUP, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED

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

TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (C) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER (i) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE AND (ii) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (ii) Any Certificate (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend as set forth therein have been satisfied may, upon surrender of such Certificate for exchange to the Registrar in accordance with the provisions of this Section 9.2, be exchanged for a new Certificate or Certificates, of like tenor and aggregate number of Convertible Preferred Securities, which shall not bear the Restricted Securities Legend.

     (i) Cancellation or Adjustment of Global Preferred Security. At such time as all beneficial interests in a Global Preferred Security have either been exchanged for Definitive Preferred Certificates to the extent permitted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Preferred Security shall be returned to the Depositary for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Preferred Security is exchanged for Definitive Preferred Certificates, Convertible Preferred Securities represented by such Global Preferred Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the Securities Custodian for such Global Preferred Security) with respect to such Global Preferred Security, by the Property Trustee or the Securities Custodian, to reflect such reduction.

     (j) Obligations With Respect to Transfers and Exchanges of Convertible Preferred Securities.

         (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Property Trustee shall authenticate Definitive Preferred Certificates and Global Certificates at the Registrar's or co-registrar's request. (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

         (iii) Prior to the due presentation for registrations of transfer of any Convertible Preferred Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Convertible Preferred Security is registered as the absolute owner of such Convertible Preferred Security for the purpose of receiving Distributions on such Convertible Preferred Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (iv) All Convertible Preferred Securities issued upon any transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Convertible Preferred Securities surrendered upon such transfer or exchange.

     (k) No Obligation of the Property Trustee.

         (i) The Property Trustee shall have no responsibility or obligation to any beneficial owner of a Global Preferred Security, any Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in the Convertible Preferred Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Convertible Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Convertible Preferred Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Preferred Security). The rights of beneficial owners in any Global Preferred Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary or any agent thereof with respect to its Participants and any beneficial owners.

         (ii) The Property Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Convertible Preferred Security (including any transfers between or among Depositary Participants or beneficial owners in any Global Preferred Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 9.3 Deemed Security Holders.

         The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Property Trustee, Registrar, or a co-registrar shall have Actual Knowledge thereof.

     SECTION 9.4 Appointment of Successor Depositary.

     If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Convertible Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency to act as Depositary with respect to such Convertible Preferred Securities.

     SECTION 9.5 Registration Rights.

     The holders of the Convertible Preferred Securities, the Debentures, the Convertible Preferred Securities Guarantee, and the shares of Common Stock of the Company issuable upon conversion of the Debentures are entitled to the benefits of the Registration Rights Agreement.

                                   ARTICLE X

                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

     SECTION 10.1 Liability.

     (a) Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

         (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; or

         (ii) be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

     (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

     (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Convertible Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     SECTION 10.2 Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such

Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

     SECTION 10.3 Fiduciary Duty.

     (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

     (b) Unless otherwise expressly provided herein:

         (i) whenever a conflict of interest exists or arises between any Covered Persons; or

         (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

     (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

         (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

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

         (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

     SECTION 10.4 Indemnification.

     (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

         (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Convertible Preferred Security Holders.

         (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Convertible Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

         (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any Person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this
Section 10.4(a).

         (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

         (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (b) The Sponsor agrees to indemnify, to the fullest extent permitted by law, the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence (in the case of the Property Trustee, negligence) or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration.

     SECTION 10.5 Outside Businesses.

     Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                   ARTICLE XI

                                   ACCOUNTING

     SECTION 11.1 Fiscal Year.

     The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

     SECTION 11.2 Certain Accounting Matters.

     (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

     (b) The Regular Trustees shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss.

     (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

     (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

     SECTION 11.3 Banking.

     The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

     SECTION 11.4 Withholding.

     The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

                                  ARTICLE XII

                             AMENDMENTS AND MEETINGS


     SECTION 12.1 Amendments.

     (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

         (i) the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees);

         (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee;

         (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee; and

         (iv) if the amendment affects the rights, powers, duties, obligations or immunities of the Sponsor, the Sponsor.

     (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

         (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

         (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

            (A) an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

            (B) an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

         (iii) to the extent the result of such amendment would be to:

            (A) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

            (B) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

            (C) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

     (c) At such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities.

     (d) Section 9.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities.

     (e) Article IV shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities.

     (f) The rights of the Holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities.

     (g) Notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

         (i) cure any ambiguity;

         (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

         (iii) add to the covenants, restrictions or obligations of the Sponsor; and

         (iv) to conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the right, preferences or privileges of the Holders.

     SECTION 12.2 Meetings of the Holders of Securities; Action By Written Consent.

     (a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Convertible Preferred Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Security Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

     (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

         (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Convertible Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

         (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

         (iii) each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

         (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Convertible Preferred Securities are then listed or trading otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIII

                       REPRESENTATIONS OF PROPERTY TRUSTEE
                              AND DELAWARE TRUSTEE

     SECTION 13.1 Representations and Warranties of Property Trustee.

     The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants, as applicable, to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

     (a) the Property Trustee is a national banking association with trust powers, duly organized, validly existing and in good standing, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration;

     (b) the execution, delivery and performance by the Property Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

     (c) the execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and

     (d) no consent, approval or authorization of, or registration with or notice to, any South Carolina or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of the Declaration.

     SECTION 13.2 Representations and Warranties of Delaware Trustee.

     The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

     (a) The Delaware Trustee is a national banking association or a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration.

     (b) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration. The Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

     (c) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of the Declaration.

     (d) The Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.

                                  ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1 Notices.

     All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                    Insignia Financing II
                    c/o Insignia Financial Group, Inc.
                    200 Park Avenue
                    New York, New York 10166
                    Attention: General Counsel

     (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

                    [First Union Bank of Delaware
                    One Rodney Square
                    920 King Street
                    Wilmington, Delaware  19801]
                    Attention:  Corporate Trust Administration

     (c) if given to the Property Trustee, at its Corporate Trust Office to the attention of Corporate Trust Trustee Administration (or such other address as the Property Trustee may give notice of to the Holders of the Securities).

     (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

                    Insignia Financial Group, Inc.
                    200 Park Avenue
                    New York, New York 10166
                    Attention: General Counsel

     (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 14.2 Governing Law.

     This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

     SECTION 14.3 Intention of The Parties.

     It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

     SECTION 14.4 Headings.

     Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

     SECTION 14.5 Successors and Assigns.

     Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

     SECTION 14.6 Partial Enforceability.

     If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     SECTION 14.7 Counterparts.

     This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.



                                            ----------------------------------
                                                         , as Regular Trustee


                                            ----------------------------------
                                                         , as Regular Trustee


                                            ----------------------------------
                                                         , as Regular Trustee
                                                 [First Union Bank of Delaware,]
                                                             as Delaware Trustee

                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


                                            [First Union National Bank of South
                                            Carolina,] as Property



                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


                                            Insignia Financial Group, Inc.,
                                            as Sponsor


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                     ANNEX I

                               TERMS OF SECURITIES

                   10% TRUST CONVERTIBLE PREFERRED SECURITIES
                     10% TRUST CONVERTIBLE COMMON SECURITIES

     Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of __________, 20__ (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Exchange Agreement):

     1. Designation and Number.

     (a) Convertible Preferred Securities. __________ Convertible Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of $__________, and a liquidation amount with respect to the assets of the Trust of $50 per Convertible Preferred Security, are hereby designated for the purposes of identification only as "10% Trust Convertible Preferred Securities" (the "Convertible Preferred Securities"). The Convertible Preferred Security Certificates evidencing the Convertible Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Convertible Preferred Securities are listed.

     (b) Common Securities. _______ Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of $__________, and a liquidation amount with respect to the assets of the Trust of $50 per common security, are hereby designated for the purposes of identification only as "10% Trust Convertible Common Securities" (the "Common Securities"). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

     2. Distributions.

     (a) Distributions payable on each Security will be fixed at a rate per annum of 10% (the "Coupon Rate") of the stated liquidation amount of $50 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     (b) Distributions on the Securities will be cumulative, will accrue from the date of original issuance of the Securities, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on __________, 20__ [last day of the first quarter ending at least 15 Business Days after the date of issuance], except as otherwise described below. So long as no event of default under the Indenture shall have occurred and be continuing, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall last beyond the date of maturity of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures; provided that if the payment date is a Redemption Date, then the record date for the Distribution shall be as of the opening of business on such record date for the purpose of permitting a Holder of a Convertible Preferred Security to convert on such record date while continuing to be the record holder for the Distribution and therefore entitled to receive the Distribution on the payment date notwithstanding conversion on the record date. In the event that any Convertible Preferred Security is redeemed after a record date and prior to (but not on) the corresponding payment date, the accrued and unpaid distributions on such Convertible Preferred Security as of the redemption date will be paid to the holder thereof on the redemption date, not to the holder thereof on the record date. In the event that a redemption date is also a payment date, then the accrued and unpaid distributions will be paid to the holder of such Convertible Preferred Security as of the record date. The relevant record dates for the Common Securities shall be the same record date as for the Convertible Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (d) In the event of an election by the Holder to convert its Securities through the Conversion Agent into Common Stock (as hereinafter defined) pursuant to the terms of the Securities as set forth in this Annex I to the Declaration, no payment, allowance or adjustment shall be made with respect to accumulated and unpaid Distributions on such Securities, or be required to be made; provided that Holders of Securities at the close of business on any record date for the payment of Distributions will be entitled to receive the Distributions payable on such Securities on the corresponding payment date notwithstanding the conversion of such Securities into Common Stock following such record date.

     (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

     3. Liquidation Distribution Upon Dissolution.

     In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the Holders of the Securities on the date of the dissolution, winding-up or termination, as the case may be, will be entitled to receive out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of liabilities to creditors an amount equal to the aggregate of the stated liquidation amount of $50 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless such dissolution, winding-up or termination occurs in connection with a Special Event in which case, in accordance with
Section 4(c), Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Coupon Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities, shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

     4. Redemption and Distribution.

     (a) Upon the repayment of the Debentures in whole or in part, whether at maturity or upon redemption (either at the option of the Debenture Issuer or pursuant to a Special Event as described below), the proceeds from such repayment or payment shall be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed at a redemption price per Security equal to the redemption price of the Debentures, together with accrued and unpaid Distributions thereon through the date of the redemption, payable in cash (the "Redemption Price"). Holders will be given not less than 20 nor more than 60 days notice of such redemption.

     (b) If fewer than all the outstanding Securities are to be so redeemed, the Securities will be redeemed Pro Rata from each Holder of Securities, it being understood that, in respect of Convertible Preferred Securities registered in the name of and held of record by DTC (or a successor depositary) or any nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of such agency or nominee.

     (c) If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") shall occur and be continuing, the Regular Trustees may with the consent of the Sponsor, except in certain limited circumstances in relation to a Tax Event described in this Section 4(c), dissolve the Trust and, after satisfaction of creditors, cause Debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders' interests in the Trust on a Pro Rata basis, within 90 days following the occurrence of such Special Event (the "90 Day Period"); provided, however, that such dissolution and distribution shall be conditioned on (i) in the case of the occurrence of a Tax Event, the Regular Trustees' receipt of an opinion of a nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither the Trust nor the Holders of the Securities will recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Debentures, (ii) in the case of a Tax Event, the Debenture Issuer or the Trust being unable to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Debenture Issuer, the Sponsor or the Holders of the Securities ("Ministerial Action"), and (iii) the Sponsor's prior written consent to such dissolution and distribution.

     If in the event of a Tax Event (i) after receipt of a Dissolution Tax Opinion (as defined hereinafter) by the Regular Trustees, the Sponsor has received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Debenture Issuer would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even if the Debentures were distributed to the Holders of Securities in liquidation of such Holders' interests in the Trust as described in this Section 4(c), or (ii) the Regular Trustees shall have been informed by nationally recognized independent tax counsel experienced in such matters that a No Recognition Opinion cannot be delivered to the Trust, the Debenture Issuer shall have the right at any time, upon not less than 20 nor more than 60 days notice, to redeem the Debentures in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, for cash within 90 days following the occurrence of such Tax Event. Following such redemption, Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a Pro Rata basis; provided, however, that, if at the time there is available to the Debenture Issuer or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some Ministerial Action, the Trust or the Debenture Issuer will pursue such Ministerial Action in lieu of redemption.

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after __________, 20__ [the date of issuance], as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, __________, 20__ [the date of issuance] (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable in cash by the Debenture Issuer to the Trust on the Debentures is not, or will not be, deductible, in whole or in part, by the Debenture Issuer for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any Change in Tax Law that requires the Debenture Issuer for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Debentures until the interest payment related to such OID is paid by the Debenture Issuer in cash; provided, that such Change in Tax Law does not create more than an insubstantial risk that the Debenture Issuer will be prevented from taking a deduction for OID accruing with respect to the Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Debenture Issuer in cash.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulations by any legislative body, court, governmental agency or regulatory authority on or after ____________, 20 __ [the date of issuance] (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     On and from the date fixed by the Regular Trustees for any distribution of Debentures upon dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding, and (ii) The Depository Trust Company (the "Depositary") or its nominee (or any successor Clearing Agency or its nominee), as the record Holder of the Convertible Preferred Securities held in the form of Global Certificates, will receive a registered certificate or certificates in global form representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Securities, except for Global Certificates representing Convertible Preferred Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, such Convertible Preferred Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

     (d) The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

     (e) Notice of any redemption of, or notice of distribution of Debentures in exchange for the Securities (a "Redemption/Distribution Notice"), will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 20 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this
Section 4(e), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, or by such other means suitable to assure delivery of such written notice, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

     (f) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Securities, it being understood that, in respect of Convertible Preferred Securities registered in the name of and held of record by the Depositary or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

     (g) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this Section 4 (which notice will be irrevocable), then (A) with respect to the Convertible Preferred Securities held in Global Certificates, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or other repayment of the Debentures, the Property Trustee will deposit irrevocably with the Depositary or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Convertible Preferred Securities and will give the Depositary (or its nominee) (or successor Clearing Agency or its nominee) irrevocable instructions and authority to pay the Redemption Price to the Holders of the Convertible Preferred Securities, and (B) with respect to Convertible Preferred Securities held in Definitive Preferred Certificates and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will pay the relevant Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a

Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the required date of such deposit, Distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     (h) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to (A) in respect of the Convertible Preferred Securities held in the form of Global Certificates, to the Depositary or its nominee (or any successor Clearing Agency or its nominee) and, in respect of Convertible Preferred Securities held in the form of Definitive Preferred Certificates, to the Holder thereof, and (B) in respect of the Common Securities, to the Holder thereof.

     (i) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or otherwise.

     5. Conversion Rights.

     The Holders of Securities shall have the right at any time, beginning __________, 20__ [the date of issuance] through the close of business on
__________, 20__ [20th anniversary of the date of issuance] (or, in the case of Securities called for redemption, prior to the close of business on the Business Day prior to the redemption date), at their option, to cause the Conversion Agent to convert Securities, on behalf of the converting Holders, into shares of Common Stock of the Sponsor ("Common Stock") in the manner described herein on and subject to the following terms and conditions:

     (a) The Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Security per $50 principal amount of Debentures, and immediately convert such amount of Debentures into that number of fully paid and nonassessable shares of Common Stock equal to the aggregate principal amount of Debentures to be converted plus all accrued and unpaid interest (including Additional Payments, if any) thereon through the Conversion Date (as defined below) divided by the conversion price of $14.00 per share of Common Stock, subject to certain adjustments set forth in Sections 15.3 and 15.4 of the Indenture (as so adjusted, "Conversion Price").

     (b) In order to convert Securities into Common Stock the Holder shall submit to the Conversion Agent at the office referred to above an irrevocable request to convert Securities on behalf of such Holder (the "Conversion Request"), together, if the Securities are in certificated form, with such certificates. The Conversion Request shall (i) set forth the number of Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued and (ii) direct the Conversion Agent (a) to exchange such Securities for a portion of the Debentures held by the Trust (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Debentures on behalf of such Holder, into Common Stock (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall notify the Trust of the Holder's election to exchange Securities for a portion of the Debentures held by the Trust and the Trust shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify the Sponsor of the Holder's election to convert such Debentures into shares of Common Stock. If Securities are converted on or after a Distribution record date and prior to the corresponding Distribution payment date, Holders of such Securities at the close of business on a Distribution record date will not be entitled to receive the Distribution payable on such securities on the corresponding Distribution payment date. Except as provided in Section 5(a) above, neither the Trust nor the Sponsor will make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions accrued on the Securities (including any Additional Payments accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Common Stock issued upon such conversion. Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Securities is received by the Trust in accordance with the foregoing provision (the "Conversion Date").

     The Person or Persons entitled to receive Common Stock issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Sponsor shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

     (c) Each Holder of a Security by his acceptance thereof appoints [First Union National Bank of South Carolina] "Conversion Agent" for the purpose of effecting the conversion of Securities in accordance with this Section. In effecting the conversion and transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Securities from time to time for Debentures held by the Trust in connection with the conversion of such Securities in accordance with this Section and

(ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount, provided that the Conversion Agent shall not give effect to any conversion of Securities if, after giving effect to such conversion, the aggregate amount of Common Securities outstanding would be less than 3% of the aggregate liquidation amount of the Securities.

     (d) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by the Sponsor to the Conversion Agent, which in turn will make such payment to the Holder or Holders of Securities so converted. The cash payable shall be based on the current market price of Common Stock on the date such Securities are surrendered for conversion.

     (e) The Sponsor shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Debentures then outstanding.

     Notwithstanding the foregoing, the Sponsor shall be entitled to deliver upon conversion of Debentures, shares of Common Stock reacquired and held in the treasury of the Sponsor (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Trust shall deliver the shares of Common Stock received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of the Sponsor and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of Common Stock (and all requirements to list Common Stock issuable upon conversion of Debentures that are at the time applicable), in order to enable the Sponsor to lawfully issue Common Stock to the Trust upon conversion of the Debentures and the Trust to lawfully deliver Common Stock to each Holder upon conversion of the Securities.

     (f) The Sponsor will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures and the delivery of the shares of Common Stock by the Trust upon conversion of the Securities. The Sponsor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Trust the amount of any such tax, or has established to the satisfaction of the Trust that such tax has been paid.

     (g) Nothing in the preceding Paragraph (f) shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Securities as set forth in this Annex I to the Declaration or in the Declaration itself or otherwise require the Property Trustee or the Trust to pay any amounts on account of such withholdings.

     6. Voting Rights - Convertible Preferred Securities.

     (a) Except as provided under Sections 6(b) and 8 and as otherwise required by law and the Declaration, the Holders of the Convertible Preferred Securities will have no voting rights.

     (b) Subject to the requirements set forth in this paragraph, the Holders of a Majority in liquidation amount of the Convertible Preferred Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 7.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures, where such consent shall be required, provided, however, that, where a consent under the Indenture would require the consent or act of the Holders of greater than a majority of the Holders in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Convertible Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Convertible Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Convertible Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action and each holder of Securities will be treated as owning an undivided beneficial interest in the Debentures.

     If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Convertible Preferred Securities to the extent of any payment made by the Issuer to such Holder of Convertible Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Debentures (other than rights arising from an Event of Default described in the immediately preceding sentence) for a period of 30 days after any Holder of Convertible Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Convertible Preferred Securities may, to the fullest extent permitted by law, thereafter institute a Direct Action to enforce the Property Trustee's rights as holder of the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the Holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

     Any approval or direction of Holders of Convertible Preferred Securities may be given at a separate meeting of Holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the Holders of the Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     Notwithstanding that Holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     7. Voting Rights - Common Securities.

     (a) Except as provided under Sections 7(b), (c) and 8 and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

     (b) The Holders of the Common Securities are entitled, in accordance with
Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

     (c) Subject to Section 2.6 of the Declaration and only after any Event of Default with respect to the Convertible Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 5.13 of the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, provided that, where a consent or action under the Indenture would require the consent or act of a Super Majority of the Holders, the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this Section 7(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Convertible Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action and each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Debentures.

     If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Convertible Preferred Securities may directly institute a Direct Action on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Convertible Preferred Securities to the extent of any payment made by the Issuer to such Holder of Convertible Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Debentures (other than rights arising from an Event of Default described in the immediately preceding sentence) for a period of 30 days after any Holder of Convertible Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such Holder of Convertible Preferred Securities may, to the fullest extent permitted by law, thereafter institute a Direct Action to enforce the Property Trustee's rights as holder of the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the Holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

     Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     8. Amendments to Declaration and Indenture.

     (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of outstanding Securities voting together as a single class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities affected thereby; provided, however, that a reduction of the principal amount or Coupon Rate, or a change in the payment dates or maturity of the Convertible Preferred Securities shall not be permitted without the consent of each Holder of Convertible Preferred Securities affected thereby; and provided further that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

     (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of a Super Majority, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided, further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this
Section 8(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for the purposes of United States federal income tax and that each holder of Securities will be treated as owning an undivided beneficial interest in the Debentures.

     9. Pro Rata.

     A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Convertible Preferred Securities pro rata according to the aggregate liquidation amount of Convertible Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Convertible Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Convertible Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

     10. Ranking.

     The Convertible Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with, the Common Securities except that, where an Event of Default occurs and is continuing, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Convertible Preferred Securities.

     11. Acceptance of Securities Guarantee and Indenture.

     Each Holder of Convertible Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Convertible Preferred Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.

     12. No Preemptive Rights.

     The Holders of the Securities shall have no preemptive or similar rights to subscribe for any additional securities.

     13. Miscellaneous.

     These terms constitute a part of the Declaration.

     The Sponsor will provide a copy of the Declaration, the Convertible Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                                   EXHIBIT A-1

               FORM OF CONVERTIBLE PREFERRED SECURITY CERTIFICATE

     {IF THE CONVERTIBLE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE, INSERT THE FOLLOWING - This Convertible Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Convertible Preferred Security is exchangeable for Convertible Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Convertible Preferred Security (other than a transfer of this Convertible Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Convertible Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trust or its agent for registration of transfer, exchange or payment, and any Convertible Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.}

     {IF THE CONVERTIBLE PREFERRED SECURITY IS TO BE A RESTRICTED PREFERRED SECURITY, INSERT THE FOLLOWING--THIS SECURITY (OR ITS PREDECESSOR), ANY CONVERTIBLE SUBORDINATED DEBT SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY, AND ANY COMMON STOCK ISSUED ON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF (X) THE EARLIER OF THE ORIGINAL ISSUE DATE HEREOF AND THE ORIGINAL ISSUE DATE OF ANY PREDECESSOR SECURITY AND (Y) THE LAST DATE ON WHICH INSIGNIA FINANCIAL GROUP, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

                                     A-1-1

AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (C) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER (i) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE AND (ii) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.}





                                     A-1-2

Certificate Number:                  Number of Convertible Preferred Securities:
------------------                   ------------------------------------------


CUSIP NO.
         -----------------------

             Certificate Evidencing Convertible Preferred Securities
                                       of
                              INSIGNIA FINANCING II

                   10% Trust Convertible Preferred Securities
        (liquidation amount $50 per Trust Convertible Preferred Security)

     Insignia Financing II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of convertible preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 10% Trust Convertible Preferred Securities (liquidation amount $50 per Trust Convertible Preferred Security) (the "Convertible Preferred Securities"). The Convertible Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of __________, 20__, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Convertible Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Convertible Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Convertible Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Convertible Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

     Unless the Property Trustee's Certificate of Authentication hereon has been properly executed, these Convertible Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Trust has caused this certificate to be executed.


                                     A-1-3

                                             Insignia Financing II


                                             By:
                                                ---------------------------
                                                Name:
                                                Title: Regular Trustee


                     {FORM OF CERTIFICATE OF AUTHENTICATION}

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Convertible Preferred Securities referred to in the within-mentioned Declaration.

Dated:

[First Union National Bank of South Carolina,] as Property Trustee


By:
    ---------------------------
         Authorized Signatory




                                     A-1-4

                          {FORM OF REVERSE OF SECURITY}

     Distributions payable on each Convertible Preferred Security will be fixed at a rate per annum of 10% (the "Coupon Rate") of the stated liquidation amount of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from __________, 20__ [date of issuance] and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on __________, 20__ [the last day of the first quarter ending at least 15 Business Days after the date of issuance], which payment dates shall correspond to the interest payment dates on the Debentures, to Holders of record at the close of business on the regular record date for such distribution which shall be the close of business 15 days prior to the relevant payment date. The Debenture Issuer has the right under the Indenture, subject to certain conditions, to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each an "Extension Period") provided that no Extension Period shall last beyond the date of the maturity of the Debentures and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     The Convertible Preferred Securities shall be redeemable as provided in the Declaration.

     The Convertible Preferred Securities shall be convertible into shares of Common Stock of Insignia Financial Group, Inc. (the "Common Stock"), through (i) the exchange of Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock, in the manner and according to the terms set forth in the Declaration.

                                     A-1-5

                               CONVERSION REQUEST

To: [First Union National Bank of South Carolina] as Property Trustee of
     Insignia Financing II

     The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Convertible Preferred Securities, or the portion below designated, into Common Stock of Insignia Financial Group, Inc. (the "Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust, dated as of __________, 20__ (as amended from time to time, the "Declaration"), by the Regular Trustees named therein, First Union Bank of Delaware, as Delaware Trustee, [First Union National Bank of South Carolina,] as Property Trustee, Insignia Financial Group, Inc., as Sponsor, and by the Holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Convertible Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Convertible Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Convertible Preferred Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Convertible Preferred Securities set forth as Annex I to the Declaration).

     The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: _________________, _____

in whole                                in part

                                        Number of Convertible Preferred
                                        Securities to be converted:

                                        ---------------------------------------

                                        If a name or names other than the
                                        undersigned, please indicate in the
                                        spaces below the name or names in which
                                        the shares of Common Stock are to be
                                        issued, along with the address or
                                        addresses of such person or persons

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------


                                     A-1-6

                                        Signature (for conversion only)
                                           Please Print or Typewrite Name and
                                           Address, Including Zip Code, and
                                           Social Security or Other Identifying
                                           Number

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------


                                        Signature Guarantee:*__________________




-----------------------------
* (Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                     A-1-7

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Preferred Security Certificate to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____________________________________agent to transfer this Convertible Preferred

Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ---------------------------

Signature:
          ----------------------

(Sign exactly as your name appears on the other side of this Convertible Preferred Security Certificate)

Signature Guarantee**
                      ----------------------------------------------------------

                      ----------------------------------------------------------

** Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-1-8

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                            OF TRANSFER OF SECURITIES

RE: 10% Trust Convertible Preferred Securities of Insignia Financing II

     This Certificate relates to the exchange or registration for transfer of _______ (number) Convertible Preferred Securities held in (check applicable box) book-entry or definitive form by ___________________ (the "Transferor"), prior to the Resale Restriction Termination Date (as defined in the legend on the face of this Certificate).

     The Transferor (check applicable box):

         has requested the Registrar by written order to deliver, in exchange for its beneficial interest in a Global Preferred Security held by the Depositary, Convertible Preferred Securities in definitive registered form of authorized denominations and an aggregate number of Convertible Preferred Securities equal to its beneficial interest in such Global Preferred Security (or portion thereof as indicated above); or

         has requested the Registrar by written order to exchange or register the transfer of such Convertible Preferred Securities.

         In connection with such request and in respect of all such Convertible Preferred Securities, the Transferor does hereby certify that Transferor is familiar with the Declaration relating to the above-captioned Convertible Preferred Securities and, as provided in Section 9.2(a)(ii)(C)(ii) or Section 9.2(e)(i)(B)(i) of such Declaration, the transfer of these Convertible Preferred Securities does not require registration under the Securities Act because such Convertible Preferred Securities are being transferred pursuant to an available exemption from the registration requirements of the Securities Act and an opinion of counsel to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate.

         Such Convertible Preferred Securities are being acquired for the Transferor's own account (in satisfaction of Section 9.2(a)(ii)(A) or Section 9.2(e)(i)(A) of the Declaration).

         Such Convertible Preferred Securities are being transferred pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 9.2(a)(ii)(C)(i) or Section 9.2(e)(i)(B)(ii) of the Declaration).



                                              ----------------------------------
                                              [INSERT NAME OF TRANSFEROR]


                                              By:
                                                 -------------------------------

Date:
     ---------------------------


                                     A-1-9

                      {TO BE ATTACHED TO GLOBAL SECURITIES}

                                   SCHEDULE A

     The original number of Convertible Preferred Securities represented by this Global Certificate shall be __________. The following increases or decreases in the number of Convertible Preferred Securities represented by this Global Certificate have been made:

                        Amount of       Amount of      Number of
                        increase in     decrease in    Securities               Signature of
Date of                 number of       number of      following each          authorized
increase/decrease       Securities      Securities     increase/decrease       officer of Trustee
-----------------       ----------      ----------     -----------------       ------------------












                                     A-1-10

                                   EXHIBIT A-2

                       FORM OF COMMON SECURITY CERTIFICATE

     THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT.

     OTHER THAN AS PROVIDED IN THE DECLARATION (AS DEFINED HEREIN), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A RELATED PARTY (AS DEFINED IN THE INDENTURE) OF INSIGNIA FINANCIAL GROUP, INC.

      Certificate Number:                    Number of Common Securities:
---------------------------------------  --------------------------------------




                    Certificate Evidencing Common Securities

                                       of

                              INSIGNIA FINANCING II

                     10% Trust Convertible Common Securities
                  (liquidation amount $50 per Common Security)

     Insignia Financing II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 10% Trust Convertible Common Securities (liquidation amount $50 per Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of __________, 20__, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ____________, 20__.

                                               Insignia Financing II



                                               By:
                                                  ---------------------------
                                                  Name:
                                                  Title: Regular Trustee








                                     A-2-2

                          {FORM OF REVERSE OF SECURITY}

     Distributions payable on each Common Security will be fixed at a rate per annum of 10% (the "Coupon Rate") of the stated liquidation amount of $50 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months.

     Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from __________, 20__ [date of issuance] and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on __________, 20__ [last day of the first quarter ending at least 15 Business Days after the date of issuance], which payment dates shall correspond to the interest payment dates on the Debentures, to Holders of record at the close of business on the regular record date for such distribution which shall be the close of business on the Business Day next preceding such distribution payment date unless otherwise provided in the Declaration. The Debenture Issuer has the right under the Indenture, subject to certain conditions, to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each an "Extension Period") provided that no Extension Period shall last beyond the date of maturity of the Debentures and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the date of maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     The Common Securities shall be redeemable as provided in the Declaration.

     The Common Securities shall be convertible into shares of Common Stock of Insignia Financial Group, Inc. (the "Common Stock"), through (i) the exchange of Common Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock, in the manner and according to the terms set forth in the Declaration.

                                     A-2-3

                               CONVERSION REQUEST

To: First Union National Bank of South Carolina as Property Trustee of
     Insignia Financing II

     The undersigned owner of these Common Securities hereby irrevocably exercises the option to convert these Common Securities, or the portion below designated, into Common Stock of Insignia Financial Group, Inc. (the "Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust, dated as of __________, 20__ (as amended from time to time , the "Declaration"), by the Regular Trustees named therein, First Union Bank of Delaware, as Delaware Trustee, [First Union National Bank of South Carolina,] as Property Trustee, Insignia Financial Group, Inc., as Sponsor, and by the Holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Common Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Common Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Common Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Common Securities set forth as Annex I to the Declaration).

         The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: _________________, _____

in whole                           in part

                                   Number of Common Securities to be converted:


                                   ---------------------------------------------

                                   If a name or names other than the
                                   undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------



                                     A-2-4

                                   Signature (for conversion only)
                                      Please Print or Typewrite Name and
                                      Address, Including Zip Code, and Social or
                                      Other Identifying Number

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Signature Guarantee:*________________________




* (Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)




                                     A-2-5

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

and irrevocably appoints________________________________________________________
________________________________________________________________________________
__________________________________________agent to transfer this Common Security
Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ---------------------------

Signature:
          ----------------------

(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee**
                     ----------------------------------------------------------


** Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-2-6

                                   EXHIBIT B-1
                              SPECIMEN OF DEBENTURE

                    {(FORM OF FACE OF CONVERTIBLE DEBENTURE)}

     {IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING -- This Debenture is a Book Entry Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Convertible Debentures registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co. or such other person or entity so named by The Depositary Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.}

     {IF THE DEBENTURE IS TO INCLUDE THE RESTRICTED SECURITIES LEGEND, INSERT THE FOLLOWING-- THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF INSIGNIA FINANCIAL GROUP, INC. (THE "COMPANY") THAT:
(I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF (X) THE EARLIER OF THE ORIGINAL ISSUE DATE HEREOF AND THE ORIGINAL ISSUE DATE OF ANY PREDECESSOR OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND

(III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (C) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.}


CUSIP No. _____________________

Certificate No.  ______________                         $_____________


                         INSIGNIA FINANCIAL GROUP, INC.

                     10% CONVERTIBLE SUBORDINATED DEBENTURE

     Insignia Financial Group, Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on __________, 20__ [20th anniversary of the date of issuance], and to pay interest on said principal sum from __________, 20__ [date of issuance], or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30, and December 31 of each year commencing __________, 20__ [the last day of the first quarter ending at least 15 Business Days after the date of issuance], at the rate of 10% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered on the Regular Record Date for such interest installment which shall be the close of business on the date 15 days prior to such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee (referred to on the reverse hereof) for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                      INSIGNIA FINANCIAL GROUP, INC.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

Attest:

By:
   ----------------------------------
Name:
Title:

                     {FORM OF CERTIFICATE OF AUTHENTICATION}

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures referred to in the within-mentioned
Indenture.

Dated:
      -----------------------------



[First Union National Bank of South Carolina,] as Trustee



By:
   -------------------------------
   Authorized Signatory

                         {FORM OF REVERSE OF DEBENTURE}

         This Convertible Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one series under and pursuant to an Indenture (the "Indenture") dated as of __________, 20__, duly executed and delivered between the Company and [First Union National Bank of South Carolina,] as Trustee (the "Trustee"), to which Indenture (which term shall include, collectively, any and all indentures supplemental thereto) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Convertible Debentures. This series of Debentures is limited in aggregate principal amount as specified in the Indenture and is herein sometimes referred to as the "Convertible Debentures."

     Upon the occurrence and during the continuation of a Tax Event, in certain circumstances, this Convertible Debenture may become due and payable, in whole or in part, at the principal amount together with any interest accrued thereon, including Additional Payments (the "Special Redemption Price"). The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines.

     In addition, the Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 20 nor more than 60 days' notice, in whole or in part at any time on or after __________, 20__ [three years after the date of issuance] (an "Optional Redemption") at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional Payments, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning __________ [the month and day of issuance]:

                         Year                  Redemption Price

             20__ [the third year after                  102.0%
             the year of issuance]
             20__ [the fourth year after                 101.0%
             the year of issuance]
             20__ [the fifth year after                  100.0%
             the year of issuance] and
             thereafter


     If Convertible Debentures are redeemed on any March 31, June 30, September 30, or December 31, accrued and unpaid interest shall be payable to Holders of record on the relevant record date, instead of the Holders on the Redemption Date.

     So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

     If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed on a pro rata basis, in portions equal to $50 (or any integral multiple thereof) of the principal amount of Convertible Debentures.

     In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures and all interest accrued thereon (including any Additional Payments) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (a) change the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Debenture or make any change in the subordination provisions that adversely affects the rights of any Holders of any Debenture, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Debentures or a default with respect to certain covenants concerning the Sponsor Trust more fully set forth in the Indenture or a default in respect of any provision in the Indenture that cannot be modified without the consent of the Holders of all Debentures affected thereby. Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

     No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

     As long as an Event of Default shall not have occurred and be continuing and certain other conditions have been satisfied, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest (including Additional Payments) then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law) to the Holders as they appear on the transfer records of the Company as of the first Regular Record Date after the Extended Interest Payment Period. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest (including all Additional Payments) then due, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Debenture Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in [Columbia, South Carolina] accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Holder of any Convertible Debenture has the right, exercisable at any time beginning __________, 20__ [the date of issuance] and prior to the close of business (New York time) on __________, 20__ [20th anniversary of the date of issuance] (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into that number of shares of Common Stock equal to the aggregate principal amount of Convertible Debentures to be converted plus all accrued and unpaid interest (including Additional Payments, if any) thereon through the date of conversion divided by the Conversion Price (initially $14.00), subject to adjustment under certain circumstances.

     To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If any Holder surrenders a Convertible Debenture for conversion on or after the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, the interest payable on such Interest Payment Date will not be paid to the registered Holder of such Convertible Debenture on such Regular Record Date. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debentures to be converted plus all accrued and unpaid interest (including Additional Payments, if any) thereon through the Conversion Date by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

     The Convertible Debentures are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures are exchangeable for a like aggregate principal amount of Convertible Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Convertible Debenture that are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                          {FORM OF ELECTION TO CONVERT}

                               ELECTION TO CONVERT

To:  Insignia Financial Group, Inc.

     The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of INSIGNIA FINANCIAL GROUP, INC. in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: _________________, _____

      in whole                         in part

                                       Portion of Convertible Debenture to be
                                       converted ($50 or integral multiples
                                       thereof):
                                       $__________________________________

                                       Signature (for conversion only)
                                          Please Print or Typewrite Name and
                                          Address, Including Zip Code, and
                                          Social Security or Other Identifying
                                          Number


                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Signature Guarantee: (1)_________________


* (Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert address and zip code of assignee)


and irrevocably appoints__________________________________agent to transfer this Convertible Debenture on the books of the Company. The agent may substitute another to act for him or her.

Date:
     ---------------------------

Signature:
          ----------------------

(Sign exactly as your name appears on the other side of this Convertible Debenture)

Signature Guarantee (2)
                       ---------------------------------------------------------

(2) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                {TO BE ATTACHED TO GLOBAL DEBENTURE OR DEBENTURE
                     ORIGINALLY ISSUED TO PROPERTY TRUSTEE}

                                   SCHEDULE A

         The original principal amount of this Debenture shall be $__________. The following increases or decreases in the principal amount of this Debenture have been made:


                                                                     Principal amount  of   Signature of
Date of               Amount of increase     Amount of decrease in   Debenture following    authorized officer of
increase/decrease     in principal amount    principal amount        increase/decrease      Trustee or Custodian
-----------------     -------------------    ----------------        -----------------      --------------------















                                                                       EXHIBIT B
                                                                       ---------

   FORM OF CERTIFICATE OF DESIGNATION OF SERIES C CONVERTIBLE PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

                                       OF

                         INSIGNIA FINANCIAL GROUP, INC.

     UNDER SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW, INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Corporation"), certifies as follows:

     FIRST: Under the authority contained in Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, the Board of Directors of the Corporation has classified _______ of the authorized but unissued shares of Preferred Stock of the Corporation, par value $0.01 per share, as shares of "Series C Convertible Preferred Stock".

     SECOND: The following resolution was duly adopted by the Board of Directors on _____, 20____ and such resolution has not been modified and is in full force and effect on the date hereof:

     RESOLVED, that the Board of Directors hereby creates, from the authorized but unissued shares of Preferred Stock of the Corporation, par value $0.01 per share (hereinafter the "Preferred Stock"), a series of Preferred Stock to consist of ________ shares, and hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

     (a) Designation. The designation of the series of Preferred Stock created by this resolution shall be "Series C Convertible Preferred Stock" (hereinafter the "Series C Convertible Preferred Stock") and the number of shares constituting the Series C Convertible Preferred Stock shall be __________ shares. Shares of the Series C Convertible Preferred Stock shall have a stated value of $100.00 per share. In the event of conversion, redemption or exchange of the Series C Convertible Preferred Stock, then, in order to reflect such conversion, redemption or exchange, the number of authorized shares of the Series C Convertible Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors and by filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The number of authorized shares of the Series C Convertible Preferred Stock shall be increased by resolution duly adopted by the

Board of Directors only to satisfy any in kind dividend payment to be made pursuant to Paragraph (b) below.

     (b) Dividends.

         (1) The Corporation shall pay on February 1, May 1, August 1 and November 1 (each of such dates being a "Dividend Payment Date" and each of such quarterly periods being a "Dividend Payment Period") of each twelve-month period following the date of the initial issuance of the Series C Convertible Preferred Stock (the "Initial Issuance Date"), a dividend per share of Series C Convertible Preferred Stock outstanding on such Dividend Payment Date, at a rate per annum of 10%, payable, at the option of the Corporation, (i) in cash equal to 10% of the stated value divided by 4, (ii) in shares of Series C Convertible Preferred Stock (with any fractional shares being rounded up or down to the nearest whole share) equal to 10% of the stated value divided by 4, and further divided by the stated value per share of the Series C Convertible Preferred Stock or (iii) a combination thereof; provided, however, that the cash or the number of shares of Series C Convertible Preferred Stock payable as a dividend for the initial Dividend Payment Period, or any other period shorter or longer than a full Dividend Payment Period, on the Series C Convertible Preferred Stock shall be computed by multiplying the result of the previous calculation by a fraction the numerator of which shall be the number of days in such Dividend Payment Period and the denominator of which shall be ninety (90). If dividends are not paid in cash, out of funds then legally available therefor, the Board of Directors of the Corporation shall declare and pay the dividends in shares of Series C Convertible Preferred Stock.

         Accrued dividends, whether or not declared, not paid on the Dividend Payment Date therefor shall compound quarterly, at a rate per annum equal to 10% per annum until the date of payment of such dividend. Each such dividend shall be paid to the holders of record of shares of the Series C Convertible Preferred Stock as they appear on the stock books of the Corporation on such record date, not more than sixty (60) nor less than ten (10) days preceding the payment date thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than sixty (60) nor less than ten (10) days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee thereof. Dividends shall be paid in cash or Series C Convertible Preferred Stock as provided above.

         (2) So long as any shares of Series C Convertible Preferred Stock are outstanding, no dividends shall, for any period, be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series C Convertible Preferred Stock, and no such Preferred Stock of any such series shall be redeemed, purchased or otherwise acquired by the Corporation or any Subsidiary (as hereinafter defined) for any consideration (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series C Convertible Preferred Stock as to dividends and liquidation rights) unless full cumulative compound dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series C Convertible Preferred Stock for all Dividend Payment Periods terminating on or prior to the date of payment of such dividends; provided, however, that the foregoing restriction on redemption, purchase or acquisition of Preferred Stock shall be inapplicable to the conversion of the Series C Convertible Preferred Stock into Common Stock of the Corporation (hereinafter the "Common Stock") pursuant to the terms hereof. When dividends are not paid in full upon the shares of the Series C Convertible Preferred Stock and such other Preferred Stock ranking on a parity as to dividends with the Series C Convertible Preferred Stock, all compound dividends declared upon shares of the Series C Convertible Preferred Stock and such other Preferred Stock shall be declared pro rata so that the amount of compound dividends declared per share on the Series C Convertible Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that dividends per share on the shares of the Series C Convertible Preferred Stock and such other Preferred Stock bear to each other. Holders of shares of the Series C Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative compound dividends, as herein provided, on the Series C Convertible Preferred Stock. Other than as provided in Paragraph (b)(1) above, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Convertible Preferred Stock, whether or not accumulated and unpaid. "Subsidiary" means any corporation or other entity of which the Corporation shall at the time own directly or indirectly through one or more Subsidiaries at least a majority of the outstanding capital stock (or other equity interest) entitled to vote generally for the election of directors.

         (3) So long as any shares of the Series C Convertible Preferred Stock are outstanding, unless all payments for the redemption or retirement pursuant to Paragraph (c) below have been made or set aside for payment and full cumulative compound dividends on the Series C Convertible Preferred Stock have been paid (or declared and a sum sufficient for the payment thereof set apart for such payment), no dividends (other than a dividend in the form of shares of Common Stock or of shares of any other capital stock of the Corporation ranking junior to the Series C Convertible Preferred Stock as to dividends and liquidation rights) or distribution shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock or upon any other capital stock of the Corporation ranking junior to or on a parity with the Series C Convertible Preferred Stock as to dividends or liquidation rights, and no Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Convertible Preferred Stock as to dividends or liquidation rights shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or any Subsidiary (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series C Convertible Preferred Stock as to dividends and liquidation rights). The foregoing restriction on redemption, purchase or acquisition of Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series C Convertible Preferred Stock shall be inapplicable to (a) any payments in lieu of issuance of fractional shares thereof whether upon any merger, conversion, stock dividend or otherwise; (b) the acquisition of any shares of Common Stock or other capital stock of the Corporation in connection with the settlement of disputes arising out of acquisitions by the Corporation pursuant to which such stock was issued; (c) the rescission of any acquisition or disposition by the Corporation pursuant to which such stock was issued; or
(d) the purchase or redemption of any warrants to purchase capital stock of the Corporation.

         (4) Notwithstanding the foregoing provisions of this paragraph (b), cash dividends on the Series C Convertible Preferred Stock may not be paid if
(i) the Corporation is insolvent or would be rendered insolvent thereby or (ii) such payment would impair the Corporation's capital.

     (c) Redemption.

         (1) Optional Redemption. The shares of the Series C Convertible Preferred Stock will be redeemable at any time on or after ______ __, 20__ [three years after the date of issuance] at the option of the Corporation (hereinafter an "Optional Redemption Date"), either in whole at any time, or in part from time to time, at the stated value thereof, together with accrued and unpaid compound dividends on the shares of Series C Convertible Preferred Stock redeemed.

         (2) Notice of any redemption of shares of the Series C Convertible Preferred Stock, specifying the time and place of redemption and the date and time at which the shares shall cease to be convertible, shall be mailed to each holder of record of the shares to be redeemed, at his address of record, not more than sixty (60) days nor less than thirty (30) days prior to the Optional Redemption Date; if less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

         (3) Unless default be made in the payment in full of the redemption price and any accrued and unpaid compound dividends, (a) the shares of Series C Convertible Preferred Stock to be redeemed will cease to be convertible into shares of Common Stock at the close of business on the Optional Redemption Date (unless such day is not a Business Day, in which event the shares of Series C Convertible Preferred Stock shall cease to be convertible on the next succeeding business day); (b) dividends on the shares called for redemption shall cease to accrue on the Optional Redemption Date; (c) all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease on the Optional Redemption Date, except the right to receive the amount payable upon redemption of such shares, on presentation and surrender of the respective certificates representing such shares; and (d) such shares shall not after the Optional Redemption Date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (4) Any shares of the Series C Convertible Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         (5) If less than all of the outstanding shares of the Series C Convertible Preferred Stock are to be redeemed, the Corporation shall select the shares to be redeemed, if the shares of the Series C Convertible Preferred Stock are listed on a national securities exchange, in accordance with the rules of such exchange, or, if the shares of Series C Convertible Preferred Stock are not so listed, as nearly pro rata as practicable or by lot, at the discretion of the Board of

Directors. The Corporation shall make the selection from the shares outstanding, not previously called for redemption.

         (6) Notwithstanding the foregoing provisions of this Paragraph (c), the shares of the Series C Convertible Preferred Stock may not be redeemed in whole or in part if (i) the Corporation is insolvent or would be rendered insolvent thereby or (ii) such redemption would impair the Corporation's capital.

     (d) Voting.

         (1) Unless the vote of the holders of a greater number of shares shall then be required by law, (i) the approval of holders of at least two-thirds of the votes entitled to be cast by the holders of all of the outstanding shares of the Series C Convertible Preferred Stock at the time outstanding, voting as a single class (and in such instances each share of Series C Convertible Preferred Stock shall be entitled to one vote per share), given in person or by proxy, by vote at a meeting called for that purpose, shall be necessary for authorizing, effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or By-laws of the Corporation which would materially adversely affect the preferences, rights or powers of the Series C Convertible Preferred Stock; provided, however, that any amendment of the provisions of the Certificate of Incorporation which would authorize or create or increase the authorized amount of any capital stock ranking senior to, on a parity with or junior to the Series C Convertible Preferred Stock as to dividends and liquidation rights shall not be deemed to adversely affect the preferences, rights or powers of the Series C Convertible Preferred Stock.

         (2) If the equivalent of four quarterly dividends payable on the Series C Convertible Preferred Stock are in arrears (whether or not consecutive) (hereinafter a "Default"), the holders of all outstanding shares of Series C Convertible Preferred Stock voting together with the holders of all other series of the Preferred Stock then having a similar special voting right because of the existence of a similar condition with respect thereto (the Series C Convertible Preferred Stock and all such other series are hereinafter referred to as the "Defaulted Series") will be entitled, as a single class, to elect to the Board of Directors two directors, and in such instances will be entitled to one vote per share. Such voting rights shall remain vested until such time as all dividends in arrears shall have been paid in full (or declared and a sum sufficient for the payment thereof set aside for payment). Each director elected by the holders of the Defaulted Series (hereinafter a "Preferred Director") shall serve, in accordance with the By-laws of the Corporation, as such a director until the payment in full of the dividend arrearage. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the shares of the Defaulted Series, voting as a single class at a meeting of the stockholders, or of the holders of the Defaulted Series, called for the purpose. So long as all dividends on the Defaulted Series in arrears have not been paid or declared and set apart for payment, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by a majority of the remaining Preferred Directors and filed with the Corporation, and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the majority vote of the holders of the Defaulted Series, voting as a separate class. Each director elected as aforesaid by a majority of the remaining Preferred Directors shall be deemed, for all purposes hereof, to be a Preferred Director.

     Such special voting rights may be initially exercised either at a special meeting of holders of the Defaulted Series or at any annual stockholders' meeting. A special meeting for the exercise of such rights shall be called by the Secretary of the Corporation as promptly as possible, and in any event within ten (10) days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of the Defaulted Series addressed to him at the principal office of the Corporation, in each case by sending written notice of such meeting to each Defaulted Series stockholder at his registered address. Such notice shall state the purpose of the meeting and the place and time for the meeting.

     A meeting for the removal of a director elected by the holders of the Defaulted Series and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten (10) days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of the Defaulted Series by sending, in each case, written notice of such meeting to each holder of the Defaulted Series at his registered address. Such meeting shall be held at the earliest practicable date thereafter. Such notice shall state the purpose of the meeting and the place and time for the meeting.

     If any meeting of holders of the Defaulted Series required to be called shall not have been called within ten (10) days after personal service of a written request therefor upon the Secretary of the Corporation, or within fifteen (15) days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the outstanding shares of the Defaulted Series may designate in writing one of their number to give notice of such meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of the Defaulted Series so designated shall have access to the stock books of the Corporation relating to the Defaulted Series for the purpose of causing meetings of holders of the Defaulted Series to be called pursuant to these provisions.

     At any meeting of the holders of the Defaulted Series to vote as a class for the election or removal of directors, the presence in person or by proxy of the holders of one-fifth of the outstanding shares of the Defaulted Series shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until the quorum shall be present.

     (e) Liquidation Rights.

         (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series C Convertible Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of capital stock ranking junior to the Series C Convertible Preferred Stock upon liquidation, the amount of

$100.00 per share, plus a sum equal to all compound dividends (whether or not declared) on such shares accrued and unpaid thereon to the date of final distribution.

         (2) None of the sale of all or substantially all the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation or any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed, in each case, by reincorporation of another corporation succeeding to the business and obligations of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph (e).

         (3) After the payment to the holders of shares of the Series C Convertible Preferred Stock of the full preferential amounts provided for in this Paragraph (e), the holders of the Series C Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (4) In the event the assets of the Corporation available for distribution to the holders of shares of the Series C Convertible Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph (e)(1) above, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of the Series C Convertible Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series C Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (f) Ranking.

         For purposes of this resolution, any capital stock of any class or series of the Corporation shall be deemed to rank:

         (1) prior to shares of the Series C Convertible Preferred Stock, either as to dividends or upon liquidation, if the holders of such stock shall be entitled to the receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series C Convertible Preferred Stock;

         (2) on a parity with shares of the Series C Convertible Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share, be different from those of the Series C Convertible Preferred Stock, if the holders of such capital stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such capital stock and the holders of shares of the Series C Convertible Preferred Stock; and

         (3) junior to shares of the Series C Convertible Preferred Stock, either as to dividends or upon liquidation, if such capital stock shall be Common Stock or if the holders of shares of the Series C Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

     (g) Conversion

         (1) Each share of the Series C Convertible Preferred Stock shall be convertible at any time at the option of the holder thereof into fully paid and non-assessable shares of Common Stock at the conversion price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of the Common Stock shall be delivered upon conversion of shares of the Series C Convertible Preferred Stock (hereinafter the "Conversion Price") shall initially be $14.00 per share. The number of shares of Common Stock issuable upon conversion of shares of the Series C Convertible Preferred Stock is determined by dividing the stated value of a share of Series C Convertible Preferred Stock plus accrued and unpaid compound dividends by the Conversion Price in effect on the Conversion Date (as defined below) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided below. If a holder converts more than one share at the same time, the number of shares issuable upon the conversion shall be based upon the total number of shares converted.

         (2) In order to convert shares of the Series C Convertible Preferred Stock into shares of Common Stock, the holder thereof shall surrender at the office of the Corporation or, if appointed by the Corporation, any transfer agent for the Series C Convertible Preferred Stock the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Series C Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (hereinafter the "Conversion Date"), the person or persons entitled to receive shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock at such time and the shares of Series C Convertible Preferred Stock so converted shall not be deemed to be retired, but shall be held as treasury shares. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of shares (including fractional shares) of the Common Stock issuable upon such conversion, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

         (3) In order to prevent dilution of the rights hereunder, the Conversion Price will be subject to adjustment from time to time after June 7, 2002 (and not from the date of issuance), as provided in this Paragraph (g)(3):

         (A) Dividends and Distributions. If the Corporation shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the holder of any Series C Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if the Series C Convertible Preferred Stock had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution. The adjustment described in this Paragraph (g)(3)(A) shall become effective immediately after such record date.

         (B) Stock Splits and Combinations. If the Corporation shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Corporation, the Conversion Price shall be adjusted so that the holder shall receive the number of shares of Common Stock which the holder would have owned or been entitled to receive after the happening of any and each of the events described above if the Series C Convertible Preferred Stock had been converted immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective. The adjustment described in this Paragraph (g)(3)(B) shall become effective immediately after the effective date of such subdivision, combination or reclassification.

         (C) Reclassifications, Consolidations, Mergers, Sales, Etc. If any of the following shall occur, namely: (i) any reorganization, reclassification or change of Common Stock issuable upon conversion of any Series C Convertible Preferred Stock; (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the surviving entity and which does not result in any reclassification of, or change (other than a change in name or as a result of a subdivision or combination) in, Common Stock; or
(iii) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reorganization, reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the holders an undertaking providing that the holders shall have the right, immediately following such reorganization, reclassification, change, consolidation, merger, sale or conveyance, to convert the Series C Convertible Preferred Stock into the kind and amount of securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of the Series C Convertible Preferred Stock immediately prior to such reorganization, reclassification, change, consolidation, merger, sale or conveyance. If, in the case of any such consolidation, merger, sale or conveyance, of the securities and property (including cash) receivable thereupon by a security holder include securities and property of a corporation other than the successor or purchasing entity, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other entity and shall contain such additional provisions to protect the conversion rights of the holders. The provisions of this Paragraph (g)(3) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         (D) Extraordinary Dividends and Distributions. If the Corporation at any time or from time to time after the date hereof shall declare, order, pay or make a distribution

(including, without limitation, any distribution of other or additional stock or other securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (i) a distribution payable in Additional Shares of Common Stock, (ii) a regularly scheduled cash distribution, or (iii) for which an adjustment is made pursuant to Paragraph (g)(3)(A), (B) or (C) above, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction

               (i) the numerator of which shall be the Market Price in effect on such record date or, if the Common Stock trades on an ex-distribution basis, on the date prior to the commencement of ex-distribution trading, less the Fair Value of such distribution applicable to one share of Common Stock, and

               (ii) the denominator of which shall be such Market Price.

         (E) Adjustment upon Issuance of Options and Convertible Securities. If the Corporation in any manner issues, grants, sells or assumes any rights or options to subscribe for or to purchase one or more classes of its Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of any Series C Convertible Preferred Stock) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options (together with the amount received by the Company for such Options on a per share basis) or upon conversion or exchange of such Convertible Securities (together with any additional amount to be received by the Company upon such conversion or exchange on a per share basis) (the "New Option Issuance Price") is less than the Conversion Price which would have been in effect immediately prior to such issuance, grant, sale or assumption, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued, upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

         (F) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for any class of Common Stock change at any time, the Conversion Price at the time of such change shall be readjusted, effective on and after the date of such change, to the Conversion Price which would have been in effect on the date of such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

         (G) Issuance of Additional Shares of Common Stock. In case the Corporation at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued without consideration or for a consideration per share less than the Conversion Price which would have been in effect immediately prior to such issuance or sale, then, and in each such case, the Conversion Price shall be reduced, to a price determined by multiplying such Conversion Price by a fraction

               (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Conversion Price which would have been in effect immediately prior to such issuance or sale, and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale, provided that, for the purposes of this Paragraph (g)(3)(G), (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Paragraph (g)(3), such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares of Common Stock shall not be deemed to be outstanding.

         (H) Abandoned Dividend or Distribution. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution (which results in an adjustment to the Conversion Price under the terms of this Agreement) and shall, thereafter, and before such distribution is paid or delivered to members entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Conversion Price and number of shares of Common Stock into which any Series C Convertible Preferred Stock is convertible by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

         (I) Other Dilutive Events. In case any event shall occur as to which the provisions of this Paragraph (g)(3) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders in accordance with the essential intent and principles of this Paragraph
(g)(3), then, in each such case, the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the conversion rights represented herein.

         (J) Computation of Consideration. For the purposes of this Paragraph
(g)(3),

               (i) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                    (x) insofar as it consists of cash, be computed at the net amount of cash received by the Corporation, without deducting any expenses paid or incurred by the Corporation or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issuance or sale,

                    (y) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issuance or sale, and

                    (z) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (x) and
         (y) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein; and

               (ii) Additional Shares of Common Stock deemed to have been issued pursuant to this Paragraph (g)(3), relating to stock dividends, stock splits, etc. or to employee benefit plans, employee compensation or incentives of the Corporation or any Affiliate thereof or otherwise to employees of the Corporation or any Affiliate thereof (except in a public offering open to the public generally on the same terms as such employees) shall be deemed to have been issued for no consideration, except to the extent the Corporation receives cash or property therefor.

         (K) No Dilution or Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Paragraph (g), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) shall take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the conversion of the Series C Convertible Preferred Stock from time to time outstanding, (ii) shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of the Series C Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation and available for the purpose of issue upon such exercise, (iii) shall not permit the par value of any shares of stock receivable upon the conversion of the Series C

Convertible Preferred Stock to exceed the amount payable therefor upon such exercise, and (iv) shall not issue any capital stock of any class which, as to the holders, is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

         (L) Notice of Corporate Action.

         (a) Immediately upon any adjustment pursuant to Paragraph (g)(3) of the Conversion Price, the Corporation will give written notice thereof to the holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (b) The Corporation will give written notice to the holders at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, or (ii) for determining rights to vote with respect to any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger involving the Corporation and any other Person or any transfer of all or substantially all of the assets of the Corporation to any other Person.

         (c) The Corporation will also give written notice to the holders at least twenty (20) days prior to the date on which any voluntary or involuntary dissolution, liquidation or winding-up will take place.

         (M) Further Adjustments. Successive adjustments in the Conversion Price shall be made whenever any event specified in Paragraph (g)(3) shall occur. All calculations under Paragraph (g)(3) shall be made to the nearest cent. No adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

         "Additional Shares of Common Stock" means all shares (including treasury shares) of Common Stock issued (or, pursuant hereto, deemed to be issued) or sold by the Corporation after the date hereof, whether or not subsequently reacquired or retired by the Corporation other than (a) shares of Common Stock issued pursuant to Approved Stock Plans, (b) shares issued upon exercise of options and warrants outstanding as of June 7, 2002, and (c), the additional shares of Series C Convertible Preferred Stock issued pursuant to Paragraph (b)(1) hereof, and any shares of Common Stock issuable upon conversion thereof.

         "Approved Stock Plan" means (i) any contract, plan, arrangement or agreement which has been or shall be approved by the Board of Directors and stockholders of the Corporation, pursuant to which the Corporation's securities may be issued to any employee, officer, director, consultant or other service provider of the Corporation or any of its

Subsidiaries, and (ii) any such contract, plan, arrangement, or agreement existing as of June 7, 2002, and any such contract, plan, arrangement or agreement assumed by the Corporation after June 7, 2002, pursuant to an acquisition or business combination, in either case whether or not approved by stockholders of the Corporation.

         "Business Day" means any day, other a Saturday, Sunday or legal holiday, on which banks in Greenville, South Carolina, Charlotte, North Carolina and New York, New York are open for the conduct of their domestic or international commercial banking business.

         "Fair Value" means, on any date (a) in the case of cash, the dollar amount thereof, (b) in the case of a security, the Market Price on such date, and (c) in all other cases, the fair value thereof (as of a date not more than twenty (20) days prior to the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Corporation.

         "Market Price" means, on any date specified herein, the amount per share of the Common Stock equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or in case no such sale takes place on such date, or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotations system, or (c) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within twenty (20) days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Corporation.

         (h) No Other Rights.

            The shares of the Series C Convertible Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above in this Series C Certificate of Designation and in the Certificate of Incorporation.

     IN WITNESS WHEREOF, INSIGNIA FINANCIAL GROUP, INC. has caused its corporate seal to be hereunto affixed and this Certificate of Designation to be signed by its ______________, ______________, and attested by its ______________,
______________, this ____ day of ______, 20___.


                                         INSIGNIA FINANCIAL GROUP, INC.

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:


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                                                                       EXHIBIT C
                                                                       ---------

        FORM OF REGISTRATION RIGHTS AGREEMENT RELATED TO TOPR SECURITIES


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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         INSIGNIA FINANCIAL GROUP, INC.,

                              INSIGNIA FINANCING II

                                       and

                      The INITIAL STOCKHOLDERS Specified on

                           the Signature Pages Hereof

                          Dated as of _______ __, 20__


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                                TABLE OF CONTENTS
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
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1.   DEFINITIONS..................................................................1

2.   REGISTRATION UNDER THE SECURITIES ACT........................................6
      2.1   DEMAND REGISTRATION...................................................6
      2.2   INCIDENTAL REGISTRATION...............................................8
      2.3   S-3 REGISTRATION; SHELF REGISTRATION.................................10
      2.4   EXPENSES.............................................................11
      2.5   UNDERWRITTEN OFFERINGS...............................................11
      2.6   CONVERSIONS; EXERCISES...............................................12
      2.7   POSTPONEMENTS........................................................12

3.   HOLDBACK ARRANGEMENTS.......................................................13
      3.1   RESTRICTIONS ON SALE BY STOCKHOLDERS OWNING REGISTRABLE SECURITIES...13
      3.2   RESTRICTIONS ON SALE BY THE COMPANY, THE TRUST AND OTHERS............13

4.   REGISTRATION PROCEDURES.....................................................13
      4.1   OBLIGATIONS OF THE COMPANY AND THE TRUST.............................13
      4.2   SELLER INFORMATION...................................................18
      4.3   NOTICE TO DISCONTINUE................................................18

5.   INDEMNIFICATION; CONTRIBUTION...............................................18
      5.1   INDEMNIFICATION BY THE COMPANY.......................................18
      5.2   INDEMNIFICATION BY STOCKHOLDERS......................................19
      5.3   CONDUCT OF INDEMNIFICATION PROCEEDINGS...............................19
      5.4   CONTRIBUTION.........................................................20
      5.5  OTHER INDEMNIFICATION.................................................21
      5.6  INDEMNIFICATION PAYMENTS..............................................21

6.   GENERAL.....................................................................21
      6.1   REGISTRATION RIGHTS TO OTHERS........................................21
      6.2   AVAILABILITY OF INFORMATION..........................................21
      6.3   AMENDMENTS AND WAIVERS...............................................22
      6.4   NOTICES..............................................................22
      6.5   SUCCESSORS AND ASSIGNS...............................................23
      6.6   COUNTERPARTS.........................................................24
      6.7   DESCRIPTIVE HEADINGS, ETC............................................24
      6.8   SEVERABILITY.........................................................24
      6.9   GOVERNING LAW........................................................24
      6.10   REMEDIES; SPECIFIC PERFORMANCE......................................24
      6.11   ENTIRE AGREEMENT....................................................25
      6.12   NOMINEES FOR BENEFICIAL OWNERS......................................25
      6.13  CONSENT TO JURISDICTION; WAIVER OF JURY..............................25
      6.14   FURTHER ASSURANCES..................................................26
      6.15   CONSTRUCTION........................................................26

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         REGISTRATION RIGHTS AGREEMENT (this or the "Agreement") dated as of
_______ __, 20___, by and among Insignia Financial Group, Inc., a Delaware corporation (the "Company"), Insignia Financing II, a Delaware statutory business trust (the "Trust"), and the Initial Stockholders specified on the signature pages of this Agreement (the "Initial Stockholders").

                              W I T N E S S E T H :

         WHEREAS, the Company, upon and in accordance with the terms and conditions set forth in the Exchange Agreement, proposes to exchange all of the Exchanged Preferred Stock together with the Notes (as defined in the Credit Agreement) outstanding under the Credit Agreement for 10% trust convertible preferred securities (liquidation amount $50 per convertible preferred security) (the "Convertible Preferred Securities");

         WHEREAS, in connection with the issuance of the Convertible Preferred Securities to the Initial Stockholders, the Company has agreed to provide certain registration rights in respect of the Registrable Securities (as defined below) on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings (capitalized terms used but not defined herein shall have the meanings given to them in the Indenture):

         "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

         "Agreement" shall have the meaning set forth in the preamble.

         "Blackout Period" shall have the meaning set forth in Section 2.7.

         "Common Shares" shall mean shares of common stock, par value $0.01 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble.

         "Convertible Preferred Securities" shall have the meaning set forth in the recitals.

         "Credit Agreement" shall mean that certain credit agreement, dated as of June 7, 2002, by and among the Company, the financial institutions from time to time party thereto and Madeleine L.L.C., a New York limited liability company, as administrative agent, as may be amended from time to time.

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         "Declaration" means the Amended and Restated Declaration of Trust, dated as of ________, 200_____, governing the Trust.

         "Debt Securities" shall mean the 10% Convertible Subordinated Debentures Due _________ __, 20__ [20th anniversary of date of issuance] of the Company issued pursuant to the Indenture.

         "Demand Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

         "Demand Registration Statement" shall mean a registration statement of the Company and the Trust that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Exchange Agreement" shall mean that certain Exchange Agreement, dated as of June 18, 2002, by and among the Company and the investors signatories thereto, governing the exchange of the Exchanged Preferred Stock and the Notes for the Convertible Preferred Securities.

         "Exchanged Preferred Stock" shall mean shares of the Series A Convertible Preferred Stock and shares of the Series B Convertible Preferred Stock.

         "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

         "Incidental Registration Statement" shall mean a registration statement of the Company that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Indenture" means the Indenture dated as of ___________ __, 200_, between the Company and [First Union National Bank of South Carolina], as trustee.

         "Initial Stockholders" shall have the meaning set forth in the preamble.

         "Initiating Stockholders" shall mean, with respect to a particular registration, the Stockholders who initiated the Request for such registration.

         "Inspectors" shall have the meaning set forth in Section 4.1(g).

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         "Majority Stockholders" shall mean one or more Stockholders of
Registrable Securities who would hold a majority of the Registrable Securities then outstanding, determined on an as converted basis.

         "Majority Stockholders of the Registration" shall mean, with respect to a particular registration, one or more Stockholders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration, determined on an as converted basis.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Offer" shall have the meaning set forth in Section 2.8(a).

         "Offeree" shall have the meaning set forth in Section 2.8(a).

         "Original Preferred Stock" shall mean the convertible preferred stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on February 3, 2000.

         "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

         "Preferred Securities Guarantee" shall mean the guarantee of the Convertible Preferred Securities by the Company pursuant to the Preferred Securities Guarantee Agreement.

         "Preferred Securities Guarantee Agreement" shall mean the Preferred Securities Guarantee Agreement dated as of ___________ __, 200_, executed and delivered by the Company.

         "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Purchaser" shall have the meaning set forth in Section 2.8(a).

         "Registrable Securities" shall mean (i) the Convertible Preferred Securities, (ii) the Debt Securities, (iii) the Common Shares issued or issuable upon conversion of the Convertible Preferred Securities or the Debt Securities,
(iv) the Preferred Securities Guarantee, (v) any securities issued to the Stockholders prior to the date hereof upon the conversion of or as dividend on the Exchanged Preferred Stock and which are owned by the Stockholders on the

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date hereof, (vi) any Common Shares issued to the Stockholders prior to June 18,
2002 upon the conversion of or as dividends on the Original Preferred Stock and which are owned by the Stockholders on the date hereof and (vii) any other securities of the Company or any other Person (or any successor or assign of the Company, whether by merger, consolidation, sale of substantially all the assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, the Registrable Securities referenced in clauses (i) through (vi) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company or the Trust and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and the Trust, including, without limitation, (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any U.S. stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum), (iii) all reasonable expenses of any Persons in preparing or assisting in preparing, printing, distributing and mailing any Registration Statement, any Prospectus, any underwriting agreements and transmittal letters,
(iv) the fees and disbursements of counsel for the Company and the Trust, (v) the fees and disbursements of Stockholders' Counsel to the extent that such fees and expenses do not exceed $25,000, and (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company or the Trust; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company or the Trust, such expenses shall not include salaries of Company or Trust personnel or general overhead expenses of the Company or the Trust, auditing fees or other expenses for the preparation of financial statements or other data normally prepared by the Company or the Trust in the ordinary course of its business. Except as otherwise provided herein, the Company shall bear all Registration Expenses incurred by it and the Trust.

         "Registration Statement" shall mean any registration statement of the Company and the Trust that covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

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         "Request" shall have the meaning set forth in Section 2.1(a).

         "S-3 Registration" shall mean a registration required to be effected by the Company and the Trust pursuant to Section 2.3(a).

         "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 7, 2002.

         "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 7, 2002.

         "Shelf Registration" shall have the meaning set forth in Section
2.1(a).

         "Stockholders" shall mean each of the Initial Stockholders for so long as such Person owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Initial Stockholder (or any subsequent Stockholder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Stockholder whenever such Person holds any Convertible Preferred Securities or Debt Securities that are convertible into Registrable Securities, whether or not such conversion has actually been effected. Registrable Securities issuable upon conversion of the Convertible Preferred Securities and the Debt Securities shall be deemed outstanding for the purposes of this Agreement.

         "Stockholders' Counsel" shall mean one firm of counsel (per registration) to the Stockholders owning the Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration or an S-3 Registration, by the Initiating Stockholders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) in all other cases, by the Majority Stockholders participating in the Registration.

         "Trust" has the meaning set forth in the preamble.

         "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

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         "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for re-offering to the public.

         "Withdrawn Demand Registration" shall have the meaning set forth in
Section 2.1(a).

         "Withdrawn Request" shall have the meaning set forth in Section 2.1(a).

2. REGISTRATION UNDER THE SECURITIES ACT.

     2.1 Demand Registration.

         (a) Right to Demand Registration. Subject to Section 2.1(c) and to this Section, at any time or from time to time, the Majority Stockholders shall have the right to request in writing that the Company and the Trust register all or part of such Stockholders' Registrable Securities having an aggregate expected offering price of at least $10 million (or, if the expected offering price of all remaining Registrable Securities should be less than $10 million, such lesser amount) (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Stockholders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than 20 days after receipt of a Request, the Company and the Trust shall give written notice of such requested registration to all Stockholders owning Registrable Securities. Subject to Section 2.1(b), the Company and the Trust shall include in a Demand Registration, in addition to any other securities it may elect to include, (i) the Registrable Securities intended to be disposed of by the Initiating Stockholders and (ii) the Registrable Securities intended to be disposed of by any other Stockholder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company and the Trust for inclusion thereof in such registration within 20 days after the receipt of such written notice from the Company and the Trust. Each of the Company and the Trust shall, as expeditiously as possible following a Request, use its commercially reasonable efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities that the Company and the Trust have been so requested to register by all such Stockholders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company and the Trust are then eligible to use such a registration). Each of the Company and the Trust shall use its commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in
Section 4.1(b).

         A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Stockholders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Stockholders of the Registration (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant

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to this Section 2.1, unless the Stockholders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred and no Request for a Demand Registration may be made for 90 days following the date of such withdrawal); provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the Company or the Trust, or (B) because of a postponement of such registration pursuant to Section 2.7, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 (and shall not be counted toward the number of Demand Registrations), the Company shall pay all Registration Expenses in connection therewith and the 90 day limitation referred to above shall not be applicable.

         The registration rights granted pursuant to the provisions of this
Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

         (b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company and the Trust in writing (with a copy to each Stockholder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without interfering with the successful marketing of the securities being offered, the Company and the Trust shall include in such Demand Registration, to the extent of the number which the Company and the Trust are so advised may be included in such offering, first (except to the extent otherwise required under the terms of any registration rights granted by the Company prior to the date hereof), the Registrable Securities requested to be included in the Demand Registration by the Initiating Stockholders and those other Stockholders who have made a written request to the Company and the Trust for inclusion thereof, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them and second, any other securities to be registered.

         (c) Limitations on Registrations. In no event shall the Company and the Trust be required to effect more than three (3) Demand Registrations in total, or more than one (1) Demand Registration in any six (6) month period, pursuant to Section 2.1(a).

         (d) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Stockholders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Stockholders may require that all Persons participating in such registration sell their securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Stockholders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Stockholders, subject to the approval of the Company and the Trust (such approval not to be unreasonably withheld).

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         (e) Effective Registration Statement; Suspension. A Demand Registration
Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company and/or the Trust is a party are not satisfied (other than by the sole reason of (x) any breach or failure by the Stockholders owning the Registrable Securities and (y) any breach or failure by the Underwriters) or are not otherwise waived.

         (f) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is 60 days after the date that a Demand Registration Statement pertaining to an Underwritten Offering filed pursuant to such Request has been declared effective by the SEC, the Company shall not, without the consent of the Majority Stockholders of the Registration, file a registration statement pertaining to the Common Shares (other than a registration on Form S-8 or Form S-4 or any successor form to such forms).

         (g) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration.

     2.2 Incidental Registration.

         (a) Right to Include Registrable Securities. If the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section 2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to all Stockholders known to the Company of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the number of securities proposed to be registered and the distribution arrangements) and of such Stockholders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Stockholder made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Stockholders to be so registered (an "Incidental Registration"), by inclusion of such Registrable Securities in the Registration Statement which covers the securities that the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Stockholder. The Stockholders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion if such pricing is anticipated to be lower than the lower end of the anticipated range of the proposed offering price specified in the Company's notice of registration. If such Incidental Registration is an Underwritten Offering, the Company may require all Persons participating in such Incidental Registration (not to include any Stockholder that has revoked its request for inclusion prior to the effective date) to sell all of its securities so registered in the Underwritten Offering.

         If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Stockholder owning Registrable Securities who had elected to participate and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the reasonable out-of-pocket Registration Expenses actually incurred in connection therewith), without prejudice, however, to the rights of Stockholders to cause such registration to be effected as a registration under
Section 2.1 or 2.3(a), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Stockholders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 2.2 which the Company is obligated to effect.

         The registration rights granted pursuant to the provisions of this
Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

         (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (which advice the Company shall promptly forward to each Stockholder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without interfering with the successful marketing of the securities being offered, the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of an Incidental Registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Stockholders and those other holders of securities that shall be entitled to piggyback

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

registration rights on the same level of priority as the Stockholders(as explicitly provided for in the registration rights agreement pertaining to such other Common Shares), allocated pro rata in proportion to the number of Registrable Securities and other registrable securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of an Incidental Registration initiated by a Person other than the Company, (A) first, the registrable securities requested to be included in such Incidental Registration by any Persons initiating such Incidental Registration, (B) second, the Registrable Securities requested to be included in such registration by the Stockholders and those other holders of registrable securities that shall be entitled to piggyback registration rights on the same level of priority as the Stockholders (as explicitly provided for in the registration rights agreement pertaining to such other Common Shares), allocated pro rata in proportion to the number of Registrable Securities and other registrable securities requested to be included in such registration by each of them, (C) third, the securities that the Company proposes to register for its own account, and (D) fourth, other securities of the Company to be registered on behalf of any other Person.

     2.3 S-3 Registration; Shelf Registration.

         (a) S-3 Registration. If at any time (i) one or more Stockholders of Registrable Securities representing 50% or more of the Registrable Securities then outstanding request that the Company and the Trust file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Stockholder or Stockholders, the reasonably anticipated aggregate price to the public of which would exceed $10 million, and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then each of the Company and the Trust shall, as expeditiously as possible following such Request, use its commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such Request or any subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 2.1(b) and 2.1(d) shall apply (and any reference to "Demand Registration" therein shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). Whenever the Company and the Trust are required by this Section 2.3 to use their commercially reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1(a) (including but not limited to the requirements that the Company and the Trust (A) notify all Stockholders owning Registrable Securities from whom such Request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its commercially reasonable efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Section 2.1(a) to "Demand Registration" shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). Notwithstanding anything to the contrary contained herein, no Request may be made under this Section 2.3 within 90 days after the effective date of a Registration Statement filed by the Company covering a firm commitment Underwritten Offering in which the Stockholders owning Registrable Securities shall have been entitled to join pursuant to this Agreement. The number of S-3 Registrations that the Company and the Trust are obligated to effect shall be limited to three, and the Company and the Trust shall not be obligated to effect more than two S-3 Registrations in any calendar year.

         The registration rights granted pursuant to the provisions of this
Section 2.3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

         (b) Shelf Registration. If a request made pursuant to Section 2.1 or 2.3(a) is for a Shelf Registration, the Company and the Trust shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for a period of 180 days or through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) (whichever is shorter).

     2.4 Expenses. The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration, S-3 Registration or Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a). Each Stockholder shall pay all fees, discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Stockholder's Registrable Securities pursuant to any registration pursuant to this Section 2.

     2.5 Underwritten Offerings.

         (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or an S-3 Registration, the Company and the Trust shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each Stockholder of Registrable Securities participating in such offering and to contain such representations and warranties by the Company and the Trust and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

         (b) Stockholders of Registrable Securities to be Parties to Underwriting Agreement. The Stockholders owning Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company, the Trust and such Underwriters and may, at such Stockholders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company and the Trust to and for the benefit of such Underwriters shall also be made to and for the benefit of such Stockholders owning Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholders owning Registrable Securities; provided, however, that the Company and the Trust shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Stockholder for inclusion in the Registration Statement. No Stockholder shall be required to make any representations or warranties to, or agreements with, the Company, the Trust or the Underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder's Registrable Securities and such Stockholder's intended method of disposition.

         (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Registration Statement which involves an Underwritten Offering hereunder unless such Person
(i) agrees to sell its securities on the same terms and conditions provided in such underwritten arrangements and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     2.6 Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the conversion of the Convertible Preferred Securities or the Debt Securities to be included in any registration pursuant to Section 2 hereof, the conversion of the Convertible Preferred Securities or the Debt Securities must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

     2.7 Postponements. The Company and the Trust shall be entitled to postpone a Demand Registration or an S-3 Registration and to require the Stockholders owning Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below)
(i) if the Board of Directors of the Company and the Trust determine in good faith that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a material proposed transaction affecting or by the Company or the Trust, or (ii) if the Company or the Trust is in possession of material information which the Board of Directors of the Company or the Trust determine in good faith is not in the best interests of the Company or the Trust to disclose in a registration statement at such time provided, however, that the Company and the Trust may delay a Demand Registration or an S-3 Registration and require the Stockholders owning Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed 90 days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"); provided, further that the effectiveness period shall be extended by the number of days in any Blackout Period to the extent that the Registration Statement already was effective at the commencement of the Blackout Period. There shall not be more than two Blackout Periods in any 12 month period. The Company and the Trust shall promptly notify the Stockholders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or an S-3 Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration or an S-3 Registration pursuant to this Section 2.7 and shall include an undertaking by the Company and the Trust to promptly notify the Stockholders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. In making any such determination to initiate or terminate a Blackout Period, the Company and the Trust shall not be required to consult with or obtain the consent of any Stockholder, and any such determination shall be the Company's and the Trust's sole responsibility. Each Stockholder shall treat all notices received from the Company and the Trust pursuant to this
Section 2.7 in the strictest confidence and shall not disseminate such information. If the Company and the Trust shall postpone the filing of a Demand Registration Statement or an S-3 Registration pursuant to this Section 2.7, the Majority Stockholders of Registrable Securities who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company and the Trust within 30 days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to
Section 2.1 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

3. HOLDBACK ARRANGEMENTS.

     3.1 Restrictions on Sale by Stockholders Owning Registrable Securities. Each Stockholder owning Registrable Securities agrees, by acquisition of such Registrable Securities, if requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to transfer, hedge or make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company or the Trust (or any security convertible into or exchangeable or exercisable for any equity security of the Company or the Trust) (except as part of such underwritten registration), during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable Registration Statement.

     3.2 Restrictions on Sale by the Company, the Trust and Others. Each of the Company and the Trust agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, it will not effect any public sale or distribution of any of its equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms).

4. REGISTRATION PROCEDURES.

     4.1 Obligations of the Company and the Trust . Whenever the Company and the Trust are required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company and the Trust shall, as expeditiously as possible:

         (a) prepare and file with the SEC (promptly, and in any event within 60 days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and each of the Company and the Trust shall use its commercially reasonable efforts to cause such Registration Statement to become effective (provided, that the Company and the Trust may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Sections 2.2 or 2.7, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any U.S. jurisdiction, the Company and the Trust shall (i) provide Stockholders' Counsel with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Stockholders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Stockholder's Counsel or any selling Stockholder shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement or 180 days, whichever is shorter; provided, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

         (c) furnish, without charge, to each selling Stockholder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, as such selling Stockholder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Stockholder (the Company and the Trust hereby consenting (subject only to the provisions of subparagraph (f) below to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Stockholder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

         (d) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify all Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as any selling Stockholder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Stockholder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be reasonably necessary or advisable to enable any such selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Stockholder; provided, however, that the Company and the Trust shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) cause the Indenture, the Declaration and the Preferred Securities Guarantee Agreement to be qualified under the Trust Indenture Act in a timely manner.

         (f) promptly notify Stockholders' Counsel, each Stockholder owning Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company or the Trust of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company or the Trust becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the Company's and the Trust's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company and the Trust shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that
(1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Stockholder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company and the Trust shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

         (g) make available for inspection by any selling Stockholder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Stockholders' Counsel and any attorney retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Trust, the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Stockholders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Trust's, the Company's and any of its subsidiaries' and their respective officers, directors and employees, and the independent public accountants of the Company and the Trust , to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

         (h) in the event of an Underwritten Offering, obtain an opinion from the Company's and the Trust's counsel and a "cold comfort" letter from the Company's and the Trust's independent public accountants who have certified the Company's and the Trust's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and furnish to each Underwriter, if any, a copy of such opinion and letter addressed to such Underwriter;

         (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

         (j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (k) if so requested by the Majority Stockholders of the Registration, use its commercially reasonable efforts to cause all Common Shares or Convertible Preferred Securities included in such Registrable Securities to be listed on each national securities exchange on which the Common Shares or any other series of trust convertible securities of any other trust established by the Company, as the case may be, are then listed;

         (l) keep each selling Stockholder of Registrable Securities reasonably advised in writing as to the initiation and progress of any registration under
Section 2 hereunder;

         (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

         (n) cooperate with each selling Stockholder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

         (o) [intentionally omitted]

         (p) cooperate with the selling Stockholders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Stockholders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

         (q) if requested by the sole or lead managing Underwriter or any selling Stockholder of Registrable Securities, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information concerning such selling Stockholder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Stockholder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company and the Trust, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

         (r) use all commercially reasonable efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

     4.2 Seller Information. The Company and the Trust may require each selling Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company and the Trust such information regarding such Stockholder, such Stockholder's

Registrable Securities and such Stockholder's intended method of disposition as the Company and the Trust may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

     4.3 Notice to Discontinue. Each Stockholder owning Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company and the Trust of the happening of any event of the kind described in Section 4.1(f)(ii) through (vii), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company and the Trust, such Stockholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company and the Trust shall give any such notice, the Company and the Trust shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Stockholder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5. INDEMNIFICATION; CONTRIBUTION.

     5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Trust and each Stockholder owning Registrable Securities, and each Person who controls such Stockholder (within the meaning of the Securities Act) with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and out-of-pocket expenses (as incurred or suffered and including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished by the Stockholder or its representatives to the Company for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders owning Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this
Section 5 and shall survive the transfer of securities by such Stockholder or Underwriter.

     5.2 Indemnification by Stockholders. Each Stockholder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, the Trust, its trustees, each other Person who participates as an Underwriter in the offering or sale of such securities, each Person who controls the Company, the Trust or any such Underwriter (within the meaning of the Securities Act) and any other Person selling securities (including Registrable Securities) in such Registration Statement against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Trust by the Stockholder or its representative for use therein; provided, however, that the aggregate amount which any such Stockholder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Stockholder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Stockholder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Stockholder or Underwriter.

     5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 20 days after receiving notice from such indemnified party, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest is reasonably likely to exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

     5.4 Contribution. If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Stockholder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

     5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

6. General.

     6.1 Registration Rights to Others. Other than as set forth on Schedule A attached hereto, neither the Company nor the Trust is a party to any agreement with respect to its securities granting any registration rights to any Person. If the Company or the Trust shall at any time hereafter provide to any holder of any of its securities rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or materially adversely affect any of the rights provided in this Agreement to the Stockholders.

     6.2 Availability of Information. Each of the Company and the Trust covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC.

     6.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company, the Trust and the Stockholders beneficially owning more than 50% of the Registrable Securities then outstanding; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Stockholders beneficially owning Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Stockholders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

     6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

         (i)   If to the Company or the Trust to:

               Insignia Financial Group, Inc.
               200 Park Avenue
               New York, NY  10166
               Attn: Adam B. Gilbert, Esq.
               Telecopy:  212-984-6644
               Telephone:  212-984-6649

               With a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, New York  10036
               Attn: Allan R. Williams, Esq.
               Telecopy:  212-969-2900
               Telephone:  212-969-3000

         (ii)  If to the Initial Stockholders, to:

               Blackacre Capital Management L.L.C.
               450 Park Avenue
               New York, NY  10022
               Attn:  Ronald J. Kravit
               Telecopy:  212-891-2104
               Telephone:  212-891-2100

               With a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, NY  10022
               Attn:  Marc Weingarten, Esq.

               Michael R. Littenberg, Esq.
               Telecopy: 212-593-5955
               Telephone: 212-756-2000

         (iii) If to any subsequent Stockholder, to the address of such Person set forth in the records of the Company.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

     6.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Stockholder may assign to any transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and the Trust, and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Stockholder under this Agreement). If the Company and the Trust shall so request, any heir, successor or permitted assign (including any permitted transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Stockholder without the consent of the Company and the Trust.

     6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

     6.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

     6.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

     6.10 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     6.11 Entire Agreement. This Agreement and the Declaration, the Preferred Securities Guarantee Agreement, the Indenture and the Exchange Agreement (collectively, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between or among the Company, the Trust and the other parties to this Agreement with respect to such subject matter. Without limiting the foregoing, the Stockholders hereby acknowledge and agree that this Agreement supersedes the Registration Rights Agreement by and between the Company and Madeleine L.L.C. dated June 18, 2002.

     6.12 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company and the Trust, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company and the Trust may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     6.13 Consent to Jurisdiction; Waiver of Jury. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 6.4 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

     6.14 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.15 Construction. The Company, the Trust and the Initial Stockholders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company, the Trust and the Stockholders.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.


INSIGNIA FINANCIAL GROUP, INC.

By:
   -----------------------------------
   Name:
   Title:



INSIGNIA FINANCING II

By:
   -----------------------------------
   Title:
   Name:


INITIAL STOCKHOLDERS:

MADELEINE L.L.C.

By:
   -----------------------------------
   Title:
   Name:

                                   SCHEDULE A
                                   ----------

1. Registration rights granted pursuant to the three separate registration rights agreements, each dated as of September 15, 1998, by and between APTS Partners, L.P. and Insignia/ESG Holdings, Inc.

2. Registration rights granted pursuant to the Registration Rights Agreement, dated as of September 15, 1998, by and between APTS V, L.L.C. and Insignia/ESG Holdings, Inc.

                                                                       EXHIBIT D
                                                                       ---------

                FORM OF REGISTRATION RIGHTS AGREEMENT RELATED TO
                      SERIES C CONVERTIBLE PREFERRED STOCK

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         INSIGNIA FINANCIAL GROUP, INC.

                                       and

                      The INITIAL STOCKHOLDERS Specified on

                           the Signature Pages Hereof

                            Dated as of ___ __, 20__

                                TABLE OF CONTENTS
                                -----------------

                                                                                       Page

1.   Definitions..........................................................................1

2.   REGISTRATION UNDER THE SECURITIES ACT................................................5
      2.1   Demand Registration...........................................................5
      2.2   Incidental Registration.......................................................8
      2.3   S-3 Registration; Shelf Registration.........................................10
      2.4   Expenses.....................................................................10
      2.5   Underwritten Offerings.......................................................11
      2.6   Conversions; Exercises.......................................................11
      2.7   Postponements................................................................12

3.   HOLDBACK ARRANGEMENTS...............................................................12
      3.1   Restrictions on Sale by Stockholders Owning Registrable Securities...........12
      3.2   Restrictions on Sale by the Company and Others...............................13

4.   REGISTRATION PROCEDURES.............................................................13
      4.1   Obligations of the Company...................................................13
      4.2   Seller Information.............................................................
      4.3   Notice to Discontinue........................................................17

5.   INDEMNIFICATION; CONTRIBUTION.......................................................18
      5.1   Indemnification by the Company...............................................18
      5.2   Indemnification by Stockholders................................................
      5.3   Conduct of Indemnification Proceedings.......................................19
      5.4   Contribution.................................................................20
      5.5  Other Indemnification.........................................................20
      5.6  Indemnification Payments......................................................20

6.   GENERAL.............................................................................21
      6.1   Registration Rights to Others................................................21
      6.2   Availability of Information..................................................21
      6.3   Amendments and Waivers.......................................................21
      6.4   Notices......................................................................21
      6.5   Successors and Assigns.......................................................22
      6.6   Counterparts.................................................................23
      6.7   Descriptive Headings, Etc....................................................23
      6.8   Severability.................................................................23
      6.9   Governing Law................................................................23
      6.10   Remedies; Specific Performance..............................................23
      6.11   Entire Agreement............................................................24
      6.12   Nominees for Beneficial Owners..............................................24
      6.13  Consent to Jurisdiction; Waiver of Jury......................................24
      6.14   Further Assurances..........................................................25
      6.15   Construction................................................................25

         REGISTRATION RIGHTS AGREEMENT (this or the "Agreement") dated as of ____ __, 20___, by and among Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and the Initial Stockholders specified on the signature pages of this Agreement (the "Initial Stockholders").

                              W I T N E S S E T H :

         WHEREAS, the Company, upon and in accordance with the terms and conditions set forth in the Exchange Agreement (as defined below), proposes to exchange all of the Exchanged Preferred Stock together with the Notes (as defined in the Credit Agreement) outstanding under the Credit Agreement for shares of Series C Convertible Preferred Stock (as defined below);

         WHEREAS, each share of Series C Convertible Preferred Stock (the "Convertible Preferred Stock") acquired pursuant to the Exchange Agreement is convertible into Common Shares (as defined below), and the Company has further agreed to provide certain registration rights in respect of the Registrable Securities (as defined below) on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

         "Agreement" shall have the meaning set forth in the preamble.

         "Blackout Period" shall have the meaning set forth in Section 2.7.

         "Common Shares" shall mean shares of common stock, par value $0.01 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble.

         "Convertible Preferred Stock" has the meaning set forth in the recitals.

         "Credit Agreement" shall mean that certain credit agreement, dated as of June 7, 2002, by and among the Company, the financial institutions from time to time party thereto and Madeleine L.L.C., a New York limited liability company, as administrative agent, as may be amended from time to time.

         "Demand Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

         "Demand Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Exchange Agreement" shall mean that certain Exchange Agreement, dated as of June 18, 2002, by and among the Company and the investors signatories thereto, governing the exchange of the Exchanged Preferred Stock and the Notes for the Convertible Preferred Stock.

         "Exchanged Preferred Stock" shall mean shares of the Series A Convertible Preferred Stock and shares of the Series B Convertible Preferred Stock.

         "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

         "Incidental Registration Statement" shall mean a registration statement of the Company that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Initial Stockholders" shall have the meaning set forth in the preamble.

         "Initiating Stockholders" shall mean, with respect to a particular registration, the Stockholders who initiated the Request for such registration.

         "Inspectors" shall have the meaning set forth in Section 4.1(g).

         "Majority Stockholders" shall mean one or more Stockholders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding, determined on an as converted basis.

         "Majority Stockholders of the Registration" shall mean, with respect to a particular registration, one or more Stockholders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration, determined on an as converted basis.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Offer" shall have the meaning set forth in Section 2.8(a).

         "Offeree" shall have the meaning set forth in Section 2.8(a).

         "Original Preferred Stock" shall mean the convertible preferred stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on February 3, 2000.

         "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

         "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Purchaser" shall have the meaning set forth in Section 2.8(a).

         "Registrable Securities" shall mean (i) the Convertible Preferred Stock, (ii) any Common Shares issued or issuable upon conversion of the Convertible Preferred Stock, (iii) any Common Shares issued to the Stockholders prior to the date hereof upon the conversion of the Exchanged Preferred Stock and which are owned by the Stockholders on the date hereof, (iv) any Common Shares issued to the Stockholders prior to June 18, 2002 upon the conversion of or as dividends on the Original Preferred Stock and which are owned by the Stockholders on the date hereof and (v) any other securities of the Company or any other Person (or any successor or assign of the Company, whether by merger, consolidation, sale of substantially all the assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, the Registrable Securities referenced in clauses (i) through (iv) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation, (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any U.S. stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum), (iii) all reasonable expenses of any Persons in preparing or assisting in preparing, printing, distributing and mailing any Registration Statement, any Prospectus, any underwriting agreements and transmittal letters, (iv) the fees and disbursements of counsel for the Company,
(v) the fees and disbursements of Stockholders' Counsel to the extent that such fees and expenses do not exceed $25,000, and (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business.

         "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

         "Request" shall have the meaning set forth in Section 2.1(a).

         "S-3 Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.3(a).

         "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 7, 2002.

         "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 7, 2002.

         "Series C Convertible Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $0.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on ______ ___, 20__.

         "Shelf Registration" shall have the meaning set forth in Section
2.1(a).

         "Stockholders" shall mean each of the Initial Stockholders for so long as such Person owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Initial Stockholder (or any subsequent Stockholder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Stockholder whenever such Person holds any security convertible into Registrable Securities, whether or not such conversion has actually been effected. Registrable Securities issuable upon conversion of any other security shall be deemed outstanding for the purposes of this Agreement.

         "Stockholders' Counsel" shall mean one firm of counsel (per registration) to the Stockholders owning the Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration or an S-3 Registration, by the Initiating Stockholders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) in all other cases, by the Majority Stockholders participating in the Registration.

         "Stock Subscription and Exchange Agreement" shall have the meaning set forth in the recitals ----------------------------------------- hereto.

         "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

         "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for re-offering to the public.

         "Withdrawn Demand Registration" shall have the meaning set forth in
Section 2.1(a).

         "Withdrawn Request" shall have the meaning set forth in Section 2.1(a).

2. REGISTRATION UNDER THE SECURITIES ACT.

     2.1 Demand Registration.

         (a) Right to Demand Registration. Subject to Section 2.1(c) and to this Section, at any time or from time to time, the Majority Stockholders shall have the right to request in writing that the Company register all or part of such Stockholders' Registrable Securities having an aggregate expected offering price of at least $10 million (or, if the expected offering price of all remaining Registrable Securities should be less than $10 million, such lesser amount) (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Stockholders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than twenty (20) days after receipt of a Request, the Company shall give written notice of such requested registration to all Stockholders owning Registrable Securities. Subject to
Section 2.1(b), the Company shall include in a Demand Registration, in addition to any other securities it may elect to include, (i) the Registrable Securities intended to be disposed of by the Initiating Stockholders and (ii) the Registrable Securities intended to be disposed of by any other Stockholder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty
(20) days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, use its commercially reasonable efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Stockholders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use its commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in
Section 4.1(b).

         A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Stockholders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Stockholders of the Registration (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Stockholders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred and no Request for a Demand Registration may be made for 90 days following the date of such withdrawal); provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the Company, or (B) because of a postponement of such registration pursuant to Section 2.7, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section
2.1 (and shall not be counted toward the number of Demand Registrations), the Company shall pay all Registration Expenses in connection therewith and the 90 day limitation referred to above shall not be applicable.

         The registration rights granted pursuant to the provisions of this
Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

         (b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such

Underwritten Offering shall advise the Company in writing (with a copy to each Stockholder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without interfering with the successful marketing of the securities being offered, the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, first, the Registrable Securities requested to be included in the Demand Registration by the Initiating Stockholders and those other Stockholders who have made a written request to the Company for inclusion thereof, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them and second, any other securities to be registered.

         (c) Limitations on Registrations. In no event shall the Company be required to effect more than three (3) Demand Registrations in total, or more than one (1) Demand Registration in any six (6) month period, pursuant to
Section 2.1(a).

         (d) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a), if the Initiating Stockholders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Stockholders may require that all Persons participating in such registration sell their securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Stockholders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Stockholders, subject to the approval of the Company (such approval not to be unreasonably withheld).

         (e) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied (other than by the sole reason of (x) any breach or failure by the Stockholders owning the Registrable Securities and (y) any breach or failure by the Underwriters) or are not otherwise waived.

         (f) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is sixty (60) days after the date that a Demand Registration Statement pertaining to an Underwritten Offering filed pursuant to such Request has been declared effective by the SEC, the Company shall not, without the consent of the Majority Stockholders of the Registration, file a registration statement pertaining to the Common Shares (other than a registration on Form S-8 or Form S-4 or any successor form to such forms).

         (g) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration.

     2.2 Incidental Registration.

         (a) Right to Include Registrable Securities. If the Company at any time or from time to time proposes to register any of its Common Shares under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section 2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to all Stockholders known to the Company of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the number of securities proposed to be registered and the distribution arrangements) and of such Stockholders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.2(b), upon the written request of any Stockholder made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Stockholders to be so registered (an "Incidental Registration"), by inclusion of such Registrable Securities in the Registration Statement which covers the Common Shares which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Stockholder. The Stockholders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion if such pricing is anticipated to be lower than the lower end of the anticipated range of the proposed offering price specified in the Company's notice of registration. If such Incidental Registration is an Underwritten Offering, the Company may require all Persons participating in such Incidental Registration (not to include any Stockholder that has revoked its request for inclusion prior to the effective date) to sell all of its securities so registered in the Underwritten Offering.

         If at any time after giving written notice of its intention to register any Common Shares and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Common Shares, the Company may, at its election, give written notice of such determination to each Stockholder owning Registrable Securities who had elected to participate and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the reasonable out-of-pocket Registration Expenses actually incurred in connection therewith), without prejudice, however, to the rights of

Stockholders to cause such registration to be effected as a registration under
Section 2.1 or 2.3(a), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Common Shares ; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Stockholders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 2.2 which the Company is obligated to effect.

         The registration rights granted pursuant to the provisions of this
Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

         (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (which advice the Company shall promptly forward to each Stockholder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Shares (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without interfering with the successful marketing of the securities being offered, the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of an Incidental Registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Stockholders and those other holders of Common Shares that shall be entitled to piggyback registration rights on the same level of priority as the Stockholders (as explicitly provided for in the registration rights agreement pertaining to such other Common Shares), allocated pro rata in proportion to the number of Registrable Securities and Common Shares requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and
(ii) in the case of an Incidental Registration initiated by a Person other than the Company, (A) first, the registrable securities requested to be included in such Incidental Registration by any Persons initiating such Incidental Registration, (B) second, the Registrable Securities requested to be included in such registration by the Stockholders and those other holders of Common Shares that shall be entitled to piggyback registration rights on the same level of priority as the Stockholders (as explicitly provided for in the registration rights agreement pertaining to such other Common Shares), allocated pro rata in proportion to the number of Registrable Securities and Common Shares requested to be included in such registration by each of them, (C) third, the securities that the Company proposes to register for its own account, and (D) fourth, other securities of the Company to be registered on behalf of any other Person.

     2.3 S-3 Registration; Shelf Registration.

         (a) S-3 Registration. If at any time (i) one or more Stockholders of Registrable Securities representing 50% or more of the Registrable Securities then outstanding request that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Stockholder or Stockholders, the reasonably anticipated aggregate price to the public of which would exceed $10 million and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then the Company shall, as expeditiously as possible following such Request, use its commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such Request or any subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 2.1(b) and 2.1(d) shall apply (and any reference to "Demand Registration" therein shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). Whenever the Company is required by this Section 2.3 to use its commercially reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1(a) (including but not limited to the requirements that the Company (A) notify all Stockholders owning Registrable Securities from whom such Request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its commercially reasonable efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such
Section 2.1(a) to "Demand Registration" shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). Notwithstanding anything to the contrary contained herein, no Request may be made under this Section 2.3 within ninety (90) days after the effective date of a Registration Statement filed by the Company covering a firm commitment Underwritten Offering in which the Stockholders owning Registrable Securities shall have been entitled to join pursuant to this Agreement. The number of S-3 Registrations that the Company is obligated to effect shall be limited to three, and the Company shall not be obligated to effect more than two S-3 Registrations in any calendar year.

         The registration rights granted pursuant to the provisions of this
Section 2.3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

         (b) Shelf Registration. If a request made pursuant to Section 2.1 or 2.3(a) is for a Shelf Registration, the Company shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for a period of one hundred and eighty (180) days or through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) (whichever is shorter).

     2.4 Expenses. The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration, S-3 Registration or Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(a). Each Stockholder shall pay all fees, discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Stockholder's Registrable Securities pursuant to any registration pursuant to this Section 2.

     2.5 Underwritten Offerings.

         (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or an S-3 Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each Stockholder of Registrable Securities participating in such offering and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in
Section 5.

         (b) Stockholders of Registrable Securities to be Parties to Underwriting Agreement. The Stockholders owning Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Stockholders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Stockholders owning Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholders owning Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Stockholder for inclusion in the Registration Statement. No Stockholder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder's Registrable Securities and such Stockholder's intended method of disposition.

         (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Registration Statement which involves an Underwritten Offering hereunder unless such Person
(i) agrees to sell its securities on the same terms and conditions provided in such underwritten arrangements and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     2.6 Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the conversion of the Convertible Preferred Stock to be included in any registration pursuant to Section 2 hereof, the conversion of the Convertible Preferred Stock must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

     2.7 Postponements. The Company shall be entitled to postpone a Demand Registration or an S-3 Registration and to require the Stockholders owning Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a material proposed transaction affecting or by the Company, or (ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time provided, however, that the Company may delay a Demand Registration or an S-3 Registration and require the Stockholders owning Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed ninety (90) days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"); provided, further that the effectiveness period shall be extended by the number of days in any Blackout Period to the extent that the Registration Statement already was effective at the commencement of the Blackout Period. There shall not be more than two Blackout Periods in any twelve (12) month period. The Company shall promptly notify the Stockholders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or an S-3 Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration or an S-3 Registration pursuant to this Section 2.7 and shall include an undertaking by the Company to promptly notify the Stockholders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Stockholder, and any such determination shall be the Company's sole responsibility. Each Stockholder shall treat all notices received from the Company pursuant to this Section 2.7 in the strictest confidence and shall not disseminate such information. If the Company shall postpone the filing of a Demand Registration Statement or an S-3 Registration pursuant to this Section 2.7, the Majority Stockholders of Registrable Securities who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within thirty (30) days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to Section 2.1 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

3. HOLDBACK ARRANGEMENTS.

     3.1 Restrictions on Sale by Stockholders Owning Registrable Securities. Each Stockholder owning Registrable Securities agrees, by acquisition of such Registrable Securities, if requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to transfer, hedge or make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company (or any security convertible into or exchangeable or exercisable for any equity security of the Company) (except as part of such underwritten registration), during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed ninety (90) days, beginning on the effective date of the applicable Registration Statement.

     3.2 Restrictions on Sale by the Company and Others. The Company agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, it will not effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the five business days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed ninety (90) days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms).

4. REGISTRATION PROCEDURES.

     4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to
Section 2 of this Agreement, the Company shall, as expeditiously as possible:

         (a) prepare and file with the SEC (promptly, and in any event within sixty (60) days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Sections 2.2 or 2.7, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any U.S. jurisdiction, the Company shall
(i) provide Stockholders' Counsel with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Stockholders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Stockholder's Counsel or any selling Stockholder shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement or one hundred and eighty (180) days, whichever is shorter; provided, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

         (c) furnish, without charge, to each selling Stockholder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, as such selling Stockholder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Stockholder (the Company hereby consenting (subject only to the provisions of subparagraph (f) below to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Stockholder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

         (d) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify all Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as any selling Stockholder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Stockholder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be reasonably necessary or advisable to enable any such selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Stockholder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) [intentionally omitted]

         (f) promptly notify Stockholders' Counsel, each Stockholder owning Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Stockholder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

         (g) make available for inspection by any selling Stockholder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Stockholders' Counsel and any attorney retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Stockholders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

         (h) in the event of an Underwritten Offering, obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and furnish to each Underwriter, if any, a copy of such opinion and letter addressed to such Underwriter;

         (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

         (j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (k) if so requested by the Majority Stockholders of the Registration, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange on which the Common Shares or any series of convertible preferred stock of the Company is then listed;

         (l) keep each selling Stockholder of Registrable Securities reasonably advised in writing as to the initiation and progress of any registration under
Section 2 hereunder;

         (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

         (n) cooperate with each selling Stockholder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

         (o) [intentionally omitted]

         (p) cooperate with the selling Stockholders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Stockholders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

         (q) if requested by the sole or lead managing Underwriter or any selling Stockholder of Registrable Securities, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information concerning such selling Stockholder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Stockholder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

         (r) use all commercially reasonable efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

     4.2 Seller Information. The Company may require each selling Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Stockholder, such Stockholder's Registrable Securities and such Stockholder's intended method of disposition as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

     4.3 Notice to Discontinue. Each Stockholder owning Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4.1(f)(ii) through (vii), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Stockholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Stockholder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5. INDEMNIFICATION; CONTRIBUTION.

     5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder owning Registrable Securities, and each Person who controls such Stockholder (within the meaning of the Securities Act) with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and out-of-pocket expenses (as incurred or suffered and including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished by the Stockholder or its representative to the Company for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders owning Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Stockholder or Underwriter.

     5.2 Indemnification by Stockholders. Each Stockholder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities, each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) and any other Person selling Common Shares in such Registration Statement against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder or its representative for use therein; provided, however, that the aggregate amount which any such Stockholder shall be required to pay pursuant to this
Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Stockholder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Stockholder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Stockholder or Underwriter.

     5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within twenty (20) days after receiving notice from such indemnified party, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest is reasonably likely to exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

     5.4 Contribution. If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Stockholder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

     5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

6. General.

     6.1 Registration Rights to Others. Other than as set forth on Schedule A attached hereto, the Company is not party to any agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or materially adversely affect any of the rights provided in this Agreement to the Stockholders.

     6.2 Availability of Information. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC.

     6.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholders beneficially owning more than 50% of the Registrable Securities then outstanding; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Stockholders beneficially owning Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Stockholders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

     6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

         (i)   If to the Company, to:

               Insignia Financial Group, Inc.
               200 Park Avenue
               New York, NY  10166
               Attn: Adam B. Gilbert, Esq.
               Telecopy:  212-984-6644
               Telephone:  212-984-6649

               With a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, New York  10036
               Attn: Allan R. Williams, Esq.
               Telecopy:  212-969-2900
               Telephone:  212-969-3000

         (ii)  If to the Initial Stockholders, to:

               Blackacre Capital Management L.L.C.
               450 Park Avenue
               New York, NY  10022
               Attn:  Ronald J. Kravit
               Telecopy:  212-891-2104
               Telephone:  212-891-2100

               With a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, NY  10022
               Attn:  Marc Weingarten, Esq.
                      Michael R. Littenberg, Esq.
               Telecopy: 212-593-5955
               Telephone: 212-756-2000

         (iii) If to any subsequent Stockholder, to the address of such Person set forth in the records of the Company.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

     6.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Stockholder may assign to any transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Stockholder under this Agreement). If the Company shall so request, any heir, successor or permitted assign (including any permitted transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Stockholder without the consent of the Company.

     6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

     6.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

     6.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

     6.10 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     6.11 Entire Agreement. This Agreement, the Series C Convertible Preferred Stock (and the Certificate of Designation describing the rights and preferences thereof) and the

Exchange Agreement (collectively, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter. Without limiting the foregoing, the Stockholders hereby acknowledge and agree that this Agreement supersedes the Registration Rights Agreement by and among the Company and Madeleine L.L.C., dated June 18, 2002.

     6.12 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     6.13 Consent to Jurisdiction; Waiver of Jury. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 6.4 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

     6.14 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.15 Construction. The Company and the Initial Stockholders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Stockholders.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.



INSIGNIA FINANCIAL GROUP, INC.

By:
   -------------------------------
   Name:
   Title:

                                      INITIAL HOLDERS:

                                      MADELEINE L.L.C.

                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A
                                   ----------

1. Registration rights granted pursuant to the three separate registration rights agreements, each dated as of September 15, 1998, by and between APTS Partners, L.P. and Insignia/ESG Holdings, Inc.

2. Registration rights granted pursuant to the Registration Rights Agreement, dated as of September 15, 1998, by and between APTS V, L.L.C. and Insignia/ESG Holdings, Inc.

                                                                       EXHIBIT E
                                                                       ---------

                               FORM OF INDENTURE

                         INSIGNIA FINANCIAL GROUP, INC.

                                    AS ISSUER

                                       TO

                  [FIRST UNION NATIONAL BANK OF SOUTH CAROLINA]

                                   AS TRUSTEE

                                    INDENTURE

                          DATED AS OF ________ __, 200_

                     10% CONVERTIBLE SUBORDINATED DEBENTURES

                                    DUE 20__

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS ............................................................................................1
   SECTION 1.1            DEFINITIONS.............................................................................1

ARTICLE II ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF NOTES.................................................................10
   SECTION 2.1            DESIGNATION AND PRINCIPAL AMOUNT.......................................................10
   SECTION 2.2            FORM OF DEBENTURES; INITIAL ISSUANCE TO PROPERTY TRUSTEE...............................10
   SECTION 2.3            DENOMINATION OF DEBENTURES; PAYMENT OF INTEREST; EXTENSION OF INTEREST
                           PAYMENT PERIOD........................................................................11
   SECTION 2.4            EXECUTION, AUTHENTICATION, DELIVERY AND DATING.........................................15
   SECTION 2.5            REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE....................................16
   SECTION 2.6            MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.......................................17
   SECTION 2.7            TEMPORARY DEBENTURES...................................................................18
   SECTION 2.8            PERSONS DEEMED OWNERS..................................................................18
   SECTION 2.9            CANCELLATION...........................................................................18

ARTICLE III REDEMPTION OF DEBENTURES.............................................................................19
   SECTION 3.1            OPTIONAL REDEMPTION BY COMPANY.........................................................19
   SECTION 3.2            TAX EVENT REDEMPTION...................................................................20
   SECTION 3.3            APPLICABILITY OF ARTICLE...............................................................20
   SECTION 3.4            NO SINKING FUND........................................................................21
   SECTION 3.5            ELECTION TO REDEEM; NOTICE TO TRUSTEE..................................................21
   SECTION 3.6            SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED......................................21
   SECTION 3.7            NOTICE OF REDEMPTION...................................................................21
   SECTION 3.8            DEPOSIT OF REDEMPTION PRICE............................................................22
   SECTION 3.9            DEBENTURES PAYABLE ON REDEMPTION DATE..................................................22
   SECTION 3.10           DEBENTURES REDEEMED IN PART............................................................23

ARTICLE IV SUBORDINATION OF DEBENTURES...........................................................................23
   SECTION 4.1            DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS..........................................23
   SECTION 4.2            PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.........................................23
   SECTION 4.3            PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF DEBENTURES...................25
   SECTION 4.4            NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.........................................25
   SECTION 4.5            PAYMENT PERMITTED IN CERTAIN SITUATIONS................................................25

   SECTION 4.6            SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS................................26
   SECTION 4.7            PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS............................................26
   SECTION 4.8            TRUSTEE TO EFFECTUATE SUBORDINATION....................................................27
   SECTION 4.9            NO WAIVER OF SUBORDINATION PROVISIONS..................................................27
   SECTION 4.10           NOTICE TO TRUSTEE......................................................................27
   SECTION 4.11           RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.........................28
   SECTION 4.12           TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS...............................28
   SECTION 4.13           RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS, PRESERVATION OF TRUSTEE'S
                           RIGHTS................................................................................28
   SECTION 4.14           ARTICLE APPLICABLE TO PAYING AGENTS....................................................29
   SECTION 4.15           CERTAIN CONVERSIONS DEEMED PAYMENT.....................................................29

ARTICLE V CERTAIN COVENANTS......................................................................................29
   SECTION 5.1            PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.............................................29
   SECTION 5.2            MAINTENANCE OF OFFICE OR AGENCY........................................................29
   SECTION 5.3            MONEY FOR DEBENTURES PAYMENTS TO BE HELD IN TRUST......................................30
   SECTION 5.4            EXISTENCE..............................................................................31
   SECTION 5.5            STATEMENT BY OFFICERS AS TO DEFAULT....................................................31
   SECTION 5.6            LIMITATION ON DIVIDENDS AND OTHER PAYMENTS.............................................32
   SECTION 5.7            COVENANTS AS TO THE INSIGNIA TRUST.....................................................32
   SECTION 5.8            PAYMENT OF EXPENSES OF THE INSIGNIA TRUST..............................................33
   SECTION 5.9            REGISTRATION RIGHTS....................................................................33

ARTICLE VI HOLDERS'LISTS AND REPORTS BY TRUSTEE AND COMPANY......................................................34
   SECTION 6.1            COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS..............................34
   SECTION 6.2            PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.................................34
   SECTION 6.3            REPORTS BY TRUSTEE.....................................................................35
   SECTION 6.4            REPORTS BY COMPANY.....................................................................36

ARTICLE VII DEFAULTS AND REMEDIES................................................................................36
   SECTION 7.1            EVENTS OF DEFAULT......................................................................36
   SECTION 7.2            ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.....................................38
   SECTION 7.3            COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE........................39
   SECTION 7.4            TRUSTEE MAY FILE PROOFS OF CLAIM.......................................................40
   SECTION 7.5            TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES............................41
   SECTION 7.6            APPLICATION OF MONEY COLLECTED.........................................................41
   SECTION 7.7            LIMITATION ON SUITS....................................................................41

   SECTION 7.8            UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST AND TO
                           CONVERT...............................................................................42
   SECTION 7.9            RESTORATION OF RIGHTS AND REMEDIES.....................................................42
   SECTION 7.10           RIGHTS AND REMEDIES CUMULATIVE.........................................................42
   SECTION 7.11           DELAY OR OMISSION NOT WAIVER...........................................................43
   SECTION 7.12           CONTROL BY HOLDERS OF DEBENTURES.......................................................43
   SECTION 7.13           WAIVER OF PAST DEFAULTS................................................................43
   SECTION 7.14           UNDERTAKING FOR COSTS..................................................................44
   SECTION 7.15           WAIVER OF STAY OR EXTENSION LAWS.......................................................44
   SECTION 7.16           ENFORCEMENT BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES.............................44

ARTICLE VIII CONCERNING THE TRUSTEE..............................................................................45
   SECTION 8.1            DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT...........45
   SECTION 8.2            CERTAIN RIGHTS OF TRUSTEE..............................................................46
   SECTION 8.3            NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.................................47
   SECTION 8.4            MAY HOLD DEBENTURES....................................................................48
   SECTION 8.5            MONEY HELD IN TRUST....................................................................48
   SECTION 8.6            COMPENSATION AND REIMBURSEMENT.........................................................48
   SECTION 8.7            RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR......................................49
   SECTION 8.8            ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.................................................50
   SECTION 8.9            DISQUALIFICATION; CONFLICTING INTERESTS................................................50
   SECTION 8.10           CORPORATE TRUSTEE REQUIRED; ELIGIBILITY................................................51
   SECTION 8.11           PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY......................................51
   SECTION 8.12           MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS............................51
   SECTION 8.13           APPOINTMENT OF AUTHENTICATING AGENT....................................................51
   SECTION 8.14           NOTICE OF DEFAULTS.....................................................................53

ARTICLE IX ACTS OF HOLDERS 53
   SECTION 9.1            ACTS OF HOLDERS........................................................................53

ARTICLE X MEETINGS OF HOLDERS OF DEBENTURES......................................................................54
   SECTION 10.1           PURPOSES FOR WHICH MEETINGS MAY BE CALLED..............................................54
   SECTION 10.2           CALL, NOTICE AND PLACE OF MEETINGS.....................................................55
   SECTION 10.3           PERSONS ENTITLED TO VOTE AT MEETINGS...................................................55
   SECTION 10.4           QUORUM; ACTION.........................................................................55
   SECTION 10.5           DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS....................56
   SECTION 10.6           COUNTING VOTES AND RECORDING ACTION OF MEETINGS........................................57

ARTICLE XI SUPPLEMENTAL INDENTURES...............................................................................58
   SECTION 11.1           SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.....................................58
   SECTION 11.2           SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS........................................59
   SECTION 11.3           EXECUTION OF SUPPLEMENTAL INDENTURES...................................................60
   SECTION 11.4           EFFECT OF SUPPLEMENTAL INDENTURES......................................................60
   SECTION 11.5           CONFORMITY WITH TRUST INDENTURE ACT....................................................60
   SECTION 11.6           REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.....................................60

ARTICLE XII CONSOLIDATION, MERGER, SALE OR CONVEYANCE............................................................60
   SECTION 12.1           COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.........................................60
   SECTION 12.2           SUCCESSOR CORPORATION SUBSTITUTED......................................................61
   SECTION 12.3           OPINION OF COUNSEL TO TRUSTEE..........................................................61

ARTICLE XIII SATISFACTION AND DISCHARGE..........................................................................61
   SECTION 13.1           SATISFACTION AND DISCHARGE OF INDENTURE................................................61
   SECTION 13.2           APPLICATION OF TRUST MONEY.............................................................62

ARTICLE XIV IMMUNITY OF INCORPORATORS, SHAREHOLDERS,  OFFICERS, DIRECTORS AND EMPLOYEES..........................63

ARTICLE XV CONVERSION OF CONVERTIBLE DEBENTURES..................................................................63

   SECTION 15.1           CONVERSION RIGHTS......................................................................63
   SECTION 15.2           CONVERSION PROCEDURES..................................................................64
   SECTION 15.3           CONVERSION PRICE ADJUSTMENTS...........................................................65
   SECTION 15.4           MERGER, CONSOLIDATION, OR SALE OF ASSETS...............................................70
   SECTION 15.5           NOTICE OF ADJUSTMENTS OF CONVERSION PRICE..............................................71
   SECTION 15.6           PRIOR NOTICE OF CERTAIN EVENTS.........................................................71
   SECTION 15.7           DIVIDEND OR INTEREST REINVESTMENT PLANS................................................72
   SECTION 15.8           CERTAIN ADDITIONAL RIGHTS..............................................................72
   SECTION 15.9           RESERVATION OF SHARES OF COMMON STOCK .................................................73
   SECTION 15.10          PAYMENT OF CERTAIN TAXES UPON CONVERSION ..............................................73
   SECTION 15.11          NONASSESSABILITY ......................................................................73
   SECTION 15.12          DUTIES OF TRUSTEE REGARDING CONVERSION ................................................73
   SECTION 15.13          REPAYMENT OF CERTAIN FUNDS UPON CONVERSION ............................................74
   SECTION 15.14          RESTRICTIONS ON COMMON STOCK ISSUABLE UPON CONVERSION .................................74

ARTICLE XVI MISCELLANEOUS PROVISIONS ............................................................................75
   SECTION 16.1           COMPLIANCE CERTIFICATES AND OPINIONS ..................................................75
   SECTION 16.2           FORM OF DOCUMENTS DELIVERED TO TRUSTEE ................................................75
   SECTION 16.3           NOTICES, ETC., TO TRUSTEE AND COMPANY .................................................76

   SECTION 16.4           NOTICE TO HOLDERS OF DEBENTURES; WAIVER ...............................................76
   SECTION 16.5           LANGUAGE OF NOTICES, ETC. .............................................................77
   SECTION 16.6           CONFLICT WITH REQUIRED PROVISIONS OF THE TRUST INDENTURE ACT ..........................77
   SECTION 16.7           EFFECT OF HEADINGS AND TABLE OF CONTENTS ..............................................77
   SECTION 16.8           SUCCESSORS AND ASSIGNS ................................................................77
   SECTION 16.9           SEPARABILITY CLAUSE ...................................................................77
   SECTION 16.10          BENEFITS OF INDENTURE .................................................................77
   SECTION 16.11          GOVERNING LAW .........................................................................77
   SECTION 16.12          LEGAL HOLIDAYS ........................................................................78
   SECTION 16.13          EXECUTION IN COUNTERPARTS .............................................................78

EXHIBIT A  FORM OF DEBENTURE ...................................................................................A-1

         INDENTURE, dated as of __________ __, 200_, between Insignia Financial Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," as more fully defined in Section 1.1), having its principal office at One Insignia Financial Plaza, 200 Park Avenue, New York, New York 10166, and [First Union National Bank of South Carolina], a national banking association having its principal corporate trust office at [1441 Main Street, Fourth Floor, Columbia, South Carolina], as Trustee (herein called the "Trustee," as more fully defined in Section 1.1).

                            RECITALS OF THE COMPANY:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 10% Convertible Subordinated Debentures due 20__ [20th anniversary of the year of issuance] (hereinafter sometimes called the "Debentures"), in an aggregate principal amount not to exceed $__________ and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, and the form of assignment, and the form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

         WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

               (d) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (e) headings are for convenience of reference only and do not affect interpretation; and

               (f) the following terms have the meanings given to them in the
         Declaration: (i) Clearing Agency; (ii) Common Securities; (iii) Conversion Agent; (iv) Preferred Certificate; (v) Delaware Trustee;
         (vi) Dissolution Tax Opinion; (vii) Investment Company Event; (viii) No Recognition Opinion; (ix) Property Trustee; (x) Redemption Tax Opinion;
         (xi) Regular Trustees; (xii) Special Event; (xiii) Global Certificate;
         (xiv) Definitive Preferred Certificate; and (xv) Tax Event.

         "Act," when used with respect to any Holder of a Debenture, has the meaning specified in Section 9.1.

         "Actual Knowledge" means, with respect to the Trustee's knowledge of an occurrence, receipt by a Responsible Officer of the Trustee of written notice of such occurrence from the Company or a Holder or Holders of at least ten percent (10%) of the Outstanding principal amount of the Debentures.

         "Additional Interest" has the meaning specified in Section 2.3(b).

         "Additional Payment" means any Additional Interest or Compounded Interest.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 8.13 to act on behalf of the Trustee to authenticate Debentures.

         "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used, or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Book-Entry Debenture" means a Debenture evidencing all or part of the Debentures, issued to the Depositary or its nominee, and registered in the name of such Depositary or nominee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

         "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the NYSE Composite Tape or, if the common stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such common stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Securities" means undivided beneficial interests in the assets of the Insignia Trust which rank pari passu with the Convertible Preferred Securities issued by the Insignia Trust; provided, however, that, upon the occurrence of an event of default under the Declaration, the rights of holders of Common Securities to payment in respect to distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of the Convertible Preferred Securities.

         "Common Securities Guarantee" means any Guarantee that the Company enters into with the Property Trustee or other Persons that operates directly or indirectly for the benefit of holders of the Common Securities.

         "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the anti-dilution provisions of any Debenture, however, shares of Common Stock issuable on conversion of a Debenture shall include only shares of the class designated as Common Stock of the Company at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board of Directors or the President or any Vice Chairman or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

         "Compounded Interest" has the meaning specified in Section 2.3(c).

         "Conversion Price" has the meaning specified in Section 15.1.

         "Convertible Preferred Securities" means undivided beneficial interests in the assets of the Insignia Trust which rank pari passu with the Common Securities issued by the Insignia Trust; provided, however, that, upon the occurrence of an event of default under the Declaration, the rights of holders of Common Securities to payment in respect to distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Convertible Preferred Securities.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which as of the date hereof is located at the address set forth in the first paragraph of this Indenture.

         "Corporation" means a corporation, association, company, joint-stock company or business trust.

         "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 2.5.

         "Debenture" has the meaning stated in the first recital of this Indenture and more particularly means any Debenture authenticated and delivered under this Indenture.

         "Declaration" means the Amended and Restated Declaration of Trust of the Insignia Trust, dated as of ________ ___, 20__, as it may be amended from time to time in accordance with its terms.

         "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "Deferred Interest" has the meaning specified in Section 2.3(c).

         "Depositary" means The Depositary Trust Company until a successor Depositary shall have been appointed pursuant to procedures adopted under
Section 2.3, and thereafter the term "Depositary" shall mean or include each Person who is then a Depositary hereunder.

         "Direct Action" means a proceeding instituted by a holder of Convertible Preferred Securities directly against the Company to enforce rights under the Debentures in certain circumstances, as specified in Section 7.16.

         "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Insignia Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities pro rata in accordance with the Declaration.

         "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

         "Event of Default" has the meaning specified in Section 7.1.

         "Extended Interest Payment Period" has the meaning specified in Section 2.3(c).

         "Global Debenture" has the meaning specified in Section 2.3(a).

         "Guarantor" means the Company, in its capacity as guarantor under any Trust Securities Guarantee.

         "Holder," when used with respect to any Debenture, means the Person in whose name the Debenture is registered in the Debenture Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the Debentures.

         "Interest Payment Date" has the meaning set forth in the form of Debenture.

         "Insignia Trust" means Insignia Financing II, a Delaware statutory business trust.

         "Maturity," when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice Chairman or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be acceptable to the Trustee.

         "Optional Redemption Price" has the meaning specified in Section
3.1(a).

         "Outstanding," when used with respect to the Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

         Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (i) Debentures for whose payment or redemption of which money or United States Government Obligations in the necessary amount has been theretofore deposited in accordance with Article XIII with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of Debentures; provided, however, that, if Debentures or portions of Debentures are to be redeemed prior to the Maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (ii) Debentures in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; and

         (iii) Debentures converted into Common Stock pursuant to Article XV, except as otherwise provided in Section 3.6;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Debentures, Debentures owned by the Company or any other obligor upon such Debentures, or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Debentures as to which the Trustee has Actual Knowledge to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon such Debentures or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of and any premium and interest on any Debentures on behalf of the Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, association, joint stock company, limited liability company, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Place of Payment," when used with respect to the Debentures, means the place or places where, subject to the provisions of Section 5.2, the principal of and any premium and interest on the Debentures are payable as specified in or contemplated by the Debentures.

         "Predecessor Debenture" of a Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such Debenture; and, for the purposes of this definition, a Debenture authenticated and delivered under Section 2.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Preferred Securities Guarantee" means any Guarantee that the Guarantor may enter into with the Property Trustee or other Persons that operates directly or indirectly for the benefit of holders of the Convertible Preferred Securities.

         "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the date 15 days prior to such Interest Payment Date, whether or not such day is a Business Day.

         "Responsible Officer" means, when used with respect to the Trustee, the chairman of the board of directors, the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Securities Legend" means the legend restricting transfer of the Debentures in the form set forth in Section 2.2.

         "Senior Indebtedness" means, with respect to the Company, the principal of, premium, if any, interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date of this Indenture or thereafter incurred or created: (a) all indebtedness of the Company for money borrowed or evidenced by notes, debentures, bonds or other securities (including, but not limited to, those which are convertible or exchangeable for securities of the Company and indebtedness owed to subsidiaries and affiliates of the Company);
(b) all indebtedness of the Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto); (c) all obligations of the Company due and owing with respect to reimbursement agreements under any surety bond, insurance policy, bankers' acceptance, security purchase facility, or similar agreement or arrangement; (d) all indebtedness or other obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements; (e) all indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to the Company; (f) all obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles; (g) all obligations of the Company issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of the Company, and all obligations of the Company under any title retention agreement; (h) all obligations of the Company under agreements or arrangements with respect to deferred compensation due its employees or employees of its Subsidiaries and its obligations under employee benefit plans;
(i) all indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e), (f), (g), or (h) that are (x) assumed by or guaranteed in any manner by the Company or in effect guaranteed (directly or indirectly) by the Company through an agreement to purchase, contingent or otherwise, or in its capacity as a general partner of any entity, and all obligations of the Company under any such guarantee or other arrangements, or (y) secured by a lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and (j) all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e), (f), (g), (h), or (i); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, the Debentures; provided that Senior Indebtedness shall not include indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business.

         "Special Redemption Price" has the meaning set forth in Section 3.2.

         "Stated Maturity," when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, business trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

         "Trading Day" shall mean a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" shall mean all such Persons.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent of any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Securities" means Common Securities and Convertible Preferred Securities.

         "Trust Securities Guarantees" means the Common Securities Guarantee and the Preferred Securities Guarantee.

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

         "Voting Stock," as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                   ARTICLE II
                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                              AND EXCHANGE OF NOTES

         SECTION 2.1 DESIGNATION AND PRINCIPAL AMOUNT.

         The Debentures shall be designated as "10% Convertible Subordinated Debentures due 20__" [20th anniversary of the year of issuance]. The aggregate principal amount of Debentures that may be authenticated and delivered pursuant to this Indenture is limited to the sum of $___________ (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 2.5, 2.6, 2.7, 3.6, and 15.2). Upon the execution of this Indenture, or from time to time thereafter, such Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures upon the written order of the Company, signed by (a) its President, any Executive or Senior Vice President or any Vice President and (b) its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

         SECTION 2.2 FORM OF DEBENTURES; INITIAL ISSUANCE TO PROPERTY TRUSTEE.

         The Debentures and the Trustee's Certificate of Authentication to be borne by the Debentures shall be in substantially the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

         Any of the Debentures may have such letters, numbers or other marks of identification (including different CUSIP numbers) and such notations, legends and endorsements as the officer of the Company executing the same may approve (execution thereof by such officer to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance or with the procedures of the Depositary, or to conform to usage. The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing.

         The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made a part of, this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The definitive Debentures shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the

Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

         The Debentures initially issued to the Property Trustee shall be in the form of one or more individual certificates in definitive, fully registered form without coupons and shall bear the following legend (the "Restricted Securities Legend") unless the Company determines otherwise in accordance with applicable law:

         THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF INSIGNIA FINANCIAL GROUP, INC. (THE "COMPANY") THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF (X) THE EARLIER OF THE ORIGINAL ISSUE DATE HEREOF AND THE ORIGINAL ISSUE DATE OF ANY PREDECESSOR OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (C) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         SECTION 2.3 DENOMINATION OF DEBENTURES; PAYMENT OF INTEREST; EXTENSION
                     OF INTEREST PAYMENT PERIOD.

         (a) Except as provided below, the Debentures shall be issued in fully registered certificated form without coupons, in denominations of $50 in principal amount and integral multiples thereof. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         In connection with a Dissolution Event, (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more global Debentures in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (each, a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. Convertible Preferred Securities held as Global Certificates will be deemed to represent beneficial interests in Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities represented by such Global Certificates until, with respect to each Global Certificate, such Global Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Global Certificate will be canceled and a Global Debenture, registered in the name of the Depositary, or its nominee, shall be issued and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

     (ii) Convertible Preferred Securities held as Definitive Preferred Certificates will be deemed to represent beneficial interests in Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities represented by such Definitive Preferred Certificates until, with respect to each Definitive Preferred Certificate, such Definitive Preferred Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Definitive Preferred Certificate will be canceled and a Debenture, registered in the name of the holder of such Definitive Preferred Certificate or the transferee of the holder of such Definitive Preferred Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities represented by such Definitive Preferred Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (b) Each Debenture will bear interest at the rate specified in Exhibit A (the "Coupon Rate") from _________ __, 200_ [the date of issuance] until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of this Section 2.3) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on _________ __, 200_ [the last day of the first quarter ending at least 15 Business Days after the date of issuance], to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the Regular Record Date for such interest installment.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

         (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures are registered at the close of business on a Special Record Date (as defined herein) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon, the Trustee shall fix a Special Record Date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

         (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.3(b), each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue (including in each case Compounded Interest), which were carried by such other Debenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         If, at any time while the Property Trustee is the Holder of any Debentures, the Insignia Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Insignia Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Insignia Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

         (c) As long as an Event of Default shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest (including any Additional Interest and Compounded Interest) shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date or any earlier Redemption Date. To the extent permitted by applicable law, interest at the Coupon Rate, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.3, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable, to the Holders of Debentures in whose names the Debentures are registered in the Debenture Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

         If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its election of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Insignia Trust are payable, or (ii) the date the Insignia Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of Convertible Preferred Securities issued by the Insignia Trust, but in any event at least 10 Business Days before such record date.

         If the Property Trustee is not the only Holder of the Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give the Holders of Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record date or payment date with respect to such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of Debentures, but in any event at least two Business Days before such record date.

         The quarter in which any notice is given pursuant to paragraph (c) of this Section 2.3 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under this Section 2.3.

         SECTION 2.4 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         Debentures shall be signed on behalf of the Company by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or one of its Vice Presidents and (b) its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, under its corporate seal which may, but need not, be attested. The signature of any of these officers on Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of Debentures, and the Trustee in accordance with the Company Order shall authenticate and make Debentures available for delivery.

         Each Debenture shall be dated the date of its authentication.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 2.9 together with a written statement stating that such Debenture has never been issued and sold by the Company, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         SECTION 2.5 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 5.2 a register (the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of transfers of Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering transfers of Debentures as herein provided.

         Upon due surrender for registration of transfer of any Debenture at the office or agency of the Company maintained pursuant to Section 5.2 for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and tenor.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Debentures to be exchanged at any such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive.

         Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in the form included in Exhibit A or in other form satisfactory to the Company and the Debenture Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 2.7, 3.6 or 15.2 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange Debentures during a period beginning at the opening of business 15 days before any selection of Debentures to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

         The Debentures shall not be transferred, except in compliance with the Restricted Securities Legend, unless any such transfer is otherwise determined by the Company to be in compliance with applicable law. Upon any distribution of the Debentures to the holders of the Trust Securities in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 11.1(g) to provide for transfer restrictions (including legends, if any, to be included on the Debentures) and procedures with respect to the Debentures substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

         SECTION 2.6 MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.

         If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Debenture of like principal amount and tenor and bearing a number not contemporaneously outstanding, and such mutilated Debenture shall be canceled by the Trustee in accordance with the Indenture.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and
(ii) such security or indemnity as may be required by them, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute, and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like principal amount and tenor and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and any such new Debenture shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         SECTION 2.7 TEMPORARY DEBENTURES.

         Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, all temporary Debentures may be surrendered in exchange therefor, at the office of the Debenture Registrar, and the Company shall execute and the Trustee shall authenticate and deliver an equal aggregate principal amount of definitive Debentures in certificated form in exchange for temporary Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in definitive certificated form authenticated and delivered hereunder.

         SECTION 2.8 PERSONS DEEMED OWNERS.

         Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 2.3 and 2.5) any interest or Additional Payments on such Debenture and for all other purposes whatsoever, whether or not such Debenture shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 2.9 CANCELLATION.

         All Debentures surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and promptly shall be canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold, and all Debentures so delivered promptly shall be canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of as directed by a Company Order; provided that the Trustee shall not be required to destroy the certificates representing the canceled Debentures.

                                   ARTICLE III
                            REDEMPTION OF DEBENTURES

         SECTION 3.1 OPTIONAL REDEMPTION BY COMPANY.

         (a) Subject to the provisions of Sections 3.1(b), (c), and (d) and to the other provisions of this Article III, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after ________ __, 20__ [three years after the date of issuance], upon not less than 20 days nor more than 60 days notice to the Holders of the Debentures, at the following prices (expressed as percentages of the principal amount of the Debentures) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning ________ __ [the month and day of issuance]:

                             Year                        Redemption Price
                             ----                        ----------------

        20__ [the third year after the year of                102.0%
        issuance]
        20__ [the fourth year after the year of               101.0%
        issuance]
        20__  [the fifth year after the year of               100.0%
        issuance] and thereafter

plus, in each case, accrued and unpaid interest (including Additional Payments, if any) to, but excluding, the Redemption Date.

         The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

         (b) If a partial redemption of the Debentures would result in the delisting of the Convertible Preferred Securities issued by the Insignia Trust from any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

         (c) The Company may not redeem fewer than all of the outstanding Debentures unless all accrued and unpaid interest has been paid on all of the outstanding Debentures.

         (d) Notwithstanding the foregoing, if Debentures are redeemed on any March 31, June 30, September 30, or December 31, accrued and unpaid interest (and Additional Payments, if any) shall be payable to Holders of record on the relevant record date, instead of the Holders on the Redemption Date.

         (e) Notwithstanding the foregoing, the Trustee shall not redeem any Debentures pursuant to this Section 3.1 or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Debentures or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a) or (b), a Responsible Officer of the Trustee has Actual Knowledge.

         SECTION 3.2 TAX EVENT REDEMPTION.

If a Tax Event has occurred and is continuing and:

               (a) the Company has received a Redemption Tax Opinion; or

               (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No-Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.1(a) but subject to Sections 3.1(b), (c), and
(d), the Company shall have the right upon not less than 20 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest (including Additional Payments, if any) thereon to the date of such redemption (the "Special Redemption Price"); provided, however, that, if at the time there is available to the Company or the Insignia Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Insignia Trust or the Holders of the Trust Securities issued by the Insignia Trust, the Company shall pursue such Ministerial Action in lieu of redemption; and, provided, further, that the Company shall have no right to redeem the Debentures while the Insignia Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration.

         The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 10:00 a.m., New York time, on the date such Special Redemption Price is to be paid.

         SECTION 3.3 APPLICABILITY OF ARTICLE.

         Redemption of Debentures at the election of the Company, as permitted by Section 3.1 and 3.2, shall be made in accordance with such Sections and this Article.

         SECTION 3.4 NO SINKING FUND.

         The Debentures are not entitled to the benefit of any sinking fund.

         SECTION 3.5 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem Debentures shall be evidenced by an Officers' Certificate. In the case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

         SECTION 3.6 SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED.

         If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, on a pro rata basis, in portions equal to $50 (or any integral multiple thereof) of the principal amount of Debentures.

         If Debentures selected for partial redemption are converted into Common Stock in part before termination of the conversion right with respect to the portion of the Debentures so selected, the converted portion of the Debentures shall be deemed (so far as may be) to be the portion selected for redemption. Debentures (or portions thereof) which have been converted into Common Stock during a selection of Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Debenture is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debenture.

         The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of the Debentures which has been or is to be redeemed.

         SECTION 3.7 NOTICE OF REDEMPTION.

         Notice of redemption shall be given in the manner provided in Section
16.4 to the Holders of Debentures to be redeemed not less than 20 nor more than 60 days prior to the Redemption Date. All notices of redemption shall identify the Debentures (including the CUSIP number) to be redeemed and shall state:

               (a) the Redemption Date;

               (b) the Redemption Price and the amount of accrued interest and Additional Payments, if any, to be paid upon such redemption;

               (c) if less than all the Outstanding Debentures are to be redeemed, the aggregate principal amount of Debentures to be redeemed, the aggregate principal amount of Debentures to be outstanding after such partial redemption, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debentures to be redeemed, and a statement to the effect that on or after the Redemption Date upon surrender of such Debenture a new Debenture in the principal amount equal to the unredeemed portion will be issued;

               (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

               (e) the place or places where such Debentures are to be surrendered for payment of the Redemption Price; and

               (f) the Conversion Price then in effect, the date on which the right to convert the Debentures to be redeemed will terminate, and the place or places where such Debentures may be surrendered for conversion.

         A notice of redemption published as contemplated by Section 16.4 need not identify particular Debentures to be redeemed.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 3.8 DEPOSIT OF REDEMPTION PRICE.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including Additional Payments, if any) on, all the Debentures which are to be redeemed on that date.

         If any Debenture called for redemption is converted into Common Stock, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in this Indenture) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

         SECTION 3.9 DEBENTURES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price together with accrued interest (including Additional Payments, if any) to the Redemption Date; subject to the provisions of Section 3.1(d).

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest (including Additional Payments, if any) from the Redemption Date at the rate prescribed therefor in the Debenture.

         SECTION 3.10 DEBENTURES REDEEMED IN PART.

         Any Debenture which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures of like tenor of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

                                   ARTICLE IV
                           SUBORDINATION OF DEBENTURES

         SECTION 4.1 DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Company covenants and agrees, and each Holder of a Debenture, by the Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Debenture and the payment of the principal of (and premium, if any) and interest (including Additional Payments) on each and all of the Debentures are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article shall prevent the occurrence of any Default or Event of Default hereunder.

         SECTION 4.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest (including Additional Payments) on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Debentures or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article XII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article XII.

         SECTION 4.3 PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF
                     DEBENTURES.

         In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) by the Company on account of the principal of (or premium, if any) or interest (including Additional Payments) on the Debentures or on account of the purchase or other acquisition of Debentures.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         SECTION 4.4 NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

         In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal (including redemption payments) of, or premium, if any, or interest (including Additional Payments) on the Debentures, unless and until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 4.4, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior

         Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

         SECTION 4.5 PAYMENT PERMITTED IN CERTAIN SITUATIONS.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or other proceedings of the Company referred to in Section 4.2 or under the conditions described in
Section 4.3 or 4.4, from making payments at any time of principal of, or premium, if any, or interest (including Additional Payments) on the Debentures, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest (including Additional Payments) on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have Actual Knowledge that such payment would have been prohibited by the provisions of this Article.

         SECTION 4.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

         Subject to the payment in full of all Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Senior Indebtedness by Holders of Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 4.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 4.8 TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of a Debenture by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         SECTION 4.9 NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of Debentures, without incurring responsibility to the Holders of Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Debentures to the holders of Senior Indebtedness do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 4.10 NOTICE TO TRUSTEE.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of any Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of any Debentures pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.2, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall have not received the notice provided for in this Section at least two Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debentures), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 8.2, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 4.11 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                      AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 8.2, and the Holders of Debentures shall be entitled conclusively to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 4.12 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

         SECTION 4.13 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS,
                      PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

         SECTION 4.14 ARTICLE APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 4.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 4.15 CERTAIN CONVERSIONS DEEMED PAYMENT.

         For the purposes of this Article only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Debentures in accordance with Article XV, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Debentures or on account of the purchase or other acquisition of Debentures, and
(b) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article XV.

                                    ARTICLE V
                                CERTAIN COVENANTS

         SECTION 5.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

         The Company covenants and agrees that it will duly and punctually pay the principal of and any premium and interest (including any Additional Payments) on the Debentures in accordance with the terms of the Debentures and this Indenture.

         SECTION 5.2 MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the United States an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange, or conversion and where notices and demands to or upon the Company in respect of Debentures and this Indenture may be served. The Company will give prompt notice to the Trustee and to the Holders as provided in Sections 16.3 and 16.4, respectively, of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Debentures or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Debentures may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for such purposes. The Company will give prompt written notice to the Trustee and the Holders of Debentures of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 5.3 MONEY FOR DEBENTURES PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent with respect to Debentures, it will, on or before each due date of the principal of and any premium or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

         Whenever the Company shall have one or more Paying Agents for Debentures it will, prior to each due date of the principal of and any premium or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

         The Company will cause each Paying Agent for Debentures other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of and any premium or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal of and any premium or interest on the Debentures; and

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Debenture and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of the Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and all liability of the Company as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 5.4 EXISTENCE.

         Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 5.5 STATEMENT BY OFFICERS AS TO DEFAULT.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         The Company shall file with the Trustee, within five Business Days after becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 5.6 LIMITATION ON DIVIDENDS AND OTHER PAYMENTS.

         In the event that (i) an Event of Default shall have occurred and be continuing, (ii) the Guarantor shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on Debentures pursuant to Section 2.3(c) and any Extended Interest Payment Period shall be continuing, then, in each case, the Company shall not--

               (x) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock of the Company, or (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged), or

               (y) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Debentures; or

               (z) make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

         Notwithstanding the foregoing, the Company will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock of the Company, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking pari passu with or junior to the Debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

         SECTION 5.7 COVENANTS AS TO THE INSIGNIA TRUST.

         For so long as the Trust Securities remain outstanding, the Company will (a) maintain 100% direct or indirect ownership of the Common Securities of the Insignia Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of the Common Securities; (b) not to cause, as sponsor of the Insignia Trust, or to permit, as holder of the Common Securities, termination, dissolution or winding up of the Insignia Trust, except in connection with a distribution of the Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations as provided for in the Declaration, (c) use its reasonable efforts, consistent with the terms of the Declaration, to cause the Insignia Trust (i) to remain a statutory business trust, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Insignia Trust, the redemption of all of the Trust Securities of the Insignia Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (ii) to continue to be classified as a grantor trust for United States federal income tax purposes; and (d) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debentures.

         SECTION 5.8 PAYMENT OF EXPENSES OF THE INSIGNIA TRUST.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee and the sale of the Trust Securities by the Insignia Trust, the Company shall:

         (a) pay for all costs, fees and expenses relating to the offering, sale and issuance of the Debentures;

         (b) be responsible for and pay for all obligations (other than with respect to the Trust Securities) of the Insignia Trust, pay for all costs and expenses of the Insignia Trust (including, but not limited to, costs and expenses relating to the organization of the Insignia Trust, the offering, sale and issuance of the Trust Securities (including commissions to the Initial Purchasers in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Insignia Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Insignia Trust assets); and

         (c) pay any and all taxes (other than United States withholding taxes attributable to the Insignia Trust or its assets), and all liabilities, costs and expenses with respect to such taxes, of the Insignia Trust.

         SECTION 5.9 REGISTRATION RIGHTS.

         The holders of the Convertible Preferred Securities, the Debentures, the Preferred Securities Guarantee, and the shares of Common Stock of the Company issuable upon conversion of the Debentures into Common Stock (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of _________ __, 200_, among the Company, the Trust and the Initial Purchasers (the "Registration Rights Agreement").

                                   ARTICLE VI
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 6.1 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         As required by Section 312(a) of the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee:

               (a) semiannually, not later than March 31 and September 30 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Debentures ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, provided, however, that the Company shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by or on behalf of the Company, and in the absence of the provision of any such List of Holders to the Trustee, then notice shall be deemed to have been given to the Trustee that the List of Holders has not changed since the most recent List of Holders; and

               (b) at any other time, within 30 days of receipt by the Company of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Trustee.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Debenture Registrar or Paying Agent (if acting in such capacity), provided, however, that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         SECTION 6.2 PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures (i) contained in the most recent list furnished to the Trustee pursuant to Section 6.1, (ii) received by the Trustee in its capacity as Debenture Registrar and (iii) filed with it within the two preceding years pursuant to Section 313(c)(2) of the Trust Indenture Act. The Trustee may (A) destroy any list furnished to it as provided in Section 312(a) of the Trust Indenture Act upon receipt of a new list so furnished, (B) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than March 20 or September 20 of each year, a list containing the names and addresses of the Holders of Debentures obtained from such information since the delivery of the next previous list, if any, (C) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered and (D) destroy not earlier than two years after filing, any information filed with it pursuant to Section 313(c)(2) of the Trust Indenture Act.

         (b) If three or more Holders of Debentures (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.2(a), or (ii) inform such applicants as to the approximate number of Holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Debentures whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 6.2(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Debentures with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with Section 6.2(b), regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 6.2(b).

         SECTION 6.3 REPORTS BY TRUSTEE.

         The Trustee shall in each year transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of Section 313(a).

         A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debentures are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Debentures are listed on any stock exchange.

         SECTION 6.4 REPORTS BY COMPANY.

         The Company shall:

         (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports required to be filed with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (c) transmit to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE VII
                              DEFAULTS AND REMEDIES

         SECTION 7.1 EVENTS OF DEFAULT.

         "Event of Default," wherever used herein with respect to the Debentures, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) default in the payment of any interest upon any Debenture, including any Compounded Interest or Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in Article IV hereof); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest (including any Additional Payments) for this purpose; or

               (b) default in the payment of the principal of (or premium, if any, on) any Debenture as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise (whether or not such payment is prohibited by the subordination provisions set forth in Article IV hereof); or

               (c) failure by the Company to issue and deliver Common Stock or other property issuable upon an election to convert such Debentures pursuant to Article XV (whether or not such delivery is prohibited by the subordination provisions set forth in Article IV); or

               (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"), hereunder; or

               (e) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidation, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (f) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidation, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of their property, or the making by it of an assignment for the benefit of creditors; or

               (g) the voluntary or involuntary dissolution, winding-up, or termination of the Insignia Trust except in connection with (i) the distribution of Debentures to holders of Trust Securities in liquidation of their interest in the Insignia Trust, (ii) the redemption of all of the outstanding Trust Securities of the Insignia Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         SECTION 7.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default described in clause (a), (b), (c), (d), or (g) of Section 7.1 above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by the Holders of Debentures), may declare the entire principal of all Debentures and all interest accrued thereon (including any Additional Payments) and any other amounts payable hereunder to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

         If an Event of Default described in clause (e) or (f) of Section 7.1 occurs, the entire principal of all Debentures and all interest accrued thereon (including any Additional Payments) and any other amounts payable hereunder shall become immediately due and payable, without any declaration or other act on the part of the Trustee or the Holders.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article hereinafter, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                    (A) all overdue interest (including any Additional Interest and Compounded Interest) on all Debentures,

                    (B) the principal of any Debentures which have become due
               otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                    (C) all sums paid or advanced by the Trustee and each
               predecessor Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee and their respective agents and counsel; and

               (2) all Events of Default, other than the non-payment of the principal of Debentures that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right with respect to Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

         SECTION 7.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if,

               (a) default is made in the payment of any interest (including Additional Payments) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days (provided that a valid extension of the interest payment period by the Company pursuant to this Indenture shall not constitute a default in the payment of any interest (including Additional Payments) for this purpose), or

               (b) default is made in the payment of the principal of any Debenture at Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Debentures, the whole amount then due and payable on Debentures for principal and interest (including any Additional Payments) and, to the extent that payment of such interest shall be legally enforceable under applicable law, interest on any overdue principal and on any overdue interest, at the rate per annum stated in the Debentures; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under Section 8.6.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may (in addition to exercising any other rights pursuant to Section 7.2) prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

         If an Event of Default with respect to Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 7.4 TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (a) to file and prove a claim for the whole amount of principal and any premium and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures allowed in such judicial proceeding, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Debentures to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Debentures, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.6.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of Debentures in any such proceeding.

         SECTION 7.5 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                     DEBENTURES.

         All rights of action and claims under this Indenture or under any of the terms established with respect to the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel due under Section 8.6, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

         SECTION 7.6 APPLICATION OF MONEY COLLECTED.

         Subject to the provisions of Article IV, any money collected by the Trustee pursuant to this Article with respect to Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Debentures, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 8.6;

         SECOND: To the payment of the amounts then due and unpaid for principal of and interest (including any Additional Payments) on the Debentures in respect of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on Debentures for principal and any premium and interest, respectively.

         SECTION 7.7 LIMITATION ON SUITS.

         No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless;

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

         SECTION 7.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND
                     INTEREST AND TO CONVERT.

         Notwithstanding any other provision in this Indenture, but subject to
Article IV of this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.3) interest (including any Additional Payments) on the Debentures on the Stated Maturity or Maturities expressed in the Debentures (or, in the case of redemption, on the Redemption Date) and to convert such Debenture into Common Stock in accordance with Article XV and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

         SECTION 7.9 RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder of Debentures has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debentures shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 7.10 RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debentures is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 7.11 DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

         Subject to the provisions of Section 7.7, every right and remedy given by this Article or by law to the Trustee or to the Holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debentures, as the case may be.

         SECTION 7.12 CONTROL BY HOLDERS OF DEBENTURES.

         The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures, provided that,

               (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

               (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 7.13 WAIVER OF PAST DEFAULTS.

               The Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder with respect to the Debentures and its consequences, except a default

               (a) in the payment of the principal of (or premium, if any) or any interest (including Additional Interest and Compounded Interest) on any Debenture as and when the same shall become due by the terms of Debentures otherwise than by acceleration (unless such default has been cured and sums sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 7.2)), or

               (b) in the covenants contained in Sections 5.6 and 5.7, or

               (c) in respect of a covenant or provision hereof which under
         Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Insignia Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the Insignia Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the

         Holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities of the Insignia Trust shall have consented to such waiver.

Upon any such waiver, the default covered thereby shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 7.14 UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder of any Debenture for the enforcement of the payment of the principal of or any premium or interest (including Additional Payments) on such Debenture on or after the Stated Maturity or Maturities expressed in such Debenture (or, in the case of redemption, on or after the Redemption Date) or the right to convert such Debenture in accordance with the provisions of this Indenture.

         SECTION 7.15 WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 7.16 ENFORCEMENT BY HOLDERS OF CONVERTIBLE PREFERRED
                      SECURITIES.

         (a) Notwithstanding anything to the contrary contained herein, if the Property Trustee as Holder of the Debentures fails to enforce its rights under the Debentures (other than rights arising from an Event of Default described in Section 7.16(b)) for a period of 30 days after any holder of Convertible Preferred Securities shall have made a written request to the Property Trustee to enforce such rights, such holder of Convertible Preferred Securities may, to the fullest extent permitted by law, institute a Direct Action to enforce the Property Trustee's rights as Holder of the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person.

         (b) Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing and such Event of Default is attributable to the failure of the Company to pay interest (including any Additional Payments) or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Convertible Preferred Securities may institute a Direct Action for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder, on or after the respective due date specified in the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person.

         (c) Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by the Insignia Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

         SECTION 8.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT;
                     PRIOR TO DEFAULT.

         With respect to the Holders of Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debentures and after the curing or waiving of all Events of Default which may have occurred with respect to Debentures, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Debentures has occurred (which has not been cured or waived), the Trustee shall exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (a) prior to the occurrence of an Event of Default with respect to the Debentures and after the curing or waiving of all such Events of Default with respect to the Debentures which may have occurred:

               (i) the duties and obligations of the Trustee with respect to the Debentures shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not, on their face, they conform to the requirements of this Indenture, but shall otherwise have no duty to determine the accuracy or completeness thereof or whether the same comply with applicable laws;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 7.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.1

         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 8.2 CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of the Trust Indenture Act:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debentures pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that nothing contained in this
         Section 8.2(e) shall be taken to relieve the Trustee, upon the occurrence of an Event of Default, from its obligations expressly created hereunder to exercise the rights and powers vested in it by this Indenture;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 8.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

         The recitals contained herein and in the Debentures (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Debentures or the proceeds thereof.

         SECTION 8.4 MAY HOLD DEBENTURES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections
8.9 and 8.11, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.

         SECTION 8.5 MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 8.6 COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

         (a) to pay to the Trustee or any predecessor Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee or any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.1(e) or Section 7.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar laws.

         The provisions of this Section 8.6 shall survive the termination of this Indenture.

         SECTION 8.7 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.8.

         (b) The Trustee may resign at any time with respect to the Debentures by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.8 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

         (c) The Trustee may be removed at any time with respect to the Debentures by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.8 shall not have been delivered to the Trustee within 30 days after the delivery of such Act of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

         (d) If at any time:

               (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 8.10 and
         Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debentures, or (ii) subject to Section 7.14 any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debentures, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures (it being understood that at any time there shall be only one Trustee with respect to the Debentures) and shall comply with the applicable requirements of Section 8.8. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 8.8, become the successor Trustee with respect to the Debentures and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures shall have been so appointed by the Company or the Holders of Debentures and accepted appointment in the manner required by Section 8.8, any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures and each appointment of a successor Trustee with respect to the Debentures in the manner provided in
Section 16.4. Each notice shall include the name of the successor Trustee with respect to the Debentures and the address of its Corporate Trust Office.

         SECTION 8.8 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon the written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

         (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 8.9 DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 8.10 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall be at all times a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

         SECTION 8.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         SECTION 8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                      BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

         SECTION 8.13 APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents with respect to Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.6, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

         Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all Holders of Debentures pursuant to Section 16.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment with respect to Debentures is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                   [First Union National Bank of South Carolina]

                                   By
                                     -------------------------------------------
                                               Authenticating Agent

                                   By
                                     -------------------------------------------
                                               Authorized Signatory

         If all of the Debentures are not originally issued at one time, and if the Company has an Affiliate eligible to be appointed as an Authenticating Agent hereunder or the Trustee does not have an office capable of authenticating Debentures upon original issuance located in a Place of Payment where the Company wishes to have Debentures authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 16.1 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which if so requested by the Company, shall be such Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to the Debentures.

         SECTION 8.14 NOTICE OF DEFAULTS.

         If a Default occurs hereunder with respect to Debentures, the Trustee shall give the Holders of Debentures notice of such Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default of the character specified in Section 7.1(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

                                   ARTICLE IX
                                 ACTS OF HOLDERS

         SECTION 9.1 ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other such officer the execution thereof. Where such execution is by a signer acting in a capacity other than the signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

         (c) The principal amount of Debentures held by any Person, and the date of holding the same, shall be proved by the Debenture Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of a Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

         (e) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Debentures (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Debentures on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this clause.

                                   ARTICLE X
                        MEETINGS OF HOLDERS OF DEBENTURES

         SECTION 10.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debentures.

         SECTION 10.2 CALL, NOTICE AND PLACE OF MEETINGS.

         (a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 10.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Debentures setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting (or, in the case of a meeting of Holders with respect to Debentures all or part of which are represented by a Book Entry Debenture, not less than 20 nor more than 40 days).

         (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

         SECTION 10.3 PERSONS ENTITLED TO VOTE AT MEETINGS.

         Upon the calling of a meeting of Holders with respect to the Debentures all or part of which are represented by a Book Entry Debenture, a record date shall be established for determining Holders of Outstanding Debentures entitled to vote at such meeting, which record date shall be the close of business on the day the notice of the meeting of Holders is given in accordance with Section
10.2. The Holders on such record date, and their designated proxies, and only such Persons, shall be entitled to vote at any meeting of Holders. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Debentures or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Debentures; provided, however, that in the case of any meeting of Holders with respect to the Debentures all or part of which are represented by a Book-Entry Debenture, only Holders, or their designated proxies, of record on the record date established pursuant to this Section 10.3 shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 10.4 QUORUM; ACTION.

         The Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum for a meeting of Holders of Debentures; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of Outstanding Debentures that is less or greater than a majority in principal amount of the Outstanding Debentures, then, with respect to such action (and only such action) the Persons entitled to vote such lesser or greater percentage in principal amount of the Outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Debentures which shall constitute a quorum. Notwithstanding the foregoing, no meeting of Holders with respect to Debentures all or a part of which are represented by a Book Entry Debenture, shall be adjourned to a date more than 90 days after the record date for such meeting unless the Trustee shall send out a new notice of meeting and establish, in accordance with Section 10.3, a new record date for Holders entitled to vote at such meeting.

         Except as limited by the proviso to Section 11.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debentures; provided, however, that, except as limited by the proviso to Section 11.2, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of Outstanding Debentures that is less or greater than a majority in principal amount of the Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debentures.

         Any resolution passed or decision taken at any meeting of Holders of Debentures duly held in accordance with this Section shall be binding on all the Holders of Debentures, whether or not present or represented at the meeting.

         SECTION 10.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF
                      MEETINGS.

         (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 9.1 and the appointment of any proxy shall be proved in the manner specified in Section 9.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 9.1. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.1 or other proof.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debentures as provided in Section 10.2(b), in which case the Company or the Holders of Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting.

         (c) At any meeting each Holder of a Debenture or proxy shall be entitled to one vote for each $50 principal amount of the Outstanding Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

         (d) Any meeting of Holders of Debentures duly called pursuant to
Section 10.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting; and the meeting may be held as so adjourned without further notice.

         SECTION 10.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

         The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.2 and, if applicable, Section 10.4. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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                                   ARTICLE XI
                            SUPPLEMENTAL INDENTURES

         SECTION 11.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders of Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

               (b) to add to the covenants of the Company for the benefit of the Holders of Debentures or to surrender any right or power herein conferred upon the Company; or

               (c) to add any additional Events of Default; or

               (d) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Debentures and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of
         Section 8.8; or

               (e) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XV; or

               (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not, in the opinion of the Board of Directors, adversely affect the interests of the Holders of Debentures in any material respect; or

               (g) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on the Debentures, and all other matters required pursuant to Section 2.5 or otherwise necessary, desirable, or appropriate in connection with the issuance of Debentures to holders of Trust Securities in the event of a distribution of Debentures by the Insignia Trust if a Special Event occurs and is continuing.

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


         SECTION 11.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of each Holder of each Outstanding Debenture,

               (a) change the Stated Maturity of the principal of, or (except as contemplated by Section 2.3(c)) any installment of interest (including any Additional Payments) on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

               (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section
         10.4 for quorum or voting; or

               (c) modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture; or

               (d) make any change that adversely affects the right to convert any Debenture into Common Stock as provided in Article XV or decrease the conversion rate or increase the conversion price of any such Debenture, or

               (e) make any change in Article IV that adversely affects the rights of any Holders of Outstanding Debentures.

         So long as any Convertible Preferred Securities are outstanding, no supplemental indenture shall, without the consent of each holder of Convertible Preferred Securities, amend Section 7.16 so as to eliminate or materially impair the right of such holders to institute Direct Actions in the circumstances set forth therein.

         It shall not be necessary for any Act of Holders of Debentures under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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

         SECTION 11.3 EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.2) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 11.4 EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 11.5 CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939, as amended, in effect on such date.

         SECTION 11.6 REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

         Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

                                   ARTICLE XII
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 12.1 COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         The Company shall not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless
(a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (b) the Company or such successor corporation, as the case may be, shall

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

not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

         SECTION 12.2 SUCCESSOR CORPORATION SUBSTITUTED.

         In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any securities which previously shall have been signed and delivered by the officers of the Company, to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms or this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Debentures and may be liquidated and dissolved.

         SECTION 12.3 OPINION OF COUNSEL TO TRUSTEE.

         The Trustee may receive an Opinion of Counsel, prepared in accordance with Section 16.1, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                  ARTICLE XIII
                           SATISFACTION AND DISCHARGE

         SECTION 13.1 SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

         (a) either

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

               (1) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6, and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
         Section 5.3) have been delivered to the Trustee for cancellation; or

               (2) all such Debentures not theretofore delivered to the Trustee for cancellation:

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

               and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and any interest (including any Additional Payments) to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.6, the obligations of the Company to any Authenticating Agent under Section 8.13 and, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section, the obligations of the Trustee under Section 13.2 and the last paragraph of
Section 5.3 shall survive.

         SECTION 13.2 APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 5.3, all money deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE XIV
                    IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
                       OFFICERS, DIRECTORS AND EMPLOYEES.

         No recourse under or upon any obligation, covenant or agreement of this Indenture, or of a Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.

         All payments of interest and other amounts, if any, to be made by the Trustee hereunder shall be made only from the money deposited with the Trustee and only to the extent that the Trustee shall have sufficient income or proceeds to make such payments in accordance with the terms of this Indenture, and each Holder thereof, by its acceptance of a Debenture, agrees that it will look solely to the income and proceeds deposited with the Trustee to the extent available for distribution to such Holder as provided and that the Trustee, its incorporators, shareholders, officers, directors and employees are not personally liable in any manner to such Holder for any amounts payable or any liability under this Indenture or any Debenture.

                                   ARTICLE XV
                      CONVERSION OF CONVERTIBLE DEBENTURES

         SECTION 15.1 CONVERSION RIGHTS.

         Subject to and upon compliance with the provisions of this Article XV, the Debentures are convertible, at the option of the Holder, at any time beginning ________ __, 20__ [the date of issuance] and prior to the close of business on _________ __, 200_ [20th anniversary of the date of issuance] (or, in the case of Debentures called for redemption, prior to the close of business on the Business Day prior to the corresponding Redemption Date) into that number of fully paid and nonassessable shares of Common Stock equal to the aggregate principal

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

amount of Debentures to be converted plus all accrued and unpaid interest (including Additional Payments, if any) thereon through the Conversion Date (as defined below) divided by an initial Conversion Price of $14.00, subject to adjustment as described in this Article XV (the "Conversion Price"). A Holder of Debentures may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Common Stock equal to the aggregate principal amount of Debentures to be converted plus all accrued and unpaid interest (including Additional Payments, if any) thereon through the Conversion Date divided by the then applicable Conversion Price. All calculations under this Article XV shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         SECTION 15.2 CONVERSION PROCEDURES.

         (a) In order to convert all or a portion of the Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Debentures are definitive Debentures, surrender to the Conversion Agent the Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Convertible Preferred Securities may exercise its right under the Declaration to convert such Convertible Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Convertible Preferred Securities for a portion of the Debentures held by the Insignia Trust (at an exchange rate of $50 principal amount of Debentures for each Convertible Preferred Security) and (ii) to immediately convert such Debentures, on behalf of such holder, into Common Stock pursuant to this Article XV and, if such Convertible Preferred Securities are in definitive form, surrendering such Convertible Preferred Securities, duly endorsed or assigned to the Insignia Trust or in blank. So long as any Convertible Preferred Securities are outstanding, the Insignia Trust shall not convert any Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities.

         If a Notice of Conversion is delivered on or after a Regular Record Date and prior to the subsequent Interest Payment Date, the Holder on the Regular Record Date will not be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Debentures to be converted. Except as otherwise provided in Section 15.1, in the case of any Debenture which is converted, interest whose payment date is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments) on the Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Convertible Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be.

         The Person or Persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common

Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

         (b) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Debentures so converted and any unpaid interest (including Additional Payments) accrued on such Debentures at the time of such conversion.

         (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Debentures or the holder of the Convertible Preferred Securities so converted.

         (d) In the event of the conversion of any Debenture in part only, a new Debenture or Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with this Section 15.2.

         (e) In effecting the conversion transactions described in this Section 15.2, the Conversion Agent is acting as agent of the holders of Convertible Preferred Securities (in the exchange of Convertible Preferred Securities for Debentures) and as agent of the Holders of Debentures (in the conversion of Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Debentures held by the Insignia Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this
Article XV and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article XV and to deliver to the Insignia Trust a new Debenture or Debentures for any resulting unconverted principal amount.

         SECTION 15.3 CONVERSION PRICE ADJUSTMENTS.

         The Conversion Price shall be adjusted from time to time after June 7, 2002 (and not from the date of issuance) as follows:

         (a) In case the Company shall (i) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, (iii) combine outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price for the Debentures shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Debenture been converted immediately prior thereto. An adjustment made pursuant to this Subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Subsection (a), the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price for the Debentures between or among shares of such classes or series of capital stock.

         (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to Subsection (g) below) on the record date mentioned below, the Conversion Price for the Debentures shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not so delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

         (c) Subject to the last sentence of this subsection (c), in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets or rights or warrants to subscribe for or purchase any of its securities (excluding any rights or warrants referred to in subsection (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subsection (a) of this Section 15.3), the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the

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Conversion Price in effect immediately prior to the effectiveness of the
Conversion Price reduction contemplated by this subsection (c) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (g)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date; provided, however, that in the event the numerator shall be less than one, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion the amount of such distribution such Holder would have received had such Holder converted each Debenture immediately prior to the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock (determined as provided in subsection (g)). For purposes of this subsection (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be
(i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subsection (c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by subsection (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subsection (c) shall be substituted as (1) "the record date in the case of a dividend or other distribution," and (2) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (3) "the date fixed for such determination" within the meaning of subsections (a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subsection (a).

         (d) In case the Company shall pay or make a dividend or other distribution on the Common Stock exclusively in cash (excluding any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (i) the amount per share of Common Stock of the immediately preceding quarterly dividend on Common Stock to the extent such preceding quarterly dividend did not require an adjustment of the Conversion Price pursuant to this subsection (d) (as adjusted to reflect subdivisions or combinations of Common Stock), and (ii) 3.125% of the current market price per share determined as provided in subsection (g), and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(d) by a fraction of which the

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

numerator shall be the current market price per share (determined as provided in subsection (g)) of Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and of which the denominator shall be such current market price per share of the Common Stock (determined as provided in subsection (g)), such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subsection (g)) of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Debenture immediately prior to the record date for the distribution of the cash. If an adjustment is required to be made pursuant to this subsection (d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded as provided above. If an adjustment is required to be made pursuant to this subsection (d) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(e) by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of Common Stock on the Trading Day next succeeding the Expiration Time and of which the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of shares of the Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time.

         (f) In case a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall

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

expire and such tender or exchange offer shall involve the payment by a Person other than the Company or any Subsidiary of the Company of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the applicable Expiration Time that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the applicable Expiration Time in which as of the closing date of the offer the Board of Directors of the Company is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (f) by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time and of which the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time; provided, however, that the reduction of the Conversion Price contemplated by this subsection (f) will only be made if the tender offer or exchange offer is made for an amount which increases that Person's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and provided, further, that the reduction of the Conversion Price contemplated by this subsection (f) will not be made if as of the close of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

         (g) For the purpose of any computation under subsections (b), (c) or
(d), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten Trading Day period ending on the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if more than one event occurs that would require an adjustment pursuant to subsections (a) through (f), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 15.3, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

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

         (h) The Company may make such reductions in the Conversion Price, in addition to those required by subsections (a) through (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may elect to reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period, and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

         (j) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of Debentures.

         SECTION 15.4 MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         (a) In the event that the Company shall be a party to any transaction, (including without limitation (i) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange), pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Debenture immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, subject to funds being legally available for such purpose under applicable law at the time of such conversion.

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

         (b) The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV. The above provisions shall similarly apply to successive transactions of the foregoing type.

         SECTION 15.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

         So long as any Convertible Preferred Securities or Debentures are outstanding, whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Convertible Preferred Securities and the Debentures; and

         (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities and the Debentures at their last addresses as they appear upon the transfer books of the Insignia Trust and the Company.

         SECTION 15.6 PRIOR NOTICE OF CERTAIN EVENTS.

         In case:

         (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 15.3(c) or (d) or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 15.3(e);

         (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

         (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

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

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall (i) if any Convertible Preferred Securities are outstanding, cause to be filed with the Trustee and the transfer agent for the Convertible Preferred Securities, and shall cause to be mailed to the holders of record of the Convertible Preferred Securities, at their last addresses as they shall appear upon the transfer books of the Insignia Trust or
(ii) cause to be filed with the Trustee and mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         SECTION 15.7 DIVIDEND OR INTEREST REINVESTMENT PLANS.

         Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article XV.

         SECTION 15.8 CERTAIN ADDITIONAL RIGHTS.

         In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in Section 15.3 (c) or 15.3(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 15.3(d)), the Holder of Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of

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

the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         SECTION 15.9 RESERVATION OF SHARES OF COMMON STOCK.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury shares, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures.

         SECTION 15.10 PAYMENT OF CERTAIN TAXES UPON CONVERSION.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         SECTION 15.11 NONASSESSABILITY.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

         SECTION 15.12 DUTIES OF TRUSTEE REGARDING CONVERSION.

         Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of Debentures that is convertible into Common Stock to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture (or whether a supplemental indenture need be entered into), any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same.

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

Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debentures and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article XV or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company. All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.9.

         SECTION 15.13 REPAYMENT OF CERTAIN FUNDS UPON CONVERSION.

         Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Debentures and which shall not be required for such purposes because of the conversion of such Debentures as provided in this Article XV shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

         SECTION 15.14 RESTRICTIONS ON COMMON STOCK ISSUABLE UPON CONVERSION.

         (a) Shares of Common Stock to be issued upon conversion of a Debenture in respect of Restricted Preferred Securities (as defined in the Declaration) shall bear such restrictive legends as the Company may provide in accordance with applicable law. Neither the Trustee nor the Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legend on such Common Stock; provided, however, that the Trustee or the Conversion Agent shall have provided to the Company or to the Company's transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver to such Conversion Agent certificates for such Common Stock, written notice that the Convertible Preferred Securities delivered for conversion are Restricted Preferred Securities.

         (b) If shares of Common Stock to be issued upon conversion of a Debenture in respect of Restricted Preferred Securities are to be registered in a name other than that of the Holder of such Convertible Preferred Security, then the Person in whose name such shares of Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Convertible Preferred Security. Neither the Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of the Holder shares of Common Stock or such Certificate Preferred Securities issued upon conversion of any such Convertible Preferred Security in respect of such Convertible Preferred Securities not so accompanied by a properly completed certificate.

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

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

         SECTION 16.1 COMPLIANCE CERTIFICATES AND OPINIONS.

         Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture, except for certificates provided for in Section 5.5, shall include:

               (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of each such individual, the individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 16.2 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the

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

possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 16.3 NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Trustee Administration, or

               (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 16.4 NOTICE TO HOLDERS OF DEBENTURES; WAIVER.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Debentures of any event, such notice shall be sufficiently given to Holders of Debentures if in writing and mailed, first-class postage prepaid, to each Holder of a Debenture affected by such event, at the address of such Holder as it appears in the Debenture Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Debentures by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice mailed to any particular Holder of a Debenture shall affect the sufficiency of such notice with respect to other Holders of Debentures.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

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

         Waivers of notice by Holders of Debentures shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 16.5 LANGUAGE OF NOTICES, ETC.

         Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

         SECTION 16.6 CONFLICT WITH REQUIRED PROVISIONS OF THE TRUST INDENTURE
                      ACT.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

         SECTION 16.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 16.8 SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 16.9 SEPARABILITY CLAUSE.

         In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 16.10 BENEFITS OF INDENTURE.

         Nothing in this Indenture or the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Debentures Registrar and their successors hereunder and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 16.11 GOVERNING LAW.

         This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

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

         SECTION 16.12 LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, sinking fund payment date, Maturity or Stated Maturity of a Debenture shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debentures other than a provision in Debentures which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such succeeding Business Day.

         SECTION 16.13 EXECUTION IN COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              INSIGNIA FINANCIAL GROUP, INC.

                              By
                                --------------------------------------
                              Name:
                              Title:

                              [FIRST UNION NATIONAL BANK OF SOUTH CAROLINA]

                              By
                                --------------------------------------
                              Name:
                              Title:

                                    EXHIBIT A
                                    ---------

                                FORM OF DEBENTURE

                           {FORM OF FACE OF DEBENTURE}

         {IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING -- This Debenture is a Book Entry Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Convertible Debentures registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this Debenture is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co. or such other person or entity so named by The Depositary Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.}

         {IF THE DEBENTURE IS TO INCLUDE THE RESTRICTED SECURITIES LEGEND, INSERT THE FOLLOWING-- THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES, AND AGREES FOR THE BENEFIT OF INSIGNIA FINANCIAL GROUP, INC. (THE "COMPANY") THAT: (I) IT HAS ACQUIRED A "RESTRICTED SECURITY" THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF
(X) THE EARLIER OF THE ORIGINAL ISSUE DATE HEREOF AND THE ORIGINAL ISSUE DATE OF ANY PREDECESSOR OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (C) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEES FOR SUCH ISSUER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.}

[CUSIP No._____________________]

Certificate No._______________                                    $_____________

                         INSIGNIA FINANCIAL GROUP, INC.

                     10% CONVERTIBLE SUBORDINATED DEBENTURE

         Insignia Financial Group, Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________){ADD FOR GLOBAL DEBENTURE OR DEBENTURE ORIGINALLY ISSUED TO PROPERTY TRUSTEE: (as increased or decreased as indicated on Schedule A attached hereto)}on _________ __, 200_ [20th anniversary of the date of issuance], and to pay interest on said principal sum from _________ __, 200_ [the date of issuance], or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30, and December 31 of each year commencing _________ __, 200_ [the last day of the first quarter ending at least 15 Business Days after the date of issuance], at the rate of 10% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Debentures, as defined in said

Indenture) is registered on the Regular Record Date for such interest installment which shall be the close of business on the date 15 days prior to such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee (referred to on the reverse hereof) for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                   INSIGNIA FINANCIAL GROUP, INC.

                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

Attest:

By:
   -----------------------------
   Name:
   Title:

                     {FORM OF CERTIFICATE OF AUTHENTICATION}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures referred to in the within-mentioned Indenture.


Dated:______________________

[First Union National Bank of South Carolina], as Trustee

By:________________________
         Authorized Signatory

                         {FORM OF REVERSE OF DEBENTURE}

         This Convertible Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one series under and pursuant to an Indenture (the "Indenture") dated as of _________ __, 200_, duly executed and delivered between the Company and [First Union National Bank of South Carolina], as Trustee (the "Trustee"), to which Indenture (which term shall include, collectively, any and all indentures supplemental thereto) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Convertible Debentures. This series of Debentures is limited in aggregate principal amount as specified in the Indenture and is herein sometimes referred to as the "Convertible Debentures."

         Upon the occurrence and during the continuation of a Tax Event, in certain circumstances, this Convertible Debenture may become due and payable, in whole or in part, at the principal amount together with any interest accrued thereon, including Additional Payments (the "Special Redemption Price"). The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines.

         In addition, the Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 20 nor more than 60 days' notice, in whole or in part at any time on or after _________ __, 200_ [the date three years after the date of issuance] (an "Optional Redemption") at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional Payments, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning __________ __ [the month and day of issuance]:

                         Year                          Redemption Price
                         ----                          ----------------

          20__ [the third year after the year of            102.0%
          issuance
          20__ [the fourth year after the year of           101.0%
          issuance]
          20__ [the fifth year after the year of            100.0%
          issuance] and thereafter

         If Convertible Debentures are redeemed on any March 31, June 30, September 30, or December 31, accrued and unpaid interest shall be payable to Holders of record on the relevant record date, instead of the Holders on the Redemption Date.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

         If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed on a pro rata basis, in portions equal to $50 (or any integral multiple thereof) of the principal amount of Convertible Debentures.

         In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures and all interest accrued thereon (including any Additional Payments) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (a) change the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Debenture or make any change in the subordination provisions that adversely affects the rights of any Holders of any Debenture, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Debentures or a default with respect to certain covenants concerning the Insignia Trust more fully set forth in the Indenture or a default in respect of any provision in the Indenture that cannot be modified without the consent of the Holders of all Debentures affected thereby. Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

         No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

         As long as an Event of Default shall not have occurred and be continuing and certain other conditions have been satisfied, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest (including Additional Payments) then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law) to the Holders as they appear on the transfer records of the Company as of the first Regular Record Date after the Extended Interest Payment Period. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest (including all Additional Payments) then due, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Debenture Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in [Columbia, South Carolina] accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Holder of any Convertible Debenture has the right, exercisable at any time beginning __________ __, 20__ [the date of issuance] and prior to the close of business (New York time) on ________ __, 20__ [20th anniversary of the date of issuance] (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into that number of shares of Common Stock equal to the aggregate principal amount of Convertible Debentures to be converted plus all accrued and unpaid interest (including Additional Payments, if any) thereon through the Conversion Date divided by a Conversion Price of $14.00, subject to adjustment under certain circumstances.

         To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If any Holder surrenders a Convertible Debenture for conversion on or after the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, the interest payable on such Interest Payment Date will not be paid to the registered Holder of such Convertible Debenture on such Regular Record Date. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debentures converted plus accrued and unpaid interest (including Additional Payments, if any) thereon through the Conversion Date by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

         The Convertible Debentures are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures are exchangeable for a like aggregate principal amount of Convertible Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Convertible Debenture that are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                          {FORM OF ELECTION TO CONVERT}

                               ELECTION TO CONVERT

To:  Insignia Financial Group, Inc.


         The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of INSIGNIA FINANCIAL GROUP, INC. in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: __________, __
in whole                          in part

                                  Portion of Convertible Debenture to be
                                  converted ($50 or integral multiples thereof):

                                  $________________________________________


                                  Signature (for conversion only)
                                    Please Print or Typewrite Name and Address,
                                    Including Zip Code, and Social Security or
                                    Other Identifying Number

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  Signature Guarantee: (1) _____________________

(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert address and zip code of assignee)


and irrevocably appoints _____________________________________ agent to transfer this Convertible Debenture on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________

Signature: _________________

(Sign exactly as your name appears on the other side of this Convertible Debenture) Signature Guarantee(2): ________________________

(2) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                {TO BE ATTACHED TO GLOBAL DEBENTURE OR DEBENTURE

                     ORIGINALLY ISSUED TO PROPERTY TRUSTEE}

                                   SCHEDULE A

The original principal amount of this Debenture shall be $__________. The following increases or decreases in the principal amount of this Debenture have been made:

                                                               Principal amount        Signature of
                       Amount of           Amount of           of Debenture            authorized
Date of                increase in         decrease in         following               officer of Trustee
increase/decrease      principal amount    principal amount    increase/decrease       or Custodian
-----------------      ----------------    ----------------    -----------------       ------------























                                                                       EXHIBIT F
                                                                       ---------

                     FORM OF PREFERRED SECURITIES GUARANTEE

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                         INSIGNIA FINANCIAL GROUP, INC.

                          DATED AS OF             , 200
                                      --------- --     -

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I. DEFINITIONS AND INTERPRETATION.........................................................................1
     SECTION 1.1         DEFINITIONS AND INTERPRETATION...........................................................1

ARTICLE II. TRUST INDENTURE ACT...................................................................................4
     SECTION 2.1         TRUST INDENTURE ACT; APPLICATION.........................................................4
     SECTION 2.2         LISTS OF HOLDERS OF SECURITIES...........................................................4
     SECTION 2.3         REPORTS BY THE PREFERRED GUARANTEE TRUSTEE...............................................4
     SECTION 2.4         PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE..........................................4
     SECTION 2.5         EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.........................................5
     SECTION 2.6         EVENTS OF DEFAULT; WAIVER................................................................5
     SECTION 2.7         EVENT OF DEFAULT; NOTICE.................................................................5
     SECTION 2.8         CONFLICTING INTERESTS....................................................................6

ARTICLE III. POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE.............................................6
     SECTION 3.1         POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.....................................6
     SECTION 3.2         CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE............................................7
     SECTION 3.3         NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED SECURITIES GUARANTEE...............9

ARTICLE IV. PREFERRED GUARANTEE TRUSTEE..........................................................................10
     SECTION 4.1         PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY................................................10
     SECTION 4.2         APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE TRUSTEE.....................10

ARTICLE V. GUARANTEE ............................................................................................11
     SECTION 5.1         GUARANTEE...............................................................................11
     SECTION 5.2         WAIVER OF NOTICE AND DEMAND.............................................................11
     SECTION 5.3         OBLIGATIONS NOT AFFECTED................................................................11
     SECTION 5.4         RIGHTS OF HOLDERS.......................................................................12
     SECTION 5.5         GUARANTEE OF PAYMENT....................................................................13
     SECTION 5.6         SUBROGATION.............................................................................13
     SECTION 5.7         INDEPENDENT OBLIGATIONS.................................................................13

ARTICLE VI. LIMITATION OF TRANSACTIONS; SUBORDINATION............................................................13
     SECTION 6.1         LIMITATION OF TRANSACTIONS..............................................................13
     SECTION 6.2         RANKING.................................................................................14

ARTICLE VII. TERMINATION ........................................................................................14

     SECTION 7.1         TERMINATION.............................................................................14

ARTICLE VIII. INDEMNIFICATION....................................................................................14
     SECTION 8.1         EXCULPATION.............................................................................14
     SECTION 8.2         INDEMNIFICATION.........................................................................15

ARTICLE IX. MISCELLANEOUS........................................................................................15
     SECTION 9.1         SUCCESSORS AND ASSIGNS..................................................................15
     SECTION 9.2         AMENDMENTS..............................................................................15
     SECTION 9.3         NOTICES.................................................................................16
     SECTION 9.4         BENEFIT.................................................................................16
     SECTION 9.5         GOVERNING LAW...........................................................................17

                  PREFERRED SECURITIES GUARANTEE AGREEMENT


         This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of _____________ __, 200_, is executed and delivered by Insignia Financial Group, Inc., a Delaware corporation (the "Guarantor"), and [First Union National Bank of South Carolina], as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Insignia Financing II, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of _____________ __, 200_, among the trustees of the Issuer named therein and the Guarantor, as sponsor, the Issuer is issuing __________ preferred securities, having an aggregate liquidation amount of
________________, designated the 10% Trust Convertible Preferred Securities (the "Preferred Securities");

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, as of the date hereof the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1 DEFINITIONS AND INTERPRETATION

         In this Preferred Securities Guarantee, unless the context otherwise requires:

            (a) Capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

            (b) Terms defined in the Declaration s at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

            (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

            (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

            (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

            (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

            (g) a reference to the singular includes the plural and vice versa.

         "AUTHORIZED OFFICER" of a Person means any Person that is authorized to bind such Person; provided, however, that the Authorized Officer signing an Officers' Certificate given pursuant to Section 314(a)(4) of the Trust Indenture Act shall be the principal executive, financial or accounting officer of such Person.

         "CORPORATE TRUST OFFICE" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at [1441 Main Street, Fourth Floor, Columbia, South Carolina 29201].

         "COVERED PERSON" means any Holder or beneficial owner of Preferred Securities.

         "EVENT OF DEFAULT" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

         "DEBENTURES" means the 10% Convertible Subordinated Debentures due 20__ [20th anniversary of the year of issuance] issued pursuant to the Indenture.

         "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid Distributions to the date of the redemption, to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and
(b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "HOLDER" shall mean any holder, as registered on the books and records of the Issuer of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "INDEMNIFIED PERSON" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "INDENTURE" means the Indenture dated as of _____________ __, 200_, among the Guarantor (the "Debenture Issuer") and [First Union National Bank of South Carolina], as trustee.

         "MAJORITY IN LIQUIDATION AMOUNT OF THE PREFERRED SECURITIES" means, except as provided by the Trust Indenture Act, a vote by Holders of Preferred Securities, voting separately as a class, representing 50% or more of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities then outstanding.

         "PREFERRED GUARANTEE TRUSTEE" means [First Union National Bank of South Carolina], until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "RESPONSIBLE OFFICER" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "SUCCESSOR PREFERRED GUARANTEE TRUSTEE" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "TRUST SECURITIES" means the Common Securities and the Preferred Securities.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II.

                               TRUST INDENTURE ACT

         SECTION 2.1 TRUST INDENTURE ACT; APPLICATION

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

         (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2 LISTS OF HOLDERS OF SECURITIES

         (a) The Guarantor shall provide, (i) semiannually, not later than March 31 and September 30 of each year, a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee in its capacity as trustee under the Declaration, and in the absence of the provision of any such List of Holders to the Preferred Guarantee Trustee, then notice shall be deemed to have been given to the Preferred Guarantee Trustee that the List of Holders has not changed since the most recent List of Holders. The Preferred Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent under the Declaration (if acting in such capacity), provided, however, that the Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3 REPORTS BY THE PREFERRED GUARANTEE TRUSTEE

         Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4 PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE

         The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any), for transmission to Holders of

Preferred Securities as may be required by such Section 314, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT

         The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

         SECTION 2.6 EVENTS OF DEFAULT; WAIVER

         The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 2.7 EVENT OF DEFAULT; NOTICE

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice or a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge.

         SECTION 2.8 CONFLICTING INTERESTS

         The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III.

                          POWERS, DUTIES AND RIGHTS OF

                           PREFERRED GUARANTEE TRUSTEE

         SECTION 3.1 POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE

         (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) Subject to the rights of any Holder of Preferred Securities to proceed directly against the Guarantor to enforce this Preferred Securities Guarantee, if an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

         (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Preferred Guarantee
               Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Preferred
               Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not, on their face, they conform to the requirements of this Preferred Securities Guarantee, but shall otherwise have no duty to determine the accuracy or completeness thereof or whether the same comply with applicable laws;

               (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

               (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         SECTION 3.2 CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE

         (a) Subject to the provisions of Section 3.1:

               (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

               (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

               (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

               (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

               (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, from its obligations expressly created hereunder to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

               (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action;

               (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

               (xi) The Preferred Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED
                     SECURITIES GUARANTEE

         The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV.

                           PREFERRED GUARANTEE TRUSTEE

         SECTION 4.1 PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY

         (a) There shall at all times be a Preferred Guarantee
Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
         Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2 APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE TRUSTEE

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Preferred Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

         (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

         (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE V.

                                    GUARANTEE

         SECTION 5.1 GUARANTEE

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.2 WAIVER OF NOTICE AND DEMAND

         The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3 OBLIGATIONS NOT AFFECTED

         The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4 RIGHTS OF HOLDERS

         (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

         (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee 's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity.

         (c) Any Holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against the Guarantor to obtain Guarantee Payments, without first waiting to determine if the Preferred Guarantee Trustee has enforced this Preferred Security Guarantee or instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity.

         (d) The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

         SECTION 5.5 GUARANTEE OF PAYMENT

         This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

         SECTION 5.6 SUBROGATION

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7 INDEPENDENT OBLIGATIONS

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI.

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1 LIMITATION OF TRANSACTIONS

         So long as any Preferred Securities remain outstanding, if an Event of Default or an event of default under the Declaration shall have occurred and be continuing, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock,

         (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures, and (c) the Guarantor shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by the Guarantor where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

         SECTION 6.2 RANKING

         This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred stock of any subsidiary or affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock. If the Guarantor does not make principal or interest payments on the Debentures, the Issuer will not have sufficient funds to redeem or make distributions on the Preferred Securities, in which event this Preferred Securities Guarantee will not apply to such redemptions or distributions until the Issuer has sufficient funds available therefor.

         If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee will be subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

                                  ARTICLE VII.

                                   TERMINATION

         SECTION 7.1 TERMINATION

         This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, or (ii) upon the distribution of the Debentures to the Holders, or (iii) upon full payment of the amounts payable upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must repay to the Issuer or the Guarantor, or their successors, any payment of any sums paid to them under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

         SECTION 8.1 EXCULPATION

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

         SECTION 8.2 INDEMNIFICATION

         The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

         When the Preferred Guarantee Trustee incurs expenses or renders services in connection with an event of default specified in Section 7.1(e) or
Section 7.1(f) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.1 SUCCESSORS AND ASSIGNS

         All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

         SECTION 9.2 AMENDMENTS

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of not less than 66-2/3% in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the manner of obtaining any such approval.

         SECTION 9.3 NOTICES

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                  [First Union National Bank of South Carolina]
                  [1441 Main Street, Fourth Floor]
                  [Columbia, South Carolina  29201]
                  Attention:  Corporate Trust Department

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                  Insignia Financial Group, Inc.
                  200 Park Avenue
                  New York, New York 10166
                  Attention: General Counsel

         (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.4 BENEFIT

         This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

         SECTION 9.5 GOVERNING LAW

         THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                   INSIGNIA FINANCIAL GROUP, INC., as Guarantor

                                   By: /s/
                                       ----------------------------------
                                   Name:
                                   Title:

                                   [FIRST UNION NATIONAL BANK OF SOUTH
                                   CAROLINA], as Preferred Guarantee Trustee

                                   By: /s/
                                      ------------------------------------
                                   Name:
                                   Title:  Vice President

                                                                       EXHIBIT G
                                                                       ---------

                       FORM OF COMMON SECURITIES GUARANTEE

             -------------------------------------------------------
                      COMMON SECURITIES GUARANTEE AGREEMENT

                         INSIGNIA FINANCIAL GROUP, INC.

                        Dated as of ______________, 200_

             -------------------------------------------------------

                      COMMON SECURITIES GUARANTEE AGREEMENT

         This COMMON SECURITIES GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of ___________, 200_, is executed and delivered by Insignia Financial Group, Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Insignia Financing II, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________ __, 200_ the trustees of the Issuer named therein and the Guarantor, as sponsor, the Issuer is issuing on the date hereof _________ common securities, having an aggregate liquidation amount of $___________, designated the 10% Trust Convertible Common Securities (the "Common Securities");

         WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, as of the date hereof the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holder of Preferred Securities to receive payments under the Preferred Securities Guarantee.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.1       DEFINITIONS AND INTERPRETATION

         In this Common Securities Guarantee, unless the context otherwise requires:

         (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) Terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

         (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

         (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

         (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

         (f) a reference to the singular includes the plural and vice versa.

         "Guarantee Payments" means the following payments and distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid Distributions to the date of the redemption, to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of the payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Holder" shall many any holder, as registered on the books and records of the Issuer of any Common Securities.

         "Preferred Securities" means the securities representing preferred undivided beneficial interests in the assets of the Issuer.

                                   ARTICLE II

                                    GUARANTEE

         SECTION 2.1       GUARANTEE

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert). The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 2.2       WAIVER OF NOTICE AND DEMAND

         The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 2.3 OBLIGATIONS NOT AFFECTED

         The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e)  any  invalidity  of,  or  defect  or  deficiency  in,  the  Common
Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

SECTION 2.4       RIGHTS OF HOLDERS

         Any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 2.5       GUARANTEE OF PAYMENT

         This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6       SUBROGATION

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee or the Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7       INDEPENDENT OBLIGATIONS

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                  ARTICLE III
                     LIMITATION OF TRANSACTIONS; SUBROGATION

SECTION 3.1       LIMITATION OF TRANSACTIONS

         So long as any Common Securities remain outstanding, if the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or there shall have occurred and be continuing any Event of Default, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, any of its capital stock, (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures, and (c) the Guarantor shall not make any guarantee payments (other than pursuant to the Preferred Securities Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by the Guarantor where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

         SECTION 3.2 RANKING

         This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures and the Preferred Securities Guarantee, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred stock of any subsidiary or affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock. If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee will be subordinated to the rights of holders of Preferred Securities to receive payments under the Preferred Securities Guarantee

                                   ARTICLE IV

                                   TERMINATION

         SECTION 4.1 TERMINATION

         This Common Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Common Securities, or (ii) upon the distribution of the Debentures to the Holders, or (iii) upon full payment of the amounts payable upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must repay to the Issuer or the Guarantor, or their successors, any payment of any sums paid to them under the Common Securities or under this Common Securities Guarantee.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1 SUCCESSORS AND ASSIGNS

         All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

         SECTION 5.2 AMENDMENTS

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of not less than 66 2/3% in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distribution to the date upon which the voting percentages are determined) of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the manner of obtaining any of such approval.

         SECTION 5.3 NOTICES

         All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Issuer, in care of the Regular trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                  Insignia Financing Trust II
                  c/o Insignia Financial Group, Inc.
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  Adam B. Gilbert, Trustee

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                  Insignia Financing Group, Inc.
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  General Counsel

         (c) If given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 5.4 BENEFIT

         This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable for the Common Securities.

         SECTION 5.5 GOVERNING LAW

         THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                  INSIGNIA FINANCIAL GROUP, INC.

                                  as Guarantor

                                  By:

                                     --------------------------------
                                  Name:
                                  Title:

                                TABLE OF CONTENTS


                                                                                                               Page

1.   Definitions..................................................................................................1

2.   REGISTRATION UNDER THE SECURITIES ACT........................................................................5

      2.1   Demand Registration...................................................................................5
      2.2   Incidental Registration...............................................................................7
      2.3   S-3 Registration; Shelf Registration..................................................................9
      2.4   Expenses.............................................................................................10
      2.5   Underwritten Offerings...............................................................................10
      2.6   Conversions; Exercises...............................................................................11
      2.7   Postponements........................................................................................11

3.   HOLDBACK ARRANGEMENTS.........................................................................................

      3.1   Restrictions on Sale by Stockholders Owning Registrable Securities...................................12
      3.2   Restrictions on Sale by the Company and Others.......................................................12

4.   REGISTRATION PROCEDURES.....................................................................................13

      4.1   Obligations of the Company...........................................................................13
      4.2   Seller Information...................................................................................17
      4.3   Notice to Discontinue................................................................................17

5.   INDEMNIFICATION; CONTRIBUTION...............................................................................17

      5.1   Indemnification by the Company.......................................................................17
      5.2   Indemnification by Stockholders......................................................................18
      5.3   Conduct of Indemnification Proceedings...............................................................18
      5.4   Contribution.........................................................................................19
      5.5   Other Indemnification................................................................................20
      5.6   Indemnification Payments.............................................................................20

6.   GENERAL.....................................................................................................20

      6.1   Registration Rights to Others........................................................................20
      6.2   Availability of Information..........................................................................20
      6.3   Amendments and Waivers...............................................................................21
      6.4   Notices..............................................................................................21
      6.5   Successors and Assigns...............................................................................22
      6.6   Counterparts.........................................................................................23
      6.7   Descriptive Headings, Etc............................................................................23
      6.8   Severability.........................................................................................23
      6.9   Governing Law........................................................................................23
      6.10  Remedies; Specific Performance.......................................................................23
      6.11  Entire Agreement.....................................................................................24
      6.12  Nominees for Beneficial Owners.......................................................................24
      6.13  Consent to Jurisdiction; Waiver of Jury..............................................................24
      6.14  Further Assurances...................................................................................25
      6.15  Construction.........................................................................................25

                                                                       EXHIBIT H
                                                                       ---------

              FORM OF OPINION OF PROSKAUER ROSE LLP IN THE EVENT OF
                        AN EXCHANGE FOR TOPR SECURITIES

                                                                       EXHIBIT H



[Date]

To the Investors parties to the
Exchange Agreement
dated as of June 18, 2002, by and among
the Company and such Investors

Ladies and Gentlemen:

We have acted as special counsel for Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and Insignia Financing II, a Delaware business trust (the "Trust"), in connection with the exchange of ________ shares of its Series B Convertible Preferred Stock (the "Series B Preferred Stock"), ________ shares of its Series A Convertible Preferred Stock (the "Series A Preferred Stock") and $________ aggregate principal amount of Notes (the "Notes") issued under the Credit Agreement, dated as of June 7, 2002, by and among the Company, the financial institutions party thereto and Madeleine L.L.C., as administrative agent, for an aggregate of ________ shares of Trust Convertible Preferred Securities (the "TOPrS"), pursuant to the Exchange Agreement (the "Agreement"), dated as of June 18, 2002, by and among you and the Company. We are giving this opinion pursuant to Section 7.1(g) of the Agreement. All capitalized terms used but not defined in this opinion have the meanings given them in the Agreement or the other Transaction Documents (as defined below), as the case may be.

In giving this opinion, we have examined:

     (i)       the Agreement;

     (ii) the Certificate of Trust of the Trust, dated ______, 20___, as filed in the office of the Secretary of State of the State of Delaware;

     (iii) an Amended and Restated Declaration of Trust, dated _______, 20____ (the "Declaration"), entered into by and among the Company, the trustees of the Trust named therein and the holders from time to time of undivided beneficial interest in the Trust;

     (iv) an Indenture, dated as of _____, 20____ (the "Indenture"), related to the 10% Convertible Subordinated Debentures issued by the Company to the Trust;

     (v) the Preferred Securities Guarantee Agreement, dated as of ____, 20___ (the "Preferred Securities Guarantee Agreement");

     (vi) the Common Securities Guarantee Agreement, dated as of _____, 20______ (collectively with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"); and

     (vii) the Registration Rights Agreement, dated as of ____, 20____, among you, the Trust and the Company (the "Rights Agreement").

To the Investors parties to the
Exchange Agreement
[Date]
Page 2


The documents referred to in items (i) through (vii) above, inclusive, are referred to collectively as the "Transaction Documents" (which term excludes all agreements, instruments, certificates and documents referred to in the documents listed in (i) through (vii) above that are not the documents themselves expressly listed in (i) through (vii) above).

In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party in the Transaction Documents and have relied upon certificates of officers of the Company and oral and written statements of certain public officials. We also have assumed, with your permission and without any independent verification, compliance by each party to the Transaction Documents (other than the Company) with its agreements in the respective Transaction Documents, and that each Transaction Document constitutes the legal, valid and binding obligation of each party to it (other than the Company and the Trust) and is enforceable against each such party in accordance with its terms. In addition, we have assumed, with your permission and without any independent verification, that:

(a) the execution, delivery and performance of each of such party's obligations under the Transaction Documents does not and will not violate, breach or constitute a default under, or require any consent under, (i) any statute, rule, law or regulation to which the Company or the Trust is subject (other than statutes, rules and regulations as to which we express our opinion in paragraph 8 below), (ii) any order, writ, injunction or decree of any Governmental Authority or any arbitral award or (iii) any agreement or instrument to which the Company or the Trust or their respective properties are subject; and

(b) no approval, authorization or other action by, or filing with, any Governmental Authority (other than those as to which we express our opinion in paragraph 9 below) is required to authorize or is required in connection with the execution, delivery or performance by the Company and the Trust of the Transaction Documents or the transactions contemplated by the Transaction Documents.

Whenever in this opinion any statement is made to "our knowledge" or any statement refers to matters "known to us," it means that none of the attorneys in our firm who have been directly involved in acting as special counsel to the Company and the Trust in connection with the transactions provided for in the Transaction Documents presently have actual knowledge and conscious awareness of any fact that would render the statement inaccurate.

Based upon and subject to the foregoing and the comments and qualifications set forth below, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease or operate its properties and to conduct its business as presently conducted.

2. The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 296,417 shares are designated as Series A Convertible Preferred Stock and 176,523 shares are designated Series B Preferred Stock.

3. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Transaction Documents have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to approve and authorize the

To the Investors parties to the
Exchange Agreement
[Date]
Page 3


execution and delivery of the Transaction Documents, the execution and filing of the Certificate of Trust, the issuance of the TOPrS and the common securities of the Trust pursuant to the Transaction Documents, the Common Stock issuable upon conversion of the TOPrS or the Convertible Subordinated Debentures and the consummation of the transactions contemplated by the Transaction Documents in accordance with the terms thereof. The Certificate of Trust has been duly executed by the Company and submitted for filing by the Secretary of State of the State of Delaware.

4. (a) The Agreement and the Rights Agreement have been duly executed and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (b) The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) The Preferred Guarantee Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Preferred Guarantee Trustee, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (d) The Subordinated Convertible Debentures have been duly authorized and, when executed by the Company, authenticated by the Indenture Trustee, issued in accordance with the Indenture and delivered to the Trust against payment therefor, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The shares of Common Stock issuable upon conversion of the TOPrS or the Convertible Subordinated Debentures, as the case may be, have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the Declaration or the Indenture, as the case may be, will be validly issued, fully paid and non-assessable and free of preemptive rights.

6. Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph, (a) the execution and delivery of the Transaction Documents, (b) the filing by the Secretary of State of the State of Delaware of the Certificate of Trust, (c) the issuance of the TOPrS pursuant to the Declaration and the Agreement and the Common Stock issuable upon conversion of the TOPrS by the Company, (d) the issuance of the Convertible Subordinated Debentures pursuant to the Indenture and the Common Stock issuable upon conversion of the Convertible Subordinated Debentures, (e) the consummation of the transactions contemplated by the Transaction Documents, and (f) the compliance by the Company with any of the provisions of the Transaction Documents will not, except as set forth in the Agreement, (1) conflict with, violate or result in any breach of the Certificate of Incorporation or By-laws of the Company or (2) violate any federal, New York or Delaware General Corporation Law statute or law binding on the Company or any of its properties or assets, excluding from the foregoing clause (1) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect and would not affect the validity of the issuance of the Convertible Subordinated Debentures or of the Common Stock issuable upon conversion of the TOPrS or the Convertible Subordinated Debentures.

9. Except for (a) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, (b) applicable requirements, if any, under Blue Sky Laws, as to which we express no opinion, (c) the filing of a registration statement as set forth in the Rights Agreement, (d) the qualification of the Declaration, the Indenture and the Preferred Securities Guarantee Agreement under the Trust Indenture Act of 1939, and (e) the listing with The New York Stock Exchange, Inc. of the TOPrS, the Convertible Subordinated Debentures and the shares of Common Stock issuable upon conversion of the TOPrS and the Convertible Subordinated Debentures, no filing, consent,

To the Investors parties to the
Exchange Agreement
[Date]
Page 4



approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company in connection with the execution and delivery of the Transaction Documents by the Company, the issuance of TOPrS pursuant to the Declaration and the Agreement and as dividends on the TOPrS, the issuance of Convertible Subordinated Notes pursuant to the Indenture and the issuance of Common Stock issuable upon conversion of the TOPrS or the Convertible Subordinated Debentures or the consummation by the Company of the transactions contemplated by the Transaction Documents.

10. Neither the Trust, the Company, nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder.

In rendering the foregoing opinions, we express no opinion as to the applicability of or compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing opinions are subject to the following comments and qualifications:

The enforceability of each Transaction Document against the Company that it is a party to may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing. In addition, we express no opinion as to the enforceability of (i) self-help provisions, (ii) provisions that purport to establish evidentiary standards,
(iii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws, (iv) provisions relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted or (v) provisions that allow cumulative remedies. Our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents is rendered in reliance on N.Y. Gen. Oblig. Law (Section) 5-1401 and 1402, to the extent applicable, and is based on the assumptions that each Transaction Document would be interpreted by a New York State court or a federal court located in, and applying the law of, the State of New York.

This opinion is limited to the federal law of the United States, the Delaware General Corporation Law and the law of the State of New York, and we express no opinion as to the law of any other jurisdiction.

This opinion is addressed to you and is solely for your benefit and only in connection with the transactions contemplated by the Transaction Documents. This opinion may not be used or relied upon by you for any other purpose or furnished to, filed with, circulated, quoted or relied upon by any other person, firm, corporation or other entity for any purpose without our prior written consent.

Very truly yours

                                                                       EXHIBIT I
                                                                       ---------

              FORM OF OPINION OF PROSKAUER ROSE LLP IN THE EVENT OF
                    AN EXCHANGE FOR SERIES C PREFERRED STOCK

                                                                       EXHIBIT I


[Date]



To the Investors parties to
the Exchange Agreement
dated as of June 18, 2002, by and among
the Company and such Investors

Ladies and Gentlemen:

We have acted as special counsel for Insignia Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the exchange by the Company of _________ shares of its Series B Convertible Preferred Stock (the "Series B Preferred Stock"), ________ shares of its Series A Convertible Preferred Stock (the "Series A Preferred Stock") and $________ aggregate principal amount of Notes (the "Notes", and collectively with the Series A Preferred Stock and the Series B preferred Stock, the "Securities") issued under the Credit Agreement, dated as of June 7, 2002, by and among the Company the financial institutions party thereto and Madeleine L.L.C., as administrative agent, for an aggregate of ________ shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") of the Company, pursuant to the Exchange Agreement (the "Agreement"), dated as of June 18, 2002, among you and the Company. We are giving this opinion pursuant to Section 7.1(g) of the Agreement. All capitalized terms used but not defined in this opinion have the meanings given them in the Agreement.

In giving this opinion, we have examined:

     (i)       the Agreement;

     (ii) the Certificate of Designation of the Series C Preferred Stock of the Company, dated _____, 20____ (the "Certificate of Designation"), and

     (iii) the Registration Rights Agreement, dated as of ____, 20____, among you and the Company (the "Rights Agreement").

The documents referred to in items (i) through (iii) above, inclusive, are referred to collectively as the "Transaction Documents" (which term excludes all agreements, instruments, certificates and documents referred to in the documents listed in (i) through (iii) above that are not the documents themselves expressly listed in (i) through (iii) above).

In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party in the Transaction Documents and have relied upon certificates of officers of the Company and oral and written statements of certain public officials. We

To the Investors parties to the
Exchange Agreement
[Date]
Page 2


also have assumed, with your permission and without any independent verification, compliance by each party to the Transaction Documents (other than the Company) with its agreements in the respective Transaction Documents, and that each Transaction Document constitutes the legal, valid and binding obligation of each party to it (other than the Company) and is enforceable against each such party in accordance with its terms. In addition, we have assumed, with your permission and without any independent verification, that:

(a) the execution, delivery and performance of each of such party's obligations under the Transaction Documents does not and will not violate, breach or constitute a default under, or require any consent under, (i) any statute, rule, law or regulation to which the Company is subject (other than statutes, rules and regulations as to which we express our opinion in paragraph 7 below), (ii) any order, writ, injunction or decree of any Governmental Authority or any arbitral award or (iii) any agreement or instrument to which the Company or its properties are subject; and

(b) no approval, authorization or other action by, or filing with, any Governmental Authority (other than those as to which we express our opinion in paragraph 8 below) is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated by the Transaction Documents.

Whenever in this opinion any statement is made to "our knowledge" or any statement refers to matters "known to us," it means that none of the attorneys in our firm who have been directly involved in acting as special counsel to the Company in connection with the transactions provided for in the Transaction Documents presently have actual knowledge and conscious awareness of any fact that would render the statement inaccurate.

Based upon and subject to the foregoing and the comments and qualifications set forth below, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease or operate its properties and to conduct its business as presently conducted.

2. The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 296,417 shares are designated as Series A Convertible Preferred Stock, 176,523 shares are designated Series B Preferred Stock and _______ shares are designated as Series C Preferred Stock.

3. The Company has all requisite corporate power and authority to execute and deliver the Agreement and the Rights Agreement, to execute and file the Certificate of Designation and to consummate the transactions contemplated thereby in accordance with the terms thereof and to issue the Series C Preferred Stock pursuant to the Agreement and as dividends on the Series C Preferred Stock and the Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with the terms of the Certificate of Designation. The execution and delivery of the Agreement and the Rights Agreement, the execution and filing of the Certificate of Designation and the issuance of the Series C Preferred Stock pursuant to the Agreement and as dividends on the Series C Preferred Stock and of the Common Stock issuable upon conversion of the Series C Preferred Stock have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of the Agreement and the Rights Agreement, the execution and filing of the Certificate of Designation, the issuance of the Series C Preferred Stock pursuant to the Agreement and as dividends on the Series C Preferred Stock and the Common Stock issuable upon conversion of the Series C Preferred Stock and the consummation of the transactions contemplated by the Transaction Documents in accordance with the terms thereof. The Agreement and the Rights Agreement have been duly executed and

To the Investors parties to the
Exchange Agreement
[Date]
Page 3



delivered by the Company, the Certificate of Designation have been duly executed by the Company in accordance with the Delaware General Corporation Law and submitted for filing by the Secretary of State of the State of Delaware, and each of the Agreement and the Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. The Series C Preferred Stock to be exchanged by the Company pursuant to the Agreement, when issued and delivered by the Company against the delivery and surrender to the Company of the Securities by the Investors pursuant to the Agreement, will be validly issued, fully paid and non-assessable.

5. The shares of Series C Preferred Stock issuable as dividends on the Series C Preferred Stock have been duly authorized and reserved for issuance as dividends on the Series C Preferred Stock and, when issued as dividends on the Series C Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

6. The shares of Common Stock issuable upon conversion of the Series C Preferred Stock have been duly authorized and reserved for issuance upon conversion of the Series C Preferred Stock and, when issued upon conversion of the Series C Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights.

7. Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph, (a) the execution and delivery of the Agreement and the Rights Agreement, (b) the filing by the Secretary of State of the State of Delaware of the Certificate of Designation, (c) the issuance of the Series C Preferred Stock pursuant to the Agreement and as dividends on the Series C Preferred Stock and the Common Stock issuable upon conversion of the Series C Preferred Stock by the Company, (d) the consummation of the transactions contemplated by the Transaction Documents and (e) the compliance by the Company with any of the provisions of the Transaction Documents will not, except as set forth in the Agreement, (1) conflict with, violate or result in any breach of the Certificate of Incorporation or By-laws of the Company or (2) violate any federal, New York or Delaware General Corporation Law statute or law binding on the Company or any of its properties or assets, excluding from the foregoing clause (1) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect and would not affect the validity of the issuance of the Series C Preferred Stock or of the Common Stock issuable upon conversion of the Series C Preferred Stock.

8. Except for (a) the filing of the Certificate of Designation by the Secretary of State of the State of Delaware, (b) applicable requirements, if any, under Blue Sky Laws, as to which we express no opinion, (c) the filing of a registration statement as set forth in the Rights Agreement, and (d) the listing with The New York Stock Exchange, Inc. of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company in connection with the execution and delivery of the Agreement and the Rights Agreement by the Company, the issuance of the Series C Preferred Stock pursuant to the Agreement and as dividends on the Series C Preferred Stock and the Common Stock issuable upon conversion of the Series C Preferred Stock by the Company or the consummation by the Company of the transactions contemplated by the Agreement and the Rights Agreement.

In rendering the foregoing opinions, we express no opinion as to the applicability of or compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing opinions are subject to the following comments and qualifications:

To the Investors parties to the
Exchange Agreement
[Date]
Page 4


The enforceability of each Transaction Document against the Company that is a party to it may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing. In addition, we express no opinion as to the enforceability of (i) self-help provisions, (ii) provisions that purport to establish evidentiary standards,
(iii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws, (iv) provisions relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted or (v) provisions that allow cumulative remedies. Our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents is rendered in reliance on N.Y. Gen. Oblig. Law (Section) 5-1401 and 1402, to the extent applicable, and is based on the assumptions that each Transaction Document would be interpreted by a New York State court or a federal court located in, and applying the law of, the State of New York.

This opinion is limited to the federal law of the United States, the Delaware General Corporation Law and the law of the State of New York, and we express no opinion as to the law of any other jurisdiction.

This opinion is addressed to you and is solely for your benefit and only in connection with the transactions contemplated by the Transaction Documents. This opinion may not be used or relied upon by you for any other purpose or furnished to, filed with, circulated, quoted or relied upon by any other person, firm, corporation or other entity for any purpose without our prior written consent.

Very truly yours,

                                                                       EXHIBIT J
                                                                       ---------

                   FORM OF OPINION OF SPECIAL DELAWARE COUNSEL

1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

2. Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority to own its property and conduct its business.

3. The TOPR securities have been duly authorized by the Declaration and, when executed by the Trust and authenticated by the Property Trustee in accordance with the Declaration and delivered to the Investors in exchange for the Securities pursuant to and in accordance with the Exchange Agreement, will be validly issued and will be fully paid and non-assessable undivided interests in the assets of the Trust. Holders of the TOPR securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

4. Under the Delaware Business Trust Act and the Declaration, the issuance of the TOPR securities is not subject to any preemptive or similar rights.

5. Under the Delaware Business Trust Act and the Declaration, the Trust has full legal right, power and authority to execute, deliver and perform the Registration Rights Agreement and to consummate the transactions provided for therein, and to issue and perform its obligations under the TOPR securities. Under the Delaware Business Trust Act, the Registration Rights Agreement has been duly and validly authorized by the Trust.

6. The Declaration constitutes the legal, valid and binding agreement of Insignia and the Trustees, enforceable against Insignia and the Trustees in accordance with its terms (except as such enforceability may be limited by the provisions of Article [9] of the Certificate of Trust of the Trust regarding arrangements with creditors and by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, or other similar laws relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws).

7. The issuance and sale by the TOPR securities, the execution and delivery by the Trust of, and the performance by the Trust of its obligations under the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder, (A) do not contravene any provision of applicable Delaware law or administrative regulation thereunder, the Declaration or the Trust's Certificate of Trust, and
         (B) do not require any consent, approval, order or authorization of any Delaware court or Delaware governmental authority or agency under the laws of the State of Delaware.